Exhibit 10.2

Confidential

EXCHANGE AGREEMENT

by and among

KLDISCOVERY INC.

and

THE PARTICIPATING HOLDER PARTIES NAMED HEREIN

dated as of

July 3, 2024

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TABLE OF CONTENTS

Page

ARTICLE 1 EXCHANGE OF DEBENTURES		1
1.01	Exchange of Debentures	1
1.02	Pre-Closing Revisions to Schedule I Allocations	2
1.03	Adjustments	2
1.04	Withholding	3
ARTICLE 2 CLOSING		3
2.01	Closing	3
2.02	Restructuring Transactions	4
2.03	Further Assurances	4
2.04	Closing Tax Document Deliverables	4
ARTICLE 3 REPRESENTATIONS AND WARRANTIES CONCERNING THE COMPANY ENTITIES		4
3.01	Organization; Power and Authority	4
3.02	Authorization; Non-Contravention	5
3.03	Capitalization and Related Matters	6
3.04	Litigation	7
3.05	Brokerage	7
3.06	Disclaimer; Acknowledgment; Non-Reliance	7
3.07	Compensation Plans	8
3.08	Opinion of Financial Advisor	8
ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF THE PARTICIPATING HOLDERS		8
4.01	Organization; Power and Authority	8
4.02	Authorization; No Breach	8
4.03	Title to Existing Debentures	9
4.04	Litigation	10
4.05	Investment Representations	10
4.06	Disclaimer; Acknowledgment; Non-Reliance	10
ARTICLE 5 COVENANTS AND AGREEMENTS		11
5.01	Covenants of the	11
5.02	Negative Covenants of the Company Entities	13
5.03	Company Stockholders’ Meeting	14
5.04	Amendment of Charter and Bylaws	14
5.05	Mutual Releases	14

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5.06	Publicity; Press Releases and Announcements	15
5.07	Additional Provisions Regarding Company’s Commitments.	15
ARTICLE 6 CONDITIONS TO CLOSING		15
6.01	Conditions to the Obligations of All Parties	15
6.02	Additional Conditions to the Obligations of the Company	16
6.03	Additional Conditions to the Obligations of the Participating Holders	16
ARTICLE 7 TERMINATION		18
7.01	Termination	18
7.02	Effect of Termination	19
ARTICLE 8 DEFINITIONS		19
8.01	Definitions	19
8.02	Usage	26
ARTICLE 9 MISCELLANEOUS		27
9.01	Expenses	27
9.02	Notices	27
9.03	Complete Agreement	28
9.04	Amendment and Waiver	28
9.05	Assignment	29
9.06	Severability	29
9.07	Captions	29
9.08	Counterparts	29
9.09	Third Party Beneficiaries	29
9.10	Specific Performance	29
9.11	Governing Law	30
9.12	CONSENT TO JURISDICTION	30
9.13	WAIVER OF JURY TRIAL	30
9.14	No Strict Construction	31
9.15	Non-Recourse	31
9.16	Survival	31
9.17	Securities Purchase Agreement Amendment	32

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EXHIBITS AND SCHEDULES

Exhibit A – Form of Amended Charter

Exhibit B – Form of Amended Bylaws

Exhibit C – Form of New Stockholders’ Agreement

Exhibit D – Form of OTPP Designee Subscription Agreement

Exhibit E – Form of RRA Termination Agreement

Schedule I – Allocation of Consideration Shares

Disclosure Letter

Schedule 5.01(c)(ii) – Covenants

Schedule 5.02 – Exceptions to Negative Covenants
Schedule 6.03(c)(vi) – Form of Letter Agreement

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EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT (this “Agreement”) is made and entered into as of July 3, 2024, by and among (i) KLDiscovery Inc. (the “Company”), and (ii) the Participating Holder parties listed on the signature pages hereto (the “Participating Holders”). Capitalized terms used and not otherwise defined herein have the meanings set forth in Article 8 or as set forth in the Transaction Support Agreement (as defined herein).

WHEREAS, the Company and certain consenting stakeholders have, in good faith and at arms’-length, negotiated or been apprised of certain restructuring and recapitalization transactions with respect to the Company’s capital structure on the terms and subject to the conditions of that certain Transaction Support Agreement dated as of the date hereof, by and among the Company, its direct and indirect affiliated entities and the various other consenting stakeholders identified therein (including all exhibits, annexes, and schedules thereto, as amended, restated, amended and restated, supplemented, or otherwise modified from time to time in accordance with its terms, the “Transaction Support Agreement”);

WHEREAS, the Company previously issued its 8.00% Convertible Debentures due 2024 (the “Debentures”) pursuant to that certain Securities Purchase Agreement dated December 16, 2019 (as the same has been or may be amended, supplemented, modified and/or waived, the “Securities Purchase Agreement”);

WHEREAS, the undersigned Participating Holders collectively hold 100% of the issued and outstanding Debentures; and

WHEREAS, pursuant to the Transaction Support Agreement, the Company and the undersigned Participating Holders have agreed that the Participating Holders will exchange their Debentures for newly-issued Common Stock of the Company through a series of related transactions, all on the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements herein contained, and intending to be legally bound, the parties hereto hereby agree as follows:

ARTICLE 1
EXCHANGE OF DEBENTURES

1.01 Exchange of Debentures. On the terms and subject to the conditions contained in this Agreement, at the Closing and simultaneously with the consummation of the other Transactions, the Company and the Participating Holders shall consummate the following transactions (collectively, the “Debenture Exchange”): (i) each Participating Holder shall deliver to the Company a signed statement attesting to its ownership of the Debentures set forth on Schedule I and confirming that its Debentures may be cancelled on the Company’s Debenture Registry in connection with the Debenture Exchange, and (ii) in exchange for the surrendered Debentures, the Company shall issue, convey and deliver to such Participating Holder the number and class of new shares of Common Stock set forth opposite such Participating Holder’s name on Schedule I, as it may be revised from time to time prior to the Closing Date in accordance with Section 1.02 and Section 1.03 hereto (the new shares of Common Stock to be issued to all

Participating Holders in the aggregate, the “Consideration Shares”); provided, that the OTPP Holder may direct that any number of its Consideration Shares be issued to the OTPP Designee pursuant to the OTPP Designee Subscription Agreement, as indicated on Schedule I, in exchange for the payment of nominal consideration by the OTPP Designee to the Company as further set forth in the OTPP Designee Subscription Agreement. As promptly as practicable following the issuance of the Consideration Shares, the Company shall deliver to the Participating Holders reasonable evidence of the issuance thereof. On the terms and subject to the conditions contained in this Agreement, effective upon consummation of the Debenture Exchange at the Closing, all Debentures held by the Participating Holders shall automatically be cancelled, and all obligations of any Company Entities with respect thereto shall be fully and forever terminated and extinguished. Each exchange of Debentures by each Participating Holder as contemplated by this Section 1.01 shall constitute a separate transaction hereunder.

1.02 Pre-Closing Revisions to Schedule I Allocations. Notwithstanding anything in this Agreement to the contrary, any Affiliated Holders may, by providing written notice to the Company at least two (2) Business Days prior to the Closing Date and without the consent of any other party to this Agreement, revise the number of Consideration Shares to be received by each of such Affiliated Holders (and, in the case of the OTPP Holder, by the OTPP Designee pursuant to the OTPP Designee Subscription Agreement), in each case as set forth on Schedule I hereto; provided, that such revision shall not change the aggregate amount of Consideration Shares to be received by such Affiliated Holders (including, in the case of the OTPP Holder, the OTPP Designee).

1.03 Adjustments.

(a) It is the intention of the parties that the Consideration Shares shall represent 96% of the Fully-Diluted Shares as of immediately following the Closing (the “Target Percentage”); provided, that for purposes of such calculation, shares of Class B-2 Common Stock shall not be included in the number of Consideration Shares. Accordingly, and notwithstanding anything to the contrary in this Agreement or any other Transaction Agreement, the number of Consideration Shares issuable pursuant to this Agreement shall be equitably adjusted as mutually agreed by the parties hereto, acting reasonably, to the extent necessary or appropriate to cause the Consideration Shares to represent the Target Percentage as of immediately following the Closing, after taking into account (i) the effect of any issuance of shares of capital stock or other Equity Securities, stock split, reverse stock split, stock dividend (including any dividend or distribution of shares of capital stock), division or subdivision of shares, consolidation of shares, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to the Company’s Equity Securities that occurs during the period on or after the date of this Agreement and ending on the Closing Date, (ii) any exercise of options or settlement of restricted stock units under the Company’s 2019 Incentive Award Plan, whether occurring prior to, at or following the Closing, to the extent the shares issued upon such exercise or settlement were not included in the Fully-Diluted Shares as of immediately prior to the Closing, (iii) any exercise of 2024 Warrants, whether occurring prior to, at or following the Closing, (iv) the application of any contractual provisions, obligations or other facts relating to Equity Securities of the Company that exist as of the Closing (including contractual provisions that provide for equitable adjustments in connection with

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recapitalizations, reorganizations or other transactions affecting the Company’s Equity Securities) where such application results in a change to the Fully-Diluted Shares, whether occurring prior to, at or following the Closing, and (v) any other change or correction to the number of Fully-Diluted Shares as of immediately following the Closing as compared to the number of Fully-Diluted Shares set forth on Schedule 3.03(a)(2).

(b) If prior to the Closing the provisions of Section 1.03(a) result in an adjustment to the number of Consideration Shares required to be issued in order to achieve the Target Percentage, then the number of shares issuable to the Participating Holders at the Closing pursuant to Section 1.01 shall be increased or decreased (as applicable), with such adjustment applied pro rata among the Participating Holders listed on Schedule I (or as otherwise directed by the Participating Holders in writing at such time).

(c) If following the Closing the provisions of Section 1.03(a) result in an adjustment to the number of Consideration Shares required to be issued in order to achieve the Target Percentage, then (i) if the number of Consideration Shares is increased, the Company shall issue the necessary number of additional Consideration Shares to the Participating Holders at such time, with such adjustment applied pro rata among the Participating Holders listed on Schedule I (or as otherwise directed by the Participating Holders in writing at such time), and (ii) if the number of Consideration Shares is decreased, the Participating Holders shall surrender the necessary number of Consideration Shares to the Company for cancellation at such time, with such adjustment applied pro rata among the Participating Holders listed on Schedule I (or as otherwise directed by the Participating Holders in writing at such time).

(d) On the date that is three (3) Business Days prior to the Closing, the Company shall deliver to the Participating Holders a detailed schedule showing the anticipated capitalization of the Company as of immediately prior to the Closing, and showing the anticipated number of Fully-Diluted Shares. The Company shall promptly notify the Participating Holders of any subsequent changes to such information prior to the Closing.

1.04 Withholding. The Company and any other applicable withholding agent shall be entitled to deduct and withhold, or cause to be deducted and withheld, from any amounts otherwise payable pursuant to this Agreement such amounts as it determines it is required to deduct and withhold by applicable U.S. federal, state, local and non-U.S. Law. Notwithstanding the foregoing, the parties agree that no withholding shall be required if the Participating Holders provide the information required in Section 2.04.

ARTICLE 2
CLOSING

2.01 Closing. On the terms and subject to the conditions set forth in this Agreement, the closing of the transactions contemplated by this Agreement (the “Closing”) shall take place (a) remotely via the electronic exchange of documents and signatures on the third (3rd) Business Day following the satisfaction or (to the extent permitted by applicable Law) waiver of the conditions set forth in Article 6 (other than those conditions that by their terms are to be satisfied at the

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Closing, provided that such conditions are satisfied or (to the extent permitted by applicable Law) waived at the Closing) or (b) at such other place, time or date as the parties hereto may mutually agree in writing. The date on which the Closing shall occur is referred to herein as the “Closing Date.”

2.02 Restructuring Transactions. At the Closing, the parties hereto shall consummate the Debenture Exchange and each of the other Transactions described in the Transaction Support Agreement.

2.03 Further Assurances. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the parties hereto shall take such further action (including the execution and delivery of such further instruments and documents) as any other party may reasonably request, all at the sole cost and expense of the requesting party.

2.04 Closing Tax Document Deliverables. On or before the Closing Date, each Participating Holder shall provide the Company with a properly completed and validly executed Internal Revenue Service Form W-9 or appropriate Form W-8 evidencing such Participating Holder’s exemption from withholding under an applicable double tax treaty with the United States and/or a statement certifying such Participating Holder’s eligibility to claim the portfolio interest exemption, in each case with respect to any accrued interest that is exchanged for the Consideration Shares.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES CONCERNING THE COMPANY ENTITIES

Except as set forth in the disclosure letter delivered by the Company to the Participating Holders concurrently with the execution of this Agreement (the “Disclosure Letter”) (it being understood that any disclosure in the Company Disclosure Letter shall qualify the corresponding section or subsection of this Article 3 and each other section or subsection as to which the relevance of such disclosure is reasonably apparent on its face) and as otherwise provided in this Article 3, as of the date of this Agreement and as of the Closing Date (in each case, except to the extent that any representation or warranty by its terms is made as of a specified date or time), the Company hereby represents and warrants to the Participating Holders that:

3.01 Organization; Power and Authority.

(a) Each of the Company Entities is duly incorporated or organized, as applicable, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation (in the case of good standing, to the extent such jurisdiction recognizes such concept). Each of the Company Entities is qualified to do business in every jurisdiction in which the ownership of its properties or the conduct of its business requires it to be so qualified, except in such jurisdictions where the failure to be so qualified, individually or in the aggregate, has not been and would not reasonably be expected to be material to Company and its Subsidiaries, taken as a whole, or to affect the Company’s ability to consummate the Transactions in any material respect.

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(b) Each of the Company Entities possesses all requisite corporate (or equivalent) power and authority to enter into this Agreement and the other Transaction Agreements and, subject to obtaining the Company Stockholder Approval, to carry out the Transactions.

3.02 Authorization; Non-Contravention.

(a) The execution, delivery and performance of this Agreement and the other Transaction Agreements by such Company Entity and the consummation by such Company Entity of the Transactions have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of such Company Entity are necessary to authorize such agreements or to consummate the Transactions (other than, with respect to the filing of the Amended Charter, the Company Stockholder Approval, and with respect to the Debenture Exchange, the Company Stockholder Approval and the filing of the Amended Charter pursuant to the DGCL). This Agreement has been duly and validly executed and delivered by such Company Entity and, assuming the due authorization, execution and delivery by the Participating Holders, constitutes a legal, valid and binding obligation of such Company Entity, enforceable against such Company Entity in accordance with its terms, except as limited by the application of bankruptcy, moratorium and other Laws affecting creditors’ rights generally and as limited by the availability of specific performance and the application of equitable principles.

(b) The Company Board, at a meeting duly called and held on or prior to the date hereof, adopted resolutions approving and declaring advisable this Agreement, the Amended Charter and the Transactions (such approval and declaration having been made in accordance with the DGCL) and resolving to make the Company Board Recommendation.

(c) Except as set forth on Schedule 3.02(c), the execution, delivery and performance of this Agreement and the other Transaction Agreements, the consummation of the Transactions and the fulfillment of and compliance with the respective terms hereof and thereof by the Company Entities do not and shall not (i) conflict with or result in a breach or violation of, (ii) constitute a default under (whether with or without the passage of time, the giving of notice or both), (iii) result in the creation of any Lien upon, or the grant, assignment or transfer to any other Person of any license or other right or interest under, to or in, any Equity Securities of any Company Entity or any of the Company Entities’ assets pursuant to, (iv) give any third party the right to modify, terminate or accelerate, or cause or result in any modification, termination or acceleration of, any obligation under, or (v) create any right to payment or any other right (concurrently or with the passage of time and/or upon the occurrence of one or more events or conditions) pursuant to, the Organizational Documents of any of the Company Entities, any Law to which any Company Entity is subject, or any contract to which any Company Entity is a party or bound (including, for the avoidance of doubt, the Credit Agreement after giving effect to the Transactions), except where such violations, conflicts, breaches or defaults, other than with respect to the Organizational Documents of any of the Company Entities or applicable Laws, has not been and would not reasonably be expected to be material to

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Company and its Subsidiaries, taken as a whole, or to affect the Company’s ability to consummate the Transactions in any material respect.

(d) Except for the filing of the Amended Charter pursuant to the DGCL and the filing of a Notice of Exempt Offering on Form D with the Securities and Exchange Commission (the “SEC”) with respect to the issuance of the Consideration Shares and the notices described in Sections 5.01(a)(iii) and (iv), no authorization, consent, approval, exemption or other action by, notice to or filing with any Governmental Entity is required in connection with the execution, delivery and performance of this Agreement, the consummation of the Transactions and the fulfillment of and compliance with the respective terms hereof and thereof.

(e) Except as expressly provided by this Agreement and the Transaction Agreements, none of the Company Entities are a party to any restructuring or similar agreements or arrangements with the other parties to this Agreement or any other Person that have not been disclosed to all parties to this Agreement.

3.03 Capitalization and Related Matters.

(a) (1) As of the opening of business on the date of this Agreement, and from the opening of business on such date until immediately prior to the Closing on the Closing Date, the capitalization of the Company shall be as set forth on Schedule 3.03(a)(1); and (2) as of immediately following the Closing and the Debenture Exchange, the capitalization of the Company (including the number of Fully-Diluted Shares as of immediately following the Closing and the Debenture Exchange) shall be as set forth on Schedule 3.03(a)(2); in each case, assuming that during the period beginning as of immediately prior to the opening of business on the date of this Agreement and ending on the Closing Date: (i) none of the Debentures are converted; (ii) none of the 2024 Warrants and none of the options outstanding under the Company’s 2019 Incentive Award Plan are exercised; (iii) none of the restricted stock units outstanding under the Company’s 2019 Incentive Award Plan vest; and (iv) no awards outstanding under the Company’s 2019 Incentive Award Plan are forfeited.

(b) Except as set forth on Schedule 3.03(b) and as contemplated by the Transaction Agreements, (i) other than the 2024 Warrants, the Debentures and the Contingent Shares, no Company Entity has outstanding any securities (including options, warrants, purchase rights, subscription rights, conversion rights or similar rights) convertible or exchangeable for any of its Equity Securities or containing any profit participation features, nor any rights or options to subscribe for or to purchase its Equity Securities or any securities convertible into or exchangeable for its Equity Securities or any equity appreciation rights or phantom equity plan, nor any promises to issues any such securities, rights or options, (ii) none of the Company Entities are, and immediately following the Closing none will be, subject to any obligation (contingent or otherwise) to repurchase, redeem or otherwise acquire or retire any Equity Securities or make or pay any dividends or distributions in respect of any Equity Securities, (iii) there are no, and immediately following the Closing there will not be, any, statutory or contractual preemptive rights, co-sale rights, rights of first refusal or similar rights or restrictions with

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respect to the Equity Securities of any Company Entity, (iv) no Company Entity has violated any applicable federal, provincial or state securities Laws in connection with the offer, sale or issuance of any of its Equity Securities, and (v) other than the Stockholders’ Agreement, dated December 19, 2019, by and among Pivotal Acquisition Corp., affiliates of Carlyle Equity Opportunity GP, L.P. and Revolution Growth III, LP and certain other signatories thereto, as amended and the Existing RRA, there are no agreements among the Company and the holders of Equity Securities of the Company Entities, or among the Company and any other Persons, or, to the actual knowledge of the Company’s management, among holders of Equity Securities of the Company, in each case, with respect to the voting or transfer of the Company Entities’ Equity Securities or with respect to any other aspect of the Company Entities’ governance. All of the outstanding Equity Securities of each Company Entity are, and immediately following the Closing shall be, duly authorized, validly issued, fully paid and non-assessable. Subject only to the Company Stockholder Approval, the Consideration Shares to be issued at the Closing have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will have been validly issued and will be fully paid and nonassessable and the issuance thereof is not subject to any preemptive or other similar right.

(c) Schedule 3.03(c) sets forth each Subsidiary of the Company, including the name of each Subsidiary of the Company, the jurisdiction of its incorporation or organization, as applicable, and the Person(s) owning the outstanding Equity Securities of such Subsidiary. No Company Entity has any obligation to make any Investment (whether by loan, capital contribution, purchase of securities or otherwise, and including any additional Investments) in any Person.

3.04 Litigation. There are no Actions pending or, to the Company’s knowledge, threatened in writing against any of the Company Entities or any of their respective assets, at law or in equity, or before or by any Governmental Entity that (i) individually or in the aggregate, would reasonably be expected to have an adverse effect on the Company’s ability to consummate the Transactions, or (ii) seek to restrain or prohibit or to obtain damages or other relief in connection with the Transactions. There are no outstanding Orders against any of the Company Entities or any of their respective assets that (x) individually or in the aggregate, have been or would reasonably be expected to be material to Company and its Subsidiaries, taken as a whole, or to have an adverse effect on the Company’s ability to consummate the Transactions, or (y) seek to restrain or prohibit or to obtain damages or other relief in connection with the Transactions.

3.05 Brokerage. Except for the claims set forth on Schedule 3.05 (for which the Company shall be solely liable), there are and shall be no claims for brokerage commissions, finders’ fees or similar compensation in connection with the Transactions based on any arrangement or agreement to which any Company Entity is a party or by which any Company Entity is bound.

3.06 Disclaimer; Acknowledgment; Non-Reliance. Except for the representations and warranties expressly and specifically set forth in Article 3 of this Agreement and in the other Transaction Agreements, no Company Entity makes any express or implied representation or warranty in connection with the Transactions, and the Company Entities hereby disclaim any such representations or warranties in connection with the Transactions. The Company acknowledges

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that the representations and warranties to the Company expressly and specifically set forth in Article 4 of this Agreement and in the other Transaction Agreements constitute the sole and exclusive representations and warranties being made to the Company in connection with the Transactions, and the Company understands, acknowledges and agrees that the Company is not relying on any other representations or warranties of any kind or nature expressed or implied.

3.07 Compensation Plans. Except for the adoption of the non-insider and the insider KERP, an increase of 2,154,313 shares in the shares available for issuance under the 2019 Incentive Award Plan, and as otherwise set forth on Schedule 3.07, since December 31, 2023, none of the Company Entities have (i) adopted, amended, restated, supplemented, modified, replaced, assigned, or renewed or otherwise extended the term of, any of the Company Incentive Plans, or (ii) made any payments under any of the Company Incentive Plans, except as required by applicable Law or as required by the terms of any of the foregoing.

3.08 Opinion of Financial Advisor. Prior to the execution of this Agreement, the Company Board received a fairness opinion from Ducera Partners LLC to the effect that, as of the date thereof and based upon and subject to the various qualifications and assumptions set forth therein, the Debenture Exchange is fair to the Company from a financial point of view. The Company has made available to the Participating Holders a copy of such opinion.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF THE PARTICIPATING HOLDERS

Except as otherwise provided in this Article 4, each Participating Holder (on an individual, several basis solely with respect to itself), hereby represents and warrants to the Company that:

4.01 Organization; Power and Authority.

(a) Such Participating Holder is duly incorporated or organized, as applicable, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation (in the case of good standing, to the extent such jurisdiction recognizes such concept). Such Participating Holder is qualified to do business in every jurisdiction in which the ownership of its properties or the conduct of its business requires it to be so qualified, except in such jurisdictions where the failure to be so qualified, individually or in the aggregate, would reasonably be expected to affect the Participating Holder’s ability to consummate the Transactions in any material respect.

(b) Such Participating Holder possesses all requisite corporate (or equivalent) power and authority to enter into this Agreement and the other Transaction Agreements and to carry out the Transactions.

4.02 Authorization; No Breach.

(a) The execution, delivery and performance of this Agreement and the other Transaction Agreements by such Participating Holder and the consummation by such Participating Holder of the Transactions have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of such Participating Holder are necessary to authorize such agreements or to consummate the

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Transactions. This Agreement has been duly and validly executed and delivered by such Participating Holder and, assuming the due authorization, execution and delivery by the Company Entities and the other Participating Holders, constitutes a legal, valid and binding obligation of such Participating Holder, enforceable against such Participating Holder in accordance with its terms, except as limited by the application of bankruptcy, moratorium and other Laws affecting creditors’ rights generally and as limited by the availability of specific performance and the application of equitable principles.

(b) The execution, delivery and performance of this Agreement and the other Transaction Agreements, the consummation of the Transactions and the fulfillment of and compliance with the respective terms hereof and thereof by such Participating Holder do not and shall not (i) conflict with or result in a breach or violation of, (ii) constitute a default under (whether with or without the passage of time, the giving of notice or both), (iii) result in the creation of any Lien upon, or the grant, assignment or transfer to any other Person of any license or other right or interest under, to or in, any Equity Securities of such Participating Holder or any of the assets of such Participating Holder pursuant to, (iv) give any third party the right to modify, terminate or accelerate, or cause or result in any modification, termination or acceleration of, any obligation under, or (v) create any right to payment or any other right (concurrently or with the passage of time and/or upon the occurrence of one or more events or conditions) pursuant to, the Organizational Documents of such Participating Holder, any Law to which such Participating Holder is subject, or any contract to which such Participating Holder is a party or bound, except where such violations, conflicts, breaches or defaults, other than with respect to the Organizational Documents of such Participating Holder or applicable Laws, has not affected and would not reasonably be expected to affect the Participating Holder’s ability to consummate the Transactions in any material respect.

(c) Except for the notices described in Sections 5.01(a)(iii) and (iv), no authorization, consent, approval, exemption or other action by, notice to or filing with any Governmental Entity is required in connection with the execution, delivery and performance of this Agreement, the consummation of the Transactions and the fulfillment of and compliance with the respective terms hereof and thereof.

(d) Except as expressly provided by this Agreement and the Transaction Agreements, neither such Participating Holder nor any of its direct or indirect Subsidiaries is a party to any restructuring or similar agreements or arrangements with the other parties to this Agreement or any other Person that relate to the Company and that have not been disclosed to all parties to this Agreement.

4.03 Title to Existing Debentures. (a) Such Participating Holder is the sole beneficial owner of, and has good and marketable title to, Debentures having an aggregate principal amount set forth opposite such Participating Holder’s name on Schedule I and (b) such Participating Holder will be the sole beneficial owner of, and have good and marketable title to, any Debentures issued as PIK interest with respect to the Debentures described in Section 4.03(a). At the Closing, such Participating Holder shall transfer, convey and deliver to the Company good and marketable title to Debentures having an aggregate initial principal amount set forth opposite such Participating Holder’s name on Schedule I, and any Debentures issued as PIK interest with respect

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thereto, free and clear of all Liens (except for restrictions on transfer under applicable securities Laws).

4.04 Litigation. There are no Actions pending or, to such Participating Holder’s knowledge, threatened in writing against such Participating Holder or any of its direct and indirect Subsidiaries or any of their respective assets, at law or in equity, or before or by any Governmental Entity that (i) individually or in the aggregate, would reasonably be expected to have an adverse effect on such Participating Holder’s ability to consummate the Transactions or (ii) seek to restrain or prohibit or to obtain damages or other relief in connection with the Transactions. There are no outstanding Orders against such Participating Holder or any of its direct and indirect Subsidiaries or any of their respective assets that (x) individually or in the aggregate, would reasonably be expected to have an adverse effect on such Participating Holder’s ability to consummate the Transactions or (y) seek to restrain or prohibit or to obtain damages or other relief in connection with the Transactions.

4.05 Investment Representations.

(a) The representations and warranties in Section 9(d) of the Transaction Support Agreement are hereby incorporated by reference, mutatis mutandis, and each Participating Holder, for the benefit of the Company (including for the benefit of Guggenheim Securities, LLC, who is acting as a financial advisor to the Company (the “Financial Advisor”)), makes the same such representations and warranties here as it does in its capacity as a “Consenting Stakeholder” (as defined in the Transaction Support Agreement) in Section 9(d) of the Transaction Support Agreement.

(b) The OTPP Holder hereby represents and warrants, solely as to itself, for the benefit of the Company (including for the benefit of the Financial Advisor), that it is an “accredited investor” within the meaning of section 73.3 of the Securities Act (Ontario), was not created or is not used solely to purchase or hold securities as an accredited investor described in paragraph (m) of the applicable definition, and is acquiring the Consideration Shares as principal.

(c) The office or offices of such Participating Holder in which it has its principal place of business are identified in the address or addresses of such Participating Holder set forth on such Participating Holder’s signature page.

4.06 Disclaimer; Acknowledgment; Non-Reliance. Except for the representations and warranties expressly and specifically set forth in Article 4 of this Agreement and in the other Transaction Agreements, none of such Participating Holder or any of its direct and indirect Subsidiaries makes any express or implied representation or warranty in connection with the Transactions, and such Participating Holder and its direct and indirect Subsidiaries hereby disclaim any such representations or warranties in connection with the Transactions. Such Participating Holder acknowledges, for the benefit of the Company (including for the benefit of the Financial Advisor), that (w) it has the requisite knowledge and experience in financial and business matters so that it is capable of evaluating the merits and risks of the acquisition of the Consideration Shares contemplated hereby and has had such opportunity as it has deemed adequate to obtain such information as is necessary to permit such Participating Holder to evaluate the merits and risks of

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the acquisition of the Consideration Shares contemplated hereby; (x) it is aware and understands that an investment in the Consideration Shares involves a considerable degree of risk, that it is able to bear the economic risk, and sustain a complete loss, of such investment in the Consideration Shares, and that no U.S. federal or state or non-U.S. agency has made any finding or determination as to the fairness for investment or any recommendation or endorsement of any such investment; (y) it has made its own independent assessment, to its satisfaction, concerning any and all legal, regulatory, tax, credit, economic, business and financial considerations with respect to the Company and the Consideration Shares in connection with its acquisition of the Consideration Shares contemplated hereby; and (z) the representations and warranties being made to such Participating Holder expressly and specifically set forth in Article 3 of this Agreement and in the other Transaction Agreements constitute the sole and exclusive representations and warranties to such Participating Holder in connection with the Transactions, and such Participating Holder understands, acknowledges and agrees that such Participating Holder is not relying on any other representations or warranties of any kind or nature, expressed or implied.

ARTICLE 5
COVENANTS AND AGREEMENTS

5.01 Covenants of the Parties. During the period from the date of this Agreement until the earlier of (i) the date of the termination of this Agreement in accordance with Article 7 or (ii) the Closing, each party agrees to, and to cause its Subsidiaries to, comply with Section 5.01(a) and (b), and the Company agrees to, and to cause its Subsidiaries to, comply with Section 5.01(c):

(a) use commercially reasonable efforts to:

(i) satisfy the conditions of the other parties hereto set forth in Article 6 or otherwise comply with this Agreement and to consummate the Transactions;

(ii) obtain any and all required regulatory and/or third-party approvals required to consummate the Transactions;

(iii) in the case of the Participating Holders, procure that a voluntary notice in accordance with section 18(2) of the NSIA is submitted to the ISU in respect of the Transactions as soon as reasonably practicable after the date of this Agreement with a view to satisfying the ISU that the Transactions do not give rise to a “notifiable acquisition” pursuant to section 6 of the NSIA;

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(iv) in the event that such voluntary notification is rejected in accordance with section 18(6)(a) of the NSIA and the Transactions are considered by the ISU to give rise to a “notifiable acquisition” pursuant to section 6 of the NSIA, in the case of the Participating Holders, submit a mandatory notice in accordance with section 14(1) of the NSIA as soon as practicable upon receipt of notice of such rejection from the ISU;

(v) cooperate and provide any information as may reasonably be required or requested in connection with any and all regulatory and/or third party approvals for the Transactions or to respond to any information requests from any Governmental Entity in order to satisfy the conditions precedent set forth in Section 6.01 of this Agreement. In the case of the Participating Holders this shall include (a) providing the Company with a reasonable opportunity to review and comment on all draft filings, notices, responses, communications, documents or other submissions intended to be submitted to any Governmental Entity in order to obtain regulatory approvals, including the ISU, in advance of such submission and shall take any such comments into reasonable consideration; (b) providing the Company with copies of any written communication and a summary of any oral communication from any Governmental Entity, including the ISU, promptly after receiving such communication; and (c) providing the Company prior notice of and the opportunity to attend any meetings or calls arranged with any Governmental Entity, including the ISU; and

(vi) in the case of the Company, upon reasonable prior notice, provide the Participating Holders with any information reasonably requested regarding the Company Entities (including access to the books and records of the Company Entities), and reasonable access to management and advisors of the Company Entities, for the purposes of evaluating the Company Entities’ assets, liabilities, operations, businesses, finances, strategies, prospects and affairs;

(b) negotiate in good faith and execute and deliver the other agreements, documents and instruments that may be required to effectuate and consummate the Transactions; and

(c) except as set forth in Schedule 5.02, as expressly contemplated by this Agreement or the other Transaction Agreements, as required by applicable Law or as otherwise agreed in writing by the Participating Holders, such agreement not to be unreasonably withheld, conditioned or delayed:

(i) conduct its business and operations in the ordinary course in all material respects and in substantially the same manner as such business and operations have been conducted prior to the date of this Agreement;

(ii) except as set forth in Schedule 5.01(c)(ii), use commercially reasonable efforts to preserve intact, in all material respects, its current business organization, keep available the services of its current Company officers, employees and other service providers, and maintain its relations and goodwill with

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all customers, landlords, employees, lenders, vendors, and other Persons having beneficial business relationships with the Company; provided, however, that no action by the Company or any of its Subsidiaries with respect to matters specifically addressed by any provision of Section 5.02 shall be deemed a breach of this Section 5.01(c)(ii) unless such action constitutes a breach of such provision of Section 5.02; and

(iii) conduct its business and operations in compliance with Law, including without limitation all applicable Anti-Corruption Laws, Global Trade Laws and Regulations, Anti-Money Laundering Laws, and Modern Slavery Laws and Regulations.

5.02 Negative Covenants of the Company Entities. Except as set forth in Schedule 5.02 or in Section 5.07, during the period from the date of this Agreement until the earlier of (i) the date of the termination of this Agreement in accordance with Article 7 or (ii) the Closing, except as expressly contemplated by this Agreement or the other Transaction Agreements, as required by applicable Law or as otherwise agreed in writing by the Participating Holders, such agreement not to be unreasonably withheld, the Company shall not, and shall cause its Subsidiaries not to:

(a) split, combine, reduce or reclassify any of its share capital, except for any such transaction with respect to a direct or indirect wholly owned Company Subsidiary that results in such Company Subsidiary remaining a direct or indirect wholly owned Subsidiary of the Company after consummation of such transaction;

(b) other than as required by the terms of the Contingent Shares, the Debentures, the 2024 Warrants and the options and restricted stock units outstanding under the 2019 Incentive Award Plan, issue, purchase or redeem any of its Common Stock or any other Equity Securities;

(c) make any material change in its financial accounting policies or procedures or any of its methods of reporting income, deductions or other material items for financial accounting purposes;

(d) amend the Organizational Documents of any Company Entity;

(e) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, recapitalization, restructuring or other reorganization of any Company Entity, or alter through merger, liquidation, reorganization or restructuring the corporate structure of the Company Entities;

(f) take any actions to pay any dividends, redeem any securities, or otherwise cause assets of the Company Entities to be distributed to its stockholders or other equityholders;

(g) allow to lapse, encumber, sell, lease, license, covenant not to assert, transfer, assign, exchange, swap, abandon, pledge or otherwise waive or dispose of, or subject to any Lien, any properties, rights or assets that are material to the Company Entities, taken as a whole, except for transactions between or among the Company Entities;

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(h) (1) make, change or revoke any material Tax election; (2) change any material method of Tax accounting or accounting period; (3) file any amended income or other material Tax Return; (4) settle or compromise any audit, claim, assessment or proceeding relating to a material amount of Taxes; (5) enter into any “closing agreement” within the meaning of Section 7121 of the Code (or any similar provision of state, local, or non-U.S. Tax Law) with respect to any material Tax; or (6) request or agree to any extension or waiver of the statutes of limitation applicable to any material Tax claim or assessment;

(i) other than the termination of awards under the Company’s 2019 Incentive Award Plan in accordance with the terms of such plan, enter into, amend or modify in any material respect or terminate any contract or agreement between any Company Entity, on the one hand, and any officer, director, stockholder, employee or Affiliate of any Company Entity on the other hand; or

(j) offer or agree, in writing or otherwise, to take any or authorize any of the foregoing actions.

5.03 Company Stockholders’ Meeting. The Company will take all action necessary under all applicable Laws and in accordance with its Organizational Documents to call, give notice of and hold a special meeting of the holders of Common Stock to vote on the adoption and approval of the Amended Charter (the “Company Stockholders’ Meeting”) as soon as practicable following the date of this Agreement. Each Participating Holder will furnish to the Company the information relating to it required by applicable Law to be set forth in the proxy statement for the Company Stockholders’ Meeting (the “Proxy Statement”) and each party hereto agrees to correct any information provided by it for use in the Proxy Statement that shall have become false or misleading. The Company Stockholders’ Meeting will be held as promptly as reasonably practicable, provided that (i) it shall not be held earlier than ten (10) days after the day on which the distribution of the Proxy Statement (in accordance with applicable Law) to the Company stockholders of record as of the record date for the Company Stockholders’ Meeting has been completed (the “Mailing Date”), and (ii) it shall not be held later than twenty (20) Business Days (subject to extension by mutual agreement of the Company and the Participating Holders) following the Mailing Date. The Company will cause all proxies solicited in connection with the Company Stockholders’ Meeting to be solicited in compliance with all applicable Laws. The Proxy Statement will include a statement to the effect that the Company Board has determined that the Amended Charter is advisable and recommends that the Company’s stockholders vote to approve the Amended Charter at the Company Stockholders’ Meeting (collectively, the “Company Board Recommendation”). The Company Board Recommendation will not be withdrawn or modified in a manner adverse to the Participating Holders, and no resolution by the Company Board or any committee thereof to withdraw or modify the Company Board Recommendation in a manner adverse to the Participating Holders will be adopted or proposed.

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5.04 Amendment of Charter and Bylaws.

(a) Prior to the Closing, subject to the receipt by the Company of the Company Stockholder Approval, the Company shall amend and restate the Second Amended and Restated Certificate of Incorporation of the Company, as amended, by filing the Amended Charter with the Delaware Secretary of State.

(b) Effective as of the Closing, the Company Board shall adopt the Amended Bylaws as the bylaws of the Company.

5.05 Mutual Releases. From and after the Closing and the execution, delivery and effectiveness of the Mutual Release Agreement, the terms of the Mutual Release Agreement shall be incorporated by reference in their entirety.

5.06 Publicity; Press Releases and Announcements. The terms of Section 15.21 of the Transaction Support Agreement (Publicity) are hereby incorporated by reference in their entirety, mutatis mutandis.

5.07 Additional Provisions Regarding Company’s Commitments. The terms of Section 7 of the Transaction Support Agreement (Additional Provisions Regarding Company’s Commitments) are hereby incorporated by reference in their entirety, mutatis mutandis.

ARTICLE 6
CONDITIONS TO CLOSING

6.01 Conditions to the Obligations of All Parties. The obligation of each of the parties hereto to consummate the Debenture Exchange at the Closing is subject to the satisfaction, or waiver by each of the Company and the Participating Holders, of each of the following conditions as of immediately prior to the Closing:

(a) The Company shall have obtained the Company Stockholder Approval;

(b) No Law or Order of, or request to file a notice to review the Transactions by, any Governmental Entity of competent jurisdiction shall be pending or in effect as of the Closing that restrains, prohibits or makes illegal the consummation of the Transactions;

(c) The other Transactions shall have closed (or be closed substantially concurrently herewith), in each case in accordance with the terms of the Transaction Support Agreement, the other Transaction Agreements, and the various other documents and agreements giving effect to the other Transactions; and

(d) The voluntary notification has been submitted to the ISU in accordance with Section 5.01(a)(iii) and the parties have been informed in writing by the ISU that either the voluntary notification has been accepted, or that a mandatory notice is required to be submitted to the ISU in connection with one or more of the Transactions in accordance with Section 5.01(a)(iv), and if such mandatory notice is so required, such mandatory notice has been submitted and:

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(i) the UK Secretary of State shall have notified the parties in accordance with section 14(8)(b)(ii) of the NSIA that no further action will be taken in relation to the Transactions; or

(ii) in the event that a call-in notice is given by the UK Secretary of State in relation to the Transactions, the Secretary of State shall:

(A) have issued a final notification in accordance with section 26(2)(a) of the NSIA confirming that no further action will be taken in relation to the Transactions under the NSIA; or

(B) have issued a final order in accordance with section 26(2)(b) of the NSIA permitting the Transactions to proceed subject only to such remedies or requirements that are acceptable to the parties, acting reasonably.

6.02 Additional Conditions to the Obligations of the Company. The obligation of the Company to consummate the transactions contemplated by this Agreement to be consummated at the Closing is subject to the satisfaction, or waiver by the Company, of each of the following additional conditions as of immediately prior to the Closing:

(a) (i) The representations and warranties of the Participating Holders contained in Section 4.01 (Organization; Power and Authority), Section 4.02(a) (Authorization) and Section 4.03 (Title to Existing Debentures) shall be true and correct in all respects as of the date hereof and as of the Closing (except to the extent that any such representation or warranty by its terms is made as of an earlier date or time, in which case such representation or warranty shall be true and correct in all respects as of such earlier date or time); and (ii) the representations and warranties of the Participating Holders contained in Article 4 other than those listed in Section 6.02(a)(i) shall be true and correct as of the date hereof and as of the Closing (except to the extent that any such representation or warranty by its terms is made as of an earlier date or time, in which case such representation or warranty shall be true and correct as of such earlier date or time) except for such inaccuracies that, individually or in the aggregate, have not and would not reasonably be expected to, prevent, materially delay or materially impede the performance by the Participating Holders of their obligations under this Agreement or the Transaction Agreements; provided, that for purposes of determining the accuracy of such representations and warranties, all materiality and similar qualifications limiting the scope of such representations and warranties shall be disregarded;

(b) Each of the covenants and agreements of the Participating Holders to be performed as of or prior to the Closing shall have been performed in all material respects; and

(c) The Participating Holders shall have delivered to the Company:

(i) the New Stockholders’ Agreement, duly executed by the Participating Holders and their Affiliates that are parties thereto;

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(ii) the OTPP Designee Subscription Agreement, duly executed by the OTPP Designee; and

(iii) one or more certificates, dated as of the Closing Date and duly executed by the Participating Holder(s), to the effect that each of the conditions specified above in Section 6.02(a) and Section 6.02(b) has been satisfied with respect to the representations and warranties, and the performance of covenants and agreements, of the applicable Participating Holder(s).

6.03 Additional Conditions to the Obligations of the Participating Holders. The obligation of the Participating Holders to consummate the transactions contemplated by this Agreement is subject to the satisfaction, or waiver by the Participating Holders, of each of the following additional conditions as of immediately prior to the Closing:

(a) (i) The representations and warranties of the Company contained in Article 3 (other than the representations and warranties of the Company contained in Section 3.01 (Organization; Power and Authority), Section 3.02(a)-(b) (Authorization), Section 3.03 (Capitalization and Related Matters), and Section 3.05 (Brokerage)) shall be true and correct of the date hereof and as of the Closing (except to the extent that any such representation or warranty by its terms is made as of an earlier date or time, in which case such representation or warranty shall be true and correct as of such earlier date or time) except for such inaccuracies that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect; provided, that for purposes of determining the accuracy of such representations and warranties, all materiality and similar qualifications limiting the scope of such representations and warranties shall be disregarded; and (ii) the representations and warranties of the Company contained in Section 3.01 (Organization; Power and Authority), Section 3.02(a)-(b) (Authorization), Section 3.03 (Capitalization and Related Matters), and Section 3.05 (Brokerage) shall be true and correct in all respects (except, with respect to Section 3.03, for de minimis deviations) as of the date hereof and as of the Closing (except to the extent that any such representation or warranty by its terms is made as of an earlier date or time, in which case such representation or warranty shall be true and correct in all respects (except, with respect to Section 3.03, for de minimis deviations) as of such earlier date or time);

(b) Each of the covenants and agreements of the Company Entities be performed as of or prior to the Closing shall have been performed in all material respects; and

(c) the Company shall have delivered to the Participating Holders:

(i) a certificate dated as of the Closing Date and executed by the Company (1) to the effect that each of the conditions specified above in Section 6.03(a), Section 6.03(b), and Section 6.01(a) has been satisfied, and (2) certifying as complete and accurate a copy of the written consent or meeting resolutions of the Company Board approving and adopting this Agreement, the Amended Charter, the Amended Bylaws and the other Transactions;

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(ii) a certificate of good standing (or equivalent document) of the Company, issued not earlier than three (3) Business Days prior to the Closing Date;

(iii) a file-stamped copy of the Amended Charter evidencing its filing with the Delaware Secretary of State;

(iv) the New Stockholders’ Agreement, duly executed by the Company; and

(v) the RRA Termination Agreement, duly executed by all parties thereto;

(vi) the letter agreement substantially in the form attached hereto as Schedule 6.03(c)(vi), duly executed by the Company and the counterparty thereto; and

(vii) the OTPP Designee Subscription Agreement, duly executed by the Company.

ARTICLE 7
TERMINATION

7.01 Termination. Notwithstanding anything to the contrary contained herein, this Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing:

(a) by the mutual written consent of the Company and the Participating Holders;

(b) by the Company, if there has been a violation or breach by the Participating Holders of any covenant, representation or warranty contained in this Agreement which, if not cured, would prevent the satisfaction of any condition to the obligations of the Company at the Closing set forth in Section 6.01 or Section 6.02 (and such violation or breach has not been waived by the Company) and such violation or breach is not capable of being cured or, if capable of being cured, shall not have been cured prior to the earlier of (i) fifteen (15) days after written notice thereof from the Company and (ii) the Outside Date; provided, that the right to terminate this Agreement pursuant to this Section 7.01(b) shall not be available to the Company at any time that the Company has violated, or is in breach of, any covenant, representation or warranty hereunder, if such breach by the Company would, if not cured, prevent satisfaction of any of conditions to Closing of the Participating Holders hereunder (and has not been waived by the Participating Holders);

(c) by the Participating Holders, if there has been a violation or breach by the Company of any covenant, representation or warranty contained in this Agreement which would, if not cured, prevent the satisfaction of any condition to the obligations of the Participating Holders at the Closing set forth in Section 6.01 or Section 6.03 (and such violation or breach has not been waived by the Participating Holders) and such violation or breach is not capable of being cured or, if capable of being cured, shall not have been

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cured prior to the earlier of (i) fifteen (15) days after written notice thereof from the Participating Holders and (ii) the Outside Date; provided that the right to terminate this Agreement pursuant to this Section 7.01(c) shall not be available to the Participating Holders at any time that any of the Participating Holders have violated, or are in breach of, any covenant, representation or warranty hereunder if such breach by the Participating Holders would, if not cured, prevent satisfaction of any of the conditions to Closing of the Company Entities hereunder (and has not been waived by the Company);

(d) by the Company or the Participating Holders, if a Governmental Entity of competent jurisdiction shall have issued a non-appealable final Order, having the effect of permanently restraining, enjoining or otherwise prohibiting any of the Transactions;

(e) by the Company or the Participating Holders, if the transactions contemplated by this Agreement have not been consummated on or before the Outside Date; provided, that none of the Company or the Participating Holders shall be entitled to terminate this Agreement pursuant to this Section 7.01(e) if such party’s breach of this Agreement has prevented the consummation of the transactions contemplated hereby prior to the Outside Date; or

(f) by the Company or the Participating Holders, if the Transaction Support Agreement has been terminated by any party thereto in accordance with Section 12 thereof.

7.02 Effect of Termination. In the event of any termination of this Agreement as provided in Section 7.01, this Agreement shall forthwith become void and of no further force or effect, and there shall be no further liability or obligation on the part of any party hereto to any other party hereto with respect to this Agreement; provided, that (a) this Section 7.02 and Article 9 shall survive the termination of this Agreement and shall be enforceable by the parties hereto, and (b) no such termination shall relieve any party hereto from liability for any Fraud, intentional misrepresentation, or willful and material breach of this Agreement prior to termination.

ARTICLE 8
DEFINITIONS

8.01 Definitions. For the purposes of this Agreement, capitalized terms used herein and not otherwise defined herein have the meanings given to such terms as set forth below:

“2024 Warrants” means the warrants issued by the Company to purchase up to an aggregate of 29,350,000 shares of Common Stock at an exercise price of $11.50 per share that expire on December 19, 2024.

“Action” means any action (by any private right of action of any Person or by any Governmental Entity), suit, litigation, claim, complaint, grievance, charge, audit, investigation, hearing, inquiry, or other proceeding (including any administrative, criminal or arbitration or mediation proceedings).

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“Affiliate” of any particular Person means any other Person controlling, controlled by or under common control or common investment management with such particular Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of voting securities, contract or otherwise, and such “control” will be conclusively presumed if any Person owns ten percent (10%) or more of the voting capital stock or other Equity Securities, directly or indirectly, of any other Person.

“Affiliated Holders” means Participating Holders and their respective Affiliates; provided, for the avoidance of doubt, Participating Holders with investments managed by separate Persons shall be deemed to be Affiliated Holders if the Persons who manage their investments are themselves under common control as defined within the definition of Affiliate.

“Amended Bylaws” means the amended and restated bylaws of the Company in the form attached hereto as Exhibit B.

“Amended Charter” means the third amended and restated certificate of incorporation of the Company in the form attached hereto as Exhibit A.

“Anti-Corruption Laws” means laws, regulations or orders relating to anti-bribery or anti-corruption including, without limitation, the Prevention of Corruption Act 1988, the Foreign Contribution (Regulation) Act 2010, The Indian Penal Code 1860, the PRC Criminal Law (revised in 2020), the PRC Anti Unfair Competition Law (revised in 2019) the Interim Rules of the State Administration for Industry and Commerce on Prohibition of Commercial Bribery, the U.S. Foreign Corrupt Practices Act of 1977, as amended from time to time (the “FCPA”), the UK Bribery Act of 2010, the Canadian Corruption of Foreign Public Officials Act, relevant provisions of the Canadian Criminal Code, and all applicable national and international laws enacted to implement the OECD Convention on Combating Bribery of Foreign Officials in International Business Transactions.

“Anti-Money Laundering Laws” means laws, regulations, rules, or guidelines relating to money laundering, countering the financing of terrorism, and financial recordkeeping, including, without limitation, those implemented and administered by competent authorities in the European Union and its Member States, the United Kingdom, the United States, Canada, China, India and all other jurisdictions in which the Company and its subsidiaries conduct business or own assets.

“Business Day” means any day of the year that is not a Saturday or a Sunday on which national banking institutions in New York, New York, United States and Toronto, Ontario, Canada are open to the public for conducting business and are not required or authorized to close.

"Child Labour” means: (i) “Child Labour” as defined in the Canadian Fighting Against Forced Labour and Child Labour in Supply Chains Act; or (ii) any employment below the minimum age as established in national legislation (as set forth in ILO Convention 138 on the Minimum Age for Admission to Employment), hazardous unpaid household services, and the worst forms of child labour (as set forth in ILO Convention 182 on the Worst Forms of Child Labour).

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“Chosen Courts” has the meaning set forth in Section 9.12.

“Closing” has the meaning set forth in Section 2.01.

“Closing Date” has the meaning set forth in Section 2.01.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” means shares of common stock of the Company.

“Company” has the meaning set forth in the Preamble.

“Company Board” means the board of directors of the Company or the Special Review Committee thereof, as applicable.

“Company Board Recommendation” has the meaning set forth in Section 5.03(b) of the Agreement.

“Company Entity” means each of the Company and its direct and indirect Subsidiaries.

“Company Incentive Plans” means the Company’s 2019 Incentive Award Plan and any other employee bonus, incentive, retention or similar benefit plans or programs of the Company Entities.

“Company Stockholder Approval” means the affirmative vote of the holders of a majority of the outstanding shares of Common Stock in favor of the approval of the Amended Charter.

“Company Stockholders’ Meeting” has the meaning set forth in Section 5.03(b) of the Agreement.

“Contingent Shares” has the meaning given in that certain Agreement and Plan of Reorganization, dated as of May 20, 2019, by and among Pivotal Acquisition Corp., Pivotal Merger Sub Corp., LD Topco, Inc., and Carlyle Equity Opportunity GP, L.P., as subsequently amended from time to time; provided, that Contingent Shares shall not include any such shares that holders thereof affiliated with Carlyle Group Inc. agree will not be issued to them.

“Credit Agreement” means that certain Credit Agreement, dated as of February 8, 2021, by and among KLDiscovery Holdings, Inc., LD Topco, Inc., the Lenders party thereto, Wilmington Trust, National Association, as Administrative Agent and Collateral Agent, Ally Bank, and certain other parties thereto, as amended on March 3, 2023 and March 8, 2024, and as may be subsequently amended from time to time.

“Debenture Exchange” has the meaning set forth in Section 1.01.

“Debentures” has the meaning set forth in the Recitals.

“DGCL” means the Delaware General Corporation Law, as amended from time to time.

“Disclosure Letter” has the meaning set forth in Article 3.

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“Equity Securities” means with respect to any Person, all (i) units, capital stock, shares, partnership interests or other equity interests (including classes, groups or series thereof having such relative rights, powers or obligations as may from time to time be established by the issuer thereof or the governing body of its Affiliate, as the case may be, including rights, powers or duties different from, senior to or more favorable than existing classes, groups and series of units, stock and other equity interests and including any so-called “profits interests”) or securities or agreements providing for profit participation features, equity appreciation rights, phantom equity or similar rights to participate in profits, (ii) warrants, options, puts, calls, rights of first refusal, subscription rights, preemptive rights, conversion rights, exchange rights or other rights to purchase or otherwise acquire, or contracts or binding commitments that require the issuance of, securities described in the foregoing clause of this definition and (iii) obligations, evidences of indebtedness or other securities or interests convertible or exchangeable into securities described in the foregoing clauses of this definition.

“Existing RRA” means that certain Registration Rights Agreement, dated as of December 19, 2019, by and among the Company (f/k/a Pivotal Acquisition Corp.), each of the Controlling Holders (as defined therein), and certain other persons.

“Financial Advisor” has the meaning set forth in Section 4.05(a).

“Forced Labour” means: (i) “Forced Labour” as defined in the Canadian Fighting Against Forced Labour and Child Labour in Supply Chains Act; or (ii) any work or service that is exacted from a person under the threat of penalty, and for which that person has not offered himself or herself voluntarily.

“Fraud” means, with respect to any Person, intentional (and not constructive) misrepresentation of a fact by such Person with respect to the making of the representations and warranties in Article 3 or 4 (as applicable) with the actual knowledge (as opposed to imputed or constructive knowledge or knowledge that could have been obtained after inquiry, or recklessness or negligence) of such Person that such representation was false when made and which was made with the specific intent to induce the Person to whom such representation was made (the “Recipient”) to enter into or consummate the transactions contemplated by this Agreement and upon which the Recipient has reasonably relied to its detriment.

“Fully-Diluted Shares” means the sum (without duplication), as of immediately following the Closing, of (i) the aggregate number of shares of Common Stock or other capital stock of the Company then issued and outstanding (including, for the avoidance of doubt, the Consideration Shares and the Contingent Shares), and (ii) the aggregate number of shares of Common Stock or other capital stock of the Company that are or may become issuable in connection with agreements or outstanding Equity Securities of the Company or its Subsidiaries that could require the issuance of shares of capital stock of the Company, including, without limitation, all options (to the extent outstanding as of immediately following the Closing) and restricted stock units then outstanding under the Company’s 2019 Incentive Award Plan and all outstanding warrants of the Company other than the 2024 Warrants; provided, that the Fully-Diluted Shares shall not include (1) shares of Common Stock that are or may become issuable in connection with awards made under the MIP, (2) shares of Class B-2 Common Stock, (3) shares of Class A Common Stock that are issuable upon conversion of Class B-1 Common Stock and automatic redemption of Class B-2 Common

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Stock or (4) shares of Class B-1 Common Stock (and, for the avoidance of doubt, shares of Class B-2 Common Stock) that are issuable upon conversion of Class A Common Stock; provided, further, that notwithstanding the foregoing, the Fully-Diluted Shares shall include any shares of Common Stock that are issued pursuant to exercise of the 2024 Warrants subsequent to the Closing (in which case, the Fully-Diluted Shares as of immediately following the Closing shall be deemed to include such shares of Common Stock issued in respect of the 2024 Warrants, regardless of when such exercise occurs).

“Global Trade Laws and Regulations” means export controls, and trade, economic and financial sanctions laws, regulations, embargoes, and restrictive measures administered or enforced by the United States, including without limitation the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) and the U.S. Department of Commerce, the United Kingdom, the European Union, Canada, United Nations, India and all relevant regulations made under any of the foregoing; and other similar applicable economic and trade sanctions, export or import control laws.

“Governmental Entity” means any applicable federal, state, local, or foreign government or any agency, bureau, board, commission, court, or arbitral body, department, political subdivision, regulatory or administrative authority, tribunal, or other instrumentality thereof, or any self-regulatory organization, including the UK Secretary of State.

“Investment” as applied to any Person means (i) any direct or indirect purchase or other acquisition (whether by loan, contribution of capital, exchange or otherwise) by such Person of any notes, obligations, instruments, units, securities or other ownership interests (including partnership interests and joint venture interests) of any other Person and (ii) any capital contribution by such Person to any other Person. For the avoidance of doubt, “Investment” does not include intercompany loans between the Company and a wholly-owned direct or indirect Subsidiary of the Company, or between wholly-owned direct or indirect Subsidiaries of the Company, made in the ordinary course of business.

“ISU” means the Investment Security Unit within the United Kingdom Cabinet Office, the operational unit which administers the NSIA.

“Law” means any U.S. federal, state, local, or foreign law (including common law), statute, code, ordinance, rule, regulation, decree, injunction, order, ruling, assessment, writ, or other legal requirement, or judgment, in each case, that is validly adopted, promulgated, issued, or entered by a Governmental Entity of competent jurisdiction.

“Lien” means any mortgage, pledge, security interest, license, encumbrance, lien (statutory or otherwise), hypothecation, assignment, easement or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof), any sale of receivables with recourse against any Company Entity or any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar statute.

“Material Adverse Effect” means any event, change, occurrence or effect, either individually or in the aggregate, that (i) has had or would reasonably be expected to have a material adverse effect on the business, assets and liabilities, financial condition or results of operations of

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the Company and its Subsidiaries, taken as a whole, or (ii) would prevent, materially delay or materially impede the performance by the Company of its obligations under this Agreement or the Transaction Agreements; provided, however, that in the case of clause (i) only, none of the following, alone or in combination, shall be deemed to constitute, or be taken into account in determining whether there has been or would or could be, a Material Adverse Effect: (1) any changes in general economic or business conditions or in the financial, debt, banking, capital, credit or securities markets, or in interest or exchange rates, in each case, in the United States or elsewhere in the world, (2) any changes or developments generally affecting any of the industries in which the Company or its Subsidiaries operate, (3) any actions required under this Agreement to obtain any approval or authorization under applicable Laws for the consummation of the Transactions, (4) any adoption, implementation, modification, repeal, interpretation, proposal of or other changes in any applicable Laws, decrees, Orders or other directives of any Governmental Entity or any changes in applicable accounting regulations or principles (including United States generally accepted accounting principles), or in interpretations of any of the foregoing, (5) any change in the price or trading volume of the Common Stock, in and of itself (provided, that the facts or occurrences giving rise to or contributing to such change that are not otherwise excluded from the definition of “Material Adverse Effect” may be taken into account in determining whether there has been a Material Adverse Effect), (6) any failure by the Company to meet internal or published projections, forecasts or revenue or earnings predictions, in and of itself (provided, that the facts or occurrences giving rise to or contributing to such failure that are not otherwise excluded from the definition of “Material Adverse Effect” may be taken into account in determining whether there has been a Material Adverse Effect), (7) political, geopolitical, social or regulatory conditions, including any outbreak, continuation or escalation of any military conflict, declared or undeclared war, armed hostilities, civil unrest, public demonstrations, acts of sabotage, acts of foreign or domestic terrorism, malicious cyber-enabled activities (including hacking, data loss, ransomware and other unauthorized cyber intrusions that seek to compromise the confidentiality, integrity or availability of computer or communication systems or information therein), or governmental shutdown or slowdown, or any escalation or worsening of any such conditions, (8) any natural or manmade disasters or calamities, weather conditions including hurricanes, floods, tornados, tsunamis, earthquakes and wild fires, cyber outages, or other force majeure events, or any escalation or worsening of such conditions, (9) any epidemic, pandemic or outbreak of disease (including, for the avoidance of doubt, COVID-19), or any escalation or worsening of such conditions, (10) any other regional, national or international calamity, crisis or emergency, (11) the announcement of this Agreement and the Transactions, including the initiation of litigation by any Person with respect to this Agreement, and including any termination of, reduction in or similar negative impact on relationships, contractual or otherwise, with any customers, suppliers, distributors, partners or employees of the Company and its Subsidiaries due to the announcement of this Agreement or the identity of the parties to this Agreement, or the performance of this Agreement and the Transactions, (12) any action taken by the Company, or which the Company causes to be taken by any of its Subsidiaries, in each case, which is required by this Agreement or (13) any actions taken (or omitted to be taken) at the written request of, or with the written consent of, the Participating Holders; provided, in the case of clauses (1), (2), (4), (7), (8), (9) and (10), to the extent that the impact of such event, change, occurrence or effect is not disproportionately adverse to the Company and its Subsidiaries, taken as a whole, as compared to other participants in the industries in which the Company and its Subsidiaries operate (and provided further, that in

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such event, only the incremental disproportionate adverse impact shall be taken into account when determining whether there has been a “Material Adverse Effect”).

“MIP” has the meaning given in the Transaction Term Sheet attached as Exhibit A to the Transaction Support Agreement.

“Modern Slavery” means Forced Labour, debt bondage, involuntary servitude, Child Labour, and human trafficking.

“Modern Slavery Laws and Regulations” means laws and regulations related to Modern Slavery.

“Mutual Release Agreement” means that certain Mutual Release Agreement to be entered into in connection with the consummation of the Transactions, in the form attached as Schedule 3 to the Transaction Support Agreement.

“New Stockholders’ Agreement” means the stockholders’ agreement to be executed and delivered at the Closing by the Company, the Participating Holders and certain Affiliates of the Participating Holders, in the form attached hereto as Exhibit C.

“NSIA” means the UK National Security and Investment Act 2021, as amended from time to time, together with its secondary legislation.

“Order” means any order, judgment, injunction, decree, notice, ruling, decision, determination, verdict, sentence, subpoena, writ or award issued, made, entered, rendered or otherwise put into effect by or under the authority of any Governmental Entity or arbitrator (whether public or private).

“Organizational Documents” means, with respect to any Person that is an entity, such Person’s organizational documents, including the certificate or articles of organization, incorporation or partnership, bylaws, operating agreement, stockholders’ agreement or partnership agreement, joint venture and trust agreements, and any similar governing documents of any such Person, in each case including amendments, supplements and certificates of designation thereto.

“OTPP Designee” means any third party entity to be designated by OTPP and which has entered into an agreement with OTPP under which OTPP has the right to direct the voting and transfer of the shares held by such third party.

“OTPP Designee Subscription Agreement” means the subscription agreement by and between the OTPP Designee and the Company, pursuant to which the OTPP Designee will subscribe for certain shares of Class B-2 Common Stock of the Company, in the form attached to this Agreement as Exhibit D.

“OTPP Holder” means 1397225 Ontario Limited.

“Outside Date” means the “Outside Effective Date” as such term is defined in the Transaction Support Agreement, as such date may be extended from time to time in accordance with Section 4(d) of the Transaction Support Agreement.

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“Participating Holder” has the meaning set forth in the Preamble.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a Governmental Entity or any department, agency or political subdivision thereof.

“RRA Termination Agreement” means the agreement by and among the Company and the Controlling Holders (as defined in the Existing RRA), terminating the Existing RRA in its entirety concurrently with the Closing, in the form attached to this Agreement as Exhibit E.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Purchase Agreement” has the meaning set forth in the Recitals.

“Subsidiary” means, with respect to any Person, any corporation, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, association or other business entity if such Person or Persons shall be allocated a majority of partnership, association or other business entity gains or losses or shall be or control the managing director or general partner of such partnership, association or other business entity.

“Target Percentage” has the meaning set forth in Section 1.03.

“Tax” means any U.S. federal, state, municipal, county, local, non-U.S. or other income, gross receipts, ad valorem, franchise, profits, sales or use, transfer, registration, excise, utility, environmental, communications, real or personal property, capital unit, license, payroll, wage or other withholding, employment, social security (or similar), severance, stamp, occupation, premium, windfall profits, customs duties, unemployment, disability, value added, alternative or add on minimum, estimated or other tax of any kind whatsoever (including deficiencies, penalties, additions to tax and interest attributable thereto), whether disputed or not and including any obligations to indemnify or otherwise assume or succeed to the Tax liability of any other Person under Law (including Treasury Regulation 1.1502-6 or any other similar provision of state, local or non-U.S. Law), by contract, as a transferee or successor or otherwise.

“Tax Return” means any return, declaration, report, claim for refund or information return or statement relating to Taxes filed or required to be filed with a Governmental Entity, including any schedule or attachment thereto, and including any amendment thereof.

“Transaction Agreements” means this Agreement, the Transaction Support Agreement, the OTPP Designee Subscription Agreement, the RRA Termination Agreement, and the other agreements and documents contemplated herein and therein, each as may be amended from time to time.

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“Transactions” means the transactions contemplated by this Agreement and the other Transaction Agreements.

“UK Secretary of State” means the Secretary of State, as referred to in the NSIA.

8.02 Usage.

(a) Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

(b) Words denoting any gender shall include all genders (including the neutral gender). Where a word is defined herein, references to the singular shall include references to the plural and vice versa.

(c) A reference to any party to this Agreement or any other agreement or document shall include such party’s successors and permitted assigns.

(d) All references to “$” and dollars shall be deemed to refer to United States currency unless otherwise specifically provided.

(e) All references to a day or days shall be deemed to refer to a calendar day or calendar days, as applicable, unless otherwise specifically provided.

(f) The phrase “to the extent” means “the degree by which” and not “if”.

(g) All references to an Article, Section or Exhibit shall be deemed to refer to such Article, Section or Exhibit of this Agreement, unless otherwise specified.

(h) The terms “hereof,” “herein,” “hereunder” and derivative words refer to this entire Agreement, unless the context otherwise requires.

(i) The words “either,” “or,” “neither,” “nor” and “any” are not exclusive.

ARTICLE 9
MISCELLANEOUS

9.01 Expenses.

(a) The parties hereto shall pay all fees and expenses incurred by such party in connection with this Agreement and the Transactions or otherwise required by applicable Law; provided, that, the Company shall comply with its obligations under the Transaction Support Agreement with respect to “Transaction Fees and Expenses”, as defined therein.

(b) If any Action relating to this Agreement, the Transactions or the enforcement of any provision of this Agreement is brought against any party hereto, the prevailing party in such Action shall be entitled to recover all reasonable expenses relating thereto (including attorneys’ fees and expenses) from the party against which such Action is brought in addition to any other relief to which such prevailing party may be entitled.

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9.02 Notices. All notices hereunder shall be deemed given if in writing and delivered, by electronic mail, courier, or registered or certified mail (return receipt requested), to the following addresses (or at such other addresses as shall be specified by like notice):

(a)	if to the Company, to:

KLDiscovery Inc.
9023 Columbine Road
Eden Prairie, MN 55347
	Attention:	Andrew Southam, General Counsel
	Email:	andrew.southam@kldiscovery.com

with copies to (which shall not constitute notice):

Gibson, Dunn & Crutcher LLP
200 Park Ave.
New York, NY 10016
	Attention:	Scott J. Greenberg
Joe Zujkowski
AnnElyse Scarlett Gains
Michael G. Farag
	Email:	SGreenberg@gibsondunn.com
JZujkowski@gibsondunn.com
AGains@gibsondunn.com
MFarag@gibsondunn.com

(b)	if to a Participating Holder, to the address or e-mail addresses set forth on such Participating Holder’s signature page to this Agreement, and with a copy to:

Morrison & Foerster LLP
250 West 55th Street
New York, NY 10019-9601
	Attention:	James A. Newton
Aly El Hamamsy
Leo Martin
	Email:	jnewton@mofo.com
aelhamamsy@mofo.com
lmartin@mofo.com

Any notice given by delivery, mail, or courier shall be effective when received or if sent by electronic mail, when sent to the extent that an undeliverable message is not promptly received by the sender thereof.

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9.03 Complete Agreement. This Agreement, together with the other Transaction Agreements, contains the complete agreement among the parties hereto with respect to the subject matter hereof and supersedes any prior understandings, agreements or representations by or between such parties, whether written or oral, or any prior course of dealing among them, which may have related to the subject matter hereof in any way

9.04 Amendment and Waiver. This Agreement may be amended or any provision of this Agreement may be waived; provided, that (i) any amendment (other than any revision to Schedule I pursuant to Section 1.02 hereto) shall be binding only if such amendment is set forth in a writing executed by the party against whom such amendment shall be enforced and (ii) any waiver of any rights (but not obligations) of any party hereto under this Agreement may be waived by such party on its own behalf without the prior consent of any other party hereto and will only be effective against the party that executes such waiver. No course of dealing between or among any Persons having any interest in this Agreement shall be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any Person under or by reason of this Agreement. No waiver of any of the provisions of this Agreement shall be effective unless in writing and no waiver shall be deemed to, nor shall any waiver, constitute a waiver of any other provisions, regardless of whether similar, nor shall any waiver constitute a continuing waiver.

9.05 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned (including by operation of law) without the prior written consent of each of other party hereto. Any purported assignment of rights or delegation of performance obligations in violation of this Section 9.05 is void.

9.06 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

9.07 Captions. The captions, headers and titles used in this Agreement are for convenience of reference only and do not constitute a part of this Agreement and shall not be deemed to limit, characterize or in any way affect any provision of this Agreement, and all provisions of this Agreement shall be enforced and construed as if no such caption, header or title had been used in this Agreement.

9.08 Counterparts. This Agreement may be executed in multiple counterparts (including by means of facsimile or electronically transmitted (including in .pdf or .tif formats) signature pages), all of which, taken together, shall constitute one and the same Agreement.

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9.09 Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Except as expressly stated herein (including, for purposes of Section 9.15, the Non-Recourse Parties), nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the parties hereto or their respective successors and permitted assigns, any rights, remedies or liabilities under or by reason of this Agreement (such third party Persons specifically including employees and creditors of the Company).

9.10 Specific Performance. The parties hereto agree that irreparable damage, for which monetary relief, even if available, would not be an adequate remedy, would occur in the event that any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached, including if the parties hereto fail to take any action required of them hereunder to consummate the transactions contemplated by this Agreement. It is accordingly agreed that, prior to any valid termination of this Agreement pursuant to Section 7.01, (i) the parties hereto shall be entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in the courts described in Section 9.12 without proof of damages or otherwise, this being in addition to any other remedy to which they are entitled under this Agreement, and (ii) the right of specific performance and other equitable relief is an integral part of the transactions contemplated by this Agreement and without that right, none of the parties hereto would have entered into this Agreement. The parties hereto agree not to assert that a remedy of specific performance or other equitable relief is unenforceable, invalid, contrary to law or inequitable for any reason, and not to assert that a remedy of monetary damages would provide an adequate remedy or that the parties otherwise have an adequate remedy at law. The parties hereto acknowledge and agree that any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 9.10 shall not be required to provide any bond or other security in connection with any such order or injunction.

9.11 Governing Law. This Agreement, and all claims or causes of action (whether at law or in equity, in contract or in tort) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance hereof, or the transactions contemplated in this Agreement, shall be governed by and construed in accordance with the laws of the State of New York, including its statutes of limitations, without giving effect to any conflict-of-laws or other rule that would result in the application of the laws of a different jurisdiction.

9.12 CONSENT TO JURISDICTION. THE PARTIES AGREE THAT JURISDICTION AND VENUE IN ANY SUIT, ACTION, OR PROCEEDING BROUGHT BY ANY PARTY PURSUANT TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY SHALL PROPERLY AND EXCLUSIVELY LIE IN THE STATE AND FEDERAL COURTS SITTING IN THE BOROUGH OF MANHATTAN, NEW YORK, NEW YORK, AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT THEREFROM (THE “CHOSEN COURTS”). EACH PARTY ALSO AGREES NOT TO BRING ANY SUIT, ACTION OR PROCEEDING, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY OTHER COURT (OTHER THAN UPON THE APPEAL OF ANY JUDGMENT, DECISION OR ACTION OF ANY SUCH

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CHOSEN COURT OR, AS APPLICABLE, ANY FEDERAL APPELLATE COURT THAT INCLUDES THE STATE OF NEW YORK WITHIN ITS JURISDICTION). BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE CHOSEN COURTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY WITH RESPECT TO SUCH SUIT, ACTION OR PROCEEDING. THE PARTIES IRREVOCABLY AGREE THAT VENUE WOULD BE PROPER IN ANY CHOSEN COURT, AND HEREBY WAIVE ANY OBJECTION THAT ANY SUCH CHOSEN COURT IS AN IMPROPER OR INCONVENIENT FORUM FOR THE RESOLUTION OF SUCH SUIT, ACTION OR PROCEEDING. EACH OF THE PARTIES FURTHER IRREVOCABLY AND UNCONDITIONALLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 9.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

9.13 WAIVER OF JURY TRIAL. THE PARTIES TO THIS AGREEMENT EACH HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. THE PARTIES TO THIS AGREEMENT EACH HEREBY AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE IRREVOCABLE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

9.14 No Strict Construction. Notwithstanding the fact that this Agreement has been drafted or prepared by one of the parties, each of the parties hereto confirms that they and their respective counsel have reviewed, negotiated and adopted this Agreement as the joint agreement and understanding of the parties hereto and the language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any Person. In the event an ambiguity or question of intent or interpretation arises with respect to this Agreement, the terms and provisions of the execution version of this Agreement shall control and prior drafts of this Agreement shall not be considered or analyzed for any purpose (including in support of parol evidence proffered by any Person in connection with this Agreement).

9.15 Non-Recourse. All claims, obligations, liabilities, or causes of action that may be based upon, in respect of, arise under, out or by reason of, be connected with, or relate in any manner to this Agreement, the negotiation, execution or performance of this Agreement (including any representation or warranty made in connection with or as an inducement to this Agreement) or the transactions contemplated hereby may be made only against (and are those solely of) the Persons that are expressly identified as parties to this Agreement. No other party, including any of the parties’ Affiliates or any of the parties’ or their Affiliates’ directors, officers, employees,

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incorporators, members, partners, managers, stockholders, agents, attorneys, or representatives, or any of their respective investment bankers, financial advisors or lenders (collectively, the “Non-Recourse Parties”), shall have any liabilities for any claims, causes of action, obligations, or liabilities arising under, out of, in connection with, or related in any manner to this Agreement or based on, in respect of, or by reason of this Agreement or its negotiation, execution, performance, or breach. Notwithstanding anything to the contrary in this Section 9.15, nothing in this Section 9.15 shall be deemed to limit any liabilities or obligations of, or claims against, (a) any party to any other Transaction Agreement or serve as a waiver of any right on the part of any party to such other Transaction Agreement to make any claim or take any action permitted by, pursuant to, and in accordance with the specific terms of such other Transaction Agreement or (b) any Person in respect of Fraud.

9.16 Survival. The representations and warranties set forth in Article 3 and Article 4 of this Agreement, and in any certificate delivered pursuant to this Agreement, shall terminate at the earlier of the Closing or at the time of termination of this Agreement pursuant to Section 7.01, and thereafter, subject to Section 7.02, none of the parties or any of their Affiliates shall have any liability whatsoever with respect to any such representation or warranty, and no claim for breach of any such representation or warranty, detrimental reliance or other right or remedy (whether in contract, in tort or at law or in equity) may be brought after the Closing with respect thereto against any of the parties or their Affiliates. Notwithstanding anything to the contrary in this Section 9.16, nothing in this Section 9.16 shall be deemed to limit any liabilities or obligations of, or claims against, any Person in respect of Fraud.

9.17 Securities Purchase Agreement Amendment. This Agreement shall constitute the “exchange agreement” referenced in that certain Third Amendment to Securities Purchase Agreement, dated as of July 2, 2024, by and among the Company and the purchasers identified on the signature pages thereto.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have executed this Exchange Agreement as of the date first written above.

COMPANY

KLDISCOVERY INC.

By:	/s/ Dawn Wilson
Name:	Dawn Wilson
Title:	CFO

[Signature Page – Exchange Agreement]

[Participating Holders Signature Pages on File]

Exhibit A

Form of Amended Charter

(See attached)

THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

KLDISCOVERY INC.

(Originally incorporated on August 2, 2018 under the name Pivotal Acquisition Corp.)

KLDiscovery Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (as it now exists or may hereafter be amended or supplemented, the “DGCL”), does hereby certify that:

1.
The original Certificate of Incorporation of the corporation, which was incorporated under the name Pivotal Acquisition Corp., was filed with the Secretary of State of the State of Delaware on August 2, 2018, and subsequently amended and restated with the filing of the Amended and Restated Certificate of Incorporation on January 31, 2019 and the Second Amended and Restated Certificate of Incorporation on December 19, 2019, and subsequently amended on June 17, 2024 (as so amended and restated, the “Prior Certificate”).
2.
This Third Amended and Restated Certificate of Incorporation restates, integrates and further amends the provisions of the Prior Certificate. This Third Amended and Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Sections 141(f), 242 and 245 of the DGCL.
3.
The text of the Prior Certificate is hereby amended and restated in its entirety as follows:

FIRST: The name of the corporation is KLDiscovery Inc. (the “Corporation”).

SECOND: The registered office of the Corporation is to be located at 251 Little Falls Drive, Wilmington, New Castle County, Delaware 19808. The name of its registered agent at that address is Corporation Service Company.

THIRD: The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized under the DGCL.

FOURTH:

Effective as of the effectiveness of the Third Amended and Restated Certificate of Incorporation (the “Effective Time”), each share of common stock, par value $0.0001 per share, of the Corporation (the “Old Common Stock”) issued prior to the Effective Time (including shares held by the Corporation as treasury stock) shall automatically, without any further action on the part of the Corporation or any holder of Old Common Stock, and whether or not certificates (if any) representing such shares of Old Common Stock are surrendered to the Corporation or its transfer agent, be reclassified and changed into one validly issued, fully paid and nonassessable share of Class A Common Stock (as defined below) (the “Reclassification”). Certificates dated as of a date prior to the Effective Time representing outstanding shares of Old Common Stock, if any, shall, immediately after the Effective Time, cease to represent any equity interest in the Corporation.

The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 4,501,000,000, which shall be divided into four classes as follows:

1

2,500,000,000 shares shall be Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”), 1,000,000,000 shares shall be Class B-1 Common Stock, par value $0.0001 per share (the “Class B-1 Common Stock”), 1,000,000,000 shares shall be Class B-2 Common Stock, par value $0.0000001 per share (the “Class B-2 Common Stock”, and together with the Class A Common Stock and Class B-1 Common Stock, the “Common Stock”), and 1,000,000 shares shall be Preferred Stock, par value $0.0001 per share (the “Preferred Stock”). The designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation are as follows:

A.
Preferred Stock. The Board of Directors of the Corporation (the “Board of Directors”) is expressly granted authority to issue shares of the Preferred Stock, in one or more series, and to fix for each such series such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights and such qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series all to the fullest extent now or hereafter permitted by the DGCL. Without limiting the generality of the foregoing, the resolution or resolutions providing for the issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to any other series of Preferred Stock to the extent permitted by law. Subject to the voting or consent rights, if any, of the holders of any outstanding shares of Preferred Stock, the number of authorized shares of the Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the stock of the Corporation entitled to vote irrespective of the provisions of Section 242(b)(2) of the DGCL. For the avoidance of doubt and notwithstanding anything herein to the contrary, subject to the voting or consent rights, if any, of the holders of any outstanding shares of Preferred Stock, the elimination and reduction of the voting requirements of Section 242 of the DGCL, as permitted by Section 242(d) of the DGCL, shall apply to amendments to the Amended and Restated Certificate (as defined below).
B.
Common Stock.
1.
General. The voting, dividend, liquidation, and conversion rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board of Directors. The number of outstanding shares of Class B-1 Common Stock and Class B-2 Common Stock must be equal to each other at all times, and the Corporation shall not have power to issue, dispose from treasury, or acquire (whether by repurchase, redemption, surrender or otherwise) shares of Class B-1 Common Stock or Class B-2 Common Stock unless, immediately following such issuance, disposition or acquisition, there shall be an equal number of outstanding shares of Class B-1 Common Stock and Class B-2 Common Stock.
2.
Voting. Each share of Class A Common Stock outstanding as of the applicable record date shall entitle the holder thereof to one (1) vote on any matter submitted to a vote at a meeting of stockholders or in connection with any action by written consent; each share of Class B-1 Common Stock outstanding as of the applicable record date shall entitle the holder thereof to one (1) vote on any matter submitted to a vote at a meeting of stockholders

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or in connection with any action by written consent, other than the election, removal or replacement of directors, and shall not entitle the holder thereof to vote on, or act by written consent with respect to, the election, removal or replacement of directors; and each share of Class B-2 Common Stock outstanding as of the applicable record date shall entitle the holder thereof to one (1) vote (including by written consent) only on the election, removal or replacement of directors and shall not entitle the holder thereof to vote on, or act by written consent with respect to, any other matter unless otherwise provided herein or required by law.
3.
Single Class. Except as otherwise expressly provided herein, or required by law, on any matter submitted to a vote of the holders of Common Stock, the holders of the Class A Common Stock, the Class B-1 Common Stock and/or the Class B-2 Common Stock, as applicable, entitled to vote on such matter shall vote together as such as a single class with any series of Preferred Stock entitled to vote thereon, and not separately as separate classes, at any annual meeting or special meeting of the stockholders of the Corporation, or in connection with any action taken by written consent.
4.
Amendment. Except as otherwise required by law or provided in this Third Amended and Restated Certificate of Incorporation (as it may be amended from time to time, and including any certificate of designation filed with respect to any series of Preferred Stock, the “Amended and Restated Certificate”), holders of Class A Common Stock, Class B-1 Common Stock or Class B-2 Common Stock, as such, shall not be entitled to vote on any amendment to the Amended and Restated Certificate (including any certificate of designation filed with respect to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon by law or pursuant to the Amended and Restated Certificate (including any certificate of designation filed with respect to any series of Preferred Stock).
5.
Number of Shares. Subject to the voting or consent rights, if any, of the holders of any outstanding shares of Preferred Stock, the number of authorized shares of each of the Class A Common Stock, the Class B-1 Common Stock, and the Class B-2 Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding and, in the case of Class A Common Stock, not below a number of shares thereof equal to the sum of the number of shares of Class A Common Stock then outstanding plus the number of shares of Class B-1 Common Stock then outstanding and, in the case of Class B-1 Common Stock and Class B-2 Common Stock, not below a number of shares thereof equal to the sum of the number of shares of Class B-1 Common Stock or Class B-2 Common Stock, as applicable, then outstanding plus the number of shares of Class A Common Stock then outstanding and convertible into Class B-1 Common Stock and Class B-2 Common Stock) by the affirmative vote of the holders of a majority of the voting power of the stock of the Corporation entitled to vote irrespective of the provisions of Section 242(b)(2) of the DGCL, without a separate vote of the holders of the class or classes the number of authorized shares of which are being increased or decreased. For the avoidance of doubt and notwithstanding anything herein to the contrary, subject to the

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voting or consent rights, if any, of the holders of any outstanding shares of Preferred Stock, the elimination and reduction of the voting requirements of Section 242 of the DGCL, as permitted by Section 242(d) of the DGCL, shall apply to amendments to the Amended and Restated Certificate.
6.
Dividends.
i.
Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock, dividends may be declared and paid on the Class A Common Stock and the Class B-1 Common Stock, equally, identically and ratably, on a per share basis, at such times and in such amounts as the Board of Directors in its discretion shall determine; provided, however, that in the event that such dividend is paid in the form of shares of Common Stock or rights to acquire Common Stock, (i) the holders of Class A Common Stock shall receive Class A Common Stock or rights to acquire Class A Common Stock, as the case may be, (ii) the holders of Class B-1 Common Stock shall receive Class B-1 Common Stock or rights to acquire Class B-1 Common Stock, as the case may be, and (iii) in the case of rights to acquire Common Stock, such rights shall be substantially identical other than the class of Common Stock for which they are exercisable. Notwithstanding the foregoing, the Board of Directors may declare and pay a dividend to the holders of the Class A Common Stock or Class B-1 Common Stock that is not equal, identical and ratable to the dividend, if any, declared and paid to the holders of the Class B-1 Common Stock or Class A Common Stock (whether in the amount of such dividend payable per share, the form in which such dividend is payable, the timing of the payment, or otherwise) if the declaration and payment of such a dividend are approved in advance by the affirmative vote (or written consent) of the holders of a majority of the outstanding shares of Class A Common Stock and Class B-1 Common Stock, each voting separately as a class.
ii.
Except as otherwise provided under the Amended and Restated Certificate, dividends shall not be declared by the Board of Directors or paid in respect of Class B-2 Common Stock; provided, however, that:
A.
in the event that any shares of Class B-1 Common Stock or any right to acquire any shares of Class B-1 Common Stock are issued as a dividend to the holders of Class B-1 Common Stock, a corresponding number of shares of Class B-2 Common Stock or rights to acquire a corresponding number of shares of Class B-2 Common Stock, respectively, shall be issued pro rata to the holders of Class B-2 Common Stock as a dividend and, in the case of rights to acquire Common Stock, such rights must be substantially identical other than the class of Common Stock for which they are exercisable.
B.
on or as soon as reasonably practicable after the Effective Time, the holders of shares of Class B-2 Common Stock, as such, shall be entitled to receive a fixed cash dividend equal to CAD$10,000 (grossed up by the

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amount of any withholding or similar tax required by law to be imposed on such dividend), prorated among all such outstanding shares as of the record date for such dividend, and thereafter shall be entitled to receive on an annual basis a fixed cash dividend equal to CAD$10,000 (grossed up by the amount of any withholding or similar tax required by law to be imposed on such dividend), prorated among all such outstanding shares as of the record date for such dividend; provided, that to the extent the Corporation may not lawfully pay such dividend, such dividend shall accrue and, to the extent the Corporation may lawfully pay such dividend or portion thereof, the Corporation shall promptly pay such accrued and unpaid dividends or portion thereof. Notwithstanding anything contained in the Amended and Restated Certificate to the contrary, this Article FOURTH, Section B(6)(ii)(B) may not be amended, altered, repealed or rescinded, in whole or in part, nor may any provision inconsistent with this Article FOURTH, Section B(6)(ii)(B) be adopted (in each case, whether directly or indirectly by amendment, merger, consolidation, domestication, transfer, continuance, recapitalization, reclassification, waiver, statutory conversion, or otherwise), without, in addition to any other vote required by the DGCL or the Amended and Restated Certificate, the affirmative vote of the holders of a majority of the shares of Class B-2 Common Stock.
7.
Merger. In addition to any other vote required by law, the affirmative vote of the holders of a majority of the then-outstanding Class A Common Stock and Class B-1 Common Stock, voting as two separate classes, shall be required to approve any merger, consolidation, conversion, transfer, domestication or continuance (whether or not the Corporation is the surviving person) unless holders of the Class A Common Stock and Class B-1 Common Stock, as such, will be entitled to receive ratable, equal and substantially identical per share payments or distributions, if any, in connection with such merger, consolidation, conversion, transfer, domestication or continuance, in which case they shall vote together as a single class with respect to any vote on the merger, consolidation, conversion, transfer, domestication or continuance required by applicable law; provided, however, that in the event that the holders of Class A Common Stock and Class B-1 Common Stock are granted rights to elect to receive one of two or more alternative forms of consideration, the foregoing shall be deemed satisfied, and then-outstanding Class A Common Stock and Class B-1 Common Stock shall vote together as a single class with respect to any vote on the merger, consolidation, conversion, transfer, domestication or continuance required by applicable law, if holders of each such class are granted substantially similar election rights. In the event of any merger, consolidation, conversion, transfer, domestication or continuance (whether or not the Corporation is the surviving person) in which all of the outstanding shares of each class of Common Stock do not remain outstanding, the holders of Class B-2 Common Stock, as such, shall be entitled to receive an amount per share of Class B-2 Common Stock equal to the par value of such share (with the amount payable to each holder of Class B-2 Common Stock, as such, for

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the aggregate number of shares of Class B-2 Common Stock owned by such stockholder rounded up to the nearest whole cent), and no more.
8.
Conversion.
i.
Conversion Rights; Related Redemption.
A.
Shares of Class A Common Stock shall be convertible at any time at the option of the holder of such shares into an equal number of shares of Class B-1 Common Stock and an equal number of shares of Class B-2 Common Stock but only if, at such time, such holder of Class A Common Stock is, without giving effect to the applicable conversion in question, the record owner of shares of Class B-1 Common Stock or Class B-2 Common Stock. Any such holder converting any of its shares of Class A Common Stock may require that any such shares of Class B-2 Common Stock (that would otherwise be issued to such holder pursuant to such conversion) be issued to any of its Affiliates (as defined in the Stockholders Agreement (as defined below)) or any holder of Class B-2 Common Stock as may be designated by such requesting holder. Subject to Article FOURTH Section (B)(8)(ii)(C), shares of Class B-1 Common Stock shall be convertible at any time into an equal number of shares of Class A Common Stock at the option of the holder of such shares of Class B-1 Common Stock, if and only if contemporaneously with such conversion, an equal number of shares of Class B-2 Common Stock are redeemed by the Corporation pursuant to Article FOURTH Section (B)(8)(ii)(C).
ii.
Conversion Mechanics. Subject to Article FOURTH Section (B)(8)(ii)(C):
A.
Each conversion of shares pursuant to Article FOURTH Section (B)(8)(i)(A) shall be effected by delivery to the Corporation at its principal office or to the Corporation’s transfer agent of prior written notice by the holder of such shares stating the number of shares that any such holder desires to so convert and, in connection with a conversion of Class B-1 Common Stock, identifying the holder of Class B-2 Common Stock whose shares will be automatically redeemed in connection with such conversion pursuant to Article FOURTH Section (B)(8)(ii)(C) (“Conversion Notice” and the holder identified therein, the “Redeemed Stockholder”). Subject to Article FOURTH Section (B)(8)(ii)(C), such conversion shall be deemed to have been effected as of the close of business on the date of receipt of the Conversion Notice and at such time, the rights of any such holder with respect to the converted Class A Common Stock or Class B-1 Common Stock, as applicable, shall cease.
B.
The holder of any shares to be converted shall pay (or reimburse the Corporation for) any and all documentary, stamp or similar issue or transfer taxes in respect of the conversion or other costs incurred by the Corporation or the holder in connection with such conversion. Upon any conversion, the Corporation shall issue and deliver to the holder of the

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shares of Common Stock issued upon such conversion a notice of issuance of uncertificated shares.
C.
As a condition precedent to any conversion of Class B-1 Common Stock pursuant to Article FOURTH Section (B)(8)(i)(A), the Corporation shall, to the fullest extent permitted by law, redeem from the Redeemed Stockholder an equal number of shares of Class B-2 Common Stock for a per share redemption price equal to the par value of such share (with the amount payable to the Redeemed Stockholder for the aggregate number of shares of Class B-2 Common Stock redeemed rounded up to the nearest whole cent). Any purported conversion of shares of Class B-1 Common Stock that is not accompanied by a simultaneous redemption of an equal number of shares of Class B-2 Common Stock pursuant to this Article FOURTH Section (B)(8)(ii)(C) shall be void ab initio, and no such purported conversion of the Class B-1 Common Stock into shares of Class A Common Stock shall be deemed to occur. Any redemption of Class B-2 Common Stock that occurs pursuant to this Article FOURTH Section (B)(8)(ii)(C) shall be deemed effective at the time that the corresponding conversion of Class B-1 Common Stock is deemed to be effective or to occur pursuant to Article FOURTH Section (B)(8)(ii)(A), and at such time, such shares of Class B-2 Common Stock shall no longer be deemed outstanding and the rights of any previous holder of Class B-2 Common Stock with respect to such stock shall cease.
iii.
The Corporation shall not close its books against the transfer of any share of Common Stock, or of any share of Common Stock issued or issuable upon conversion of shares of Common Stock, in any manner that would interfere with the timely conversion of such shares of Common Stock in accordance with the provisions of the Amended and Restated Certificate and subject to applicable law.
iv.
Notwithstanding anything contained in the Amended and Restated Certificate to the contrary, this Article FOURTH, Section B(8) may not be amended, altered, repealed or rescinded, in whole or in part, nor may any provision inconsistent with this Article FOURTH, Section B(8) be adopted (in each case, whether directly or indirectly by amendment, merger, consolidation, domestication, transfer, continuance, recapitalization, reclassification, waiver, statutory conversion, or otherwise), without, in addition to any other vote required by the DGCL or the Amended and Restated Certificate, the affirmative vote of the holders of a majority of the shares of Class B-1 Common Stock.
9.
Liquidation. Subject to the rights of any holders of any outstanding shares of Preferred Stock, in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the Corporation shall distribute its assets to holders of Common Stock as follows:

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i.
First, to each holder of Class B-2 Common Stock outstanding, an amount per share of Class B-2 Common Stock equal to the sum of (x) any unpaid dividends accrued on such share pursuant to Article FOURTH, Section B(6)(ii)(B) and (y) $0.0000001 per share (with the amount payable to each holder of Class B-2 Common Stock, as such, for the aggregate number of shares of Class B-2 Common Stock owned by such stockholder rounded up to the nearest whole cent).
ii.
Second, and after the payment in full of the amounts set out in Article FOURTH, Section (B)(9)(i), to the holders of shares of Class A Common Stock and Class B-1 Common Stock, as such, the remaining assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares of Class A Common Stock and Class B-1 Common Stock held by them. The holders of the Class B-2 Common Stock, as such, shall not be entitled to receive any such distributions pursuant to this Article FOURTH, Section (B)(9)(ii).
10.
Subdivisions, Combinations. Without the affirmative vote of the holders of a majority of the then-outstanding shares of each class of Common Stock, voting as separate classes, the Corporation may not subdivide or combine the shares of any class of Common Stock unless the shares of the other classes of Common Stock concurrently are subdivided or combined in the same proportion and in the same manner.

FIFTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

A.
Stockholders Agreement.

1. For purposes of the Amended and Restated Certificate, “Stockholders Agreement” means the Stockholders Agreement dated [●], by and among the Corporation, 1397225 Ontario Limited and the affiliates of MGG Investment Group LP listed on the signature pages thereto, as it may be amended from time to time by the parties thereto in accordance with its terms. The Corporation shall maintain a copy of the Stockholders Agreement at the principal offices of the Corporation and a copy thereof shall be provided free of charge to any stockholder who makes a request therefor. In addition, the Corporation shall provide prompt notice of any amendment to the Stockholders Agreement to its stockholders; provided that if the Class A Common Stock is then listed on a national securities exchange, such notice may be deemed given if disclosed in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to § 13, § 14 or § 15(d) (15 U.S.C. § 78m, § 77n or § 78o(d)) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder or the corresponding provisions of any subsequent United States federal securities laws, rules or regulations. For purposes of the Amended and Restated Certificate, a “Termination Event” shall mean termination of the Stockholders Agreement pursuant to its terms.

2. The management of the business and the conduct of the affairs of the Corporation shall be vested in the Board of Directors and shall be conducted in accordance with the

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bylaws of the Corporation (as amended from time to time, the “Bylaws”) and, prior to a Termination Event, the Stockholders Agreement. In furtherance thereof, prior to a Termination Event, the requirements for creation and composition of any committee of the Board of Directors, qualifications to be chosen, and to continue to serve, as Chair of the Board of Directors, the size of the Board of Directors and qualifications of its members, quorum and action of the Board of Directors, approvals for certain actions, and manner of choosing officers of the Corporation, terms of office of such officers, and filling of vacancies in officer positions, shall be those as are set forth in the Stockholders Agreement.

3. Notwithstanding anything in the Amended and Restated Certificate to the contrary, prior to a Termination Event, (i) the Corporation is not authorized to engage in any act or activity that would constitute a breach by the Corporation of the Stockholders Agreement, including by any amendment to the Amended and Restated Certificate (whether directly or indirectly by amendment, merger, consolidation, domestication, transfer, continuance, recapitalization, reclassification, waiver, statutory conversion, or otherwise), and (ii) the Corporation shall lack the power to engage in any such act or activity, which shall be void ab initio unless (in the case of either of clauses (i) or (ii)) such act or activity is approved, or ratified after such act or activity occurs, by the consent of the Major Stockholders (as defined in the Stockholders Agreement). For the avoidance of doubt, a breach of the Stockholders Agreement shall not occur if an act or activity would constitute a breach of a contractual right of one or more of the parties to the Stockholders Agreement and such right has been waived (either by a limited waiver or otherwise and whether before or after such act or activity occurs) by such party or parties.

4. Prior to the Termination Date, in the event of any conflict between the terms and provisions of the Amended and Restated Certificate and those contained in the Stockholders Agreement, the terms and provisions of the Stockholders Agreement shall govern and control, except as provided otherwise by mandatory provisions of the DGCL that cannot be altered as a matter of public policy. For the avoidance of doubt, the voting powers attached (as such term “attached” is used in the Pension Benefits Act Regulations (Ontario)) to each share of stock (including the power to vote on the election and removal of directors) shall be those as set forth in the Amended and Restated Certificate, and provisions in the Stockholders Agreement obligating parties thereto to exercise those voting powers as required therein shall not be deemed to change the voting powers so attached to each share of stock as set forth in the Amended and Restated Certificate.

B.
Election of directors need not be by ballot unless the Bylaws so provide.
C.
Subject, prior to a Termination Event, to the Stockholders Agreement, in furtherance and not in limitation of the rights, power, privileges and discretionary authority granted or conferred by the DGCL or other statutes or laws of the State of Delaware, the Board of Directors shall have the power, without the assent or vote of the stockholders, to make, alter, amend, change, add to or repeal the Bylaws as provided in the Bylaws. The Corporation may in its Bylaws, and subject, prior to a Termination Event, to the Stockholders Agreement, confer powers upon its Board of Directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon the Board of Directors by applicable law.

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D.
In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of the statutes of the State of Delaware, of the Amended and Restated Certificate, the Bylaws, and, prior to a Termination Event, the Stockholders Agreement; provided, however, that no bylaw shall invalidate any prior act of the directors which was valid prior to such bylaw having been made.
E.
Any action that is required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders may be effected by written consent of stockholders in lieu of a meeting of stockholders.
F.
All directors shall hold office until the expiration of their respective terms of office and until their successors shall have been elected and qualified, or until their earlier death, resignation or removal. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled only by stockholders and not directors. A director elected to fill a vacancy resulting from the death, resignation or removal of a director shall serve for the remainder of the full term of the director whose death, resignation or removal shall have created such vacancy and until his or her successor shall have been elected and qualified.

SIXTH:

A. The personal liability of the directors and officers of the Corporation to the Corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as director or officer is hereby eliminated to the fullest extent permitted by the DGCL.

B. The Corporation, to the full extent permitted by Section 145 of the DGCL, shall indemnify, advance expenses and hold harmless all persons whom it may indemnify pursuant thereto (for the avoidance of doubt, including but not limited to the Corporation’s current and former directors and officers). The Corporation may, by action of the Board of Directors, provide rights to indemnification and to advancement of expenses to such other employees or agents of the Corporation or its subsidiaries to such extent and to such effect as the Board of Directors shall determine to be appropriate and authorized by the DGCL. Expenses (including attorneys’ fees) incurred by a current or former officer or director of the Corporation in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized hereby.

C. If a claim under Article SIXTH, Section B is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. To the fullest extent permitted by law, if successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses

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pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article SIXTH or otherwise shall be on the Corporation.

D. Any amendment, repeal or modification of this Article SIXTH, or the adoption of any provision of the Amended and Restated Certificate inconsistent with this Article SIXTH, shall not adversely affect any right or protection existing hereunder immediately prior to such amendment, repeal, modification, or adoption (for the avoidance of doubt, including but not limited to those rights and protections of current and former directors and officers). If the DGCL is amended after approval by the stockholders of this Article SIXTH to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.

SEVENTH: Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery (the “Chancery Court”) of the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction, the Superior Court of the State of Delaware, or if such other court does not have jurisdiction, the federal district court for the District of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring: (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee, agent or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation or its directors, officers or other employees, agents, or stockholders, arising pursuant to any provision of the DGCL or the Amended and Restated Certificate or the Bylaws (in each case, as may be amended from time to time) or (iv) any action asserting a claim against the Corporation or its directors, officers or other employees, agents, or stockholders, governed by the internal affairs doctrine, in each such case, subject to said court having personal

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jurisdiction over the indispensable parties named as defendants therein. Notwithstanding the foregoing, the provisions of this Article SEVENTH will not apply to suits brought to enforce any liability or duty created by the Securities Exchange Act of 1934, as amended, or any other claim for which the federal courts have exclusive jurisdiction.

EIGHTH: Subject, prior to the Termination Date, to the terms of the Stockholders Agreement and to any other applicable provisions of the Amended and Restated Certificate, from time to time any of the provisions of the Amended and Restated Certificate may be amended, altered, changed or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by the Amended and Restated Certificate are granted subject to the provisions of this Article EIGHTH. Notwithstanding any other provision of the Amended and Restated Certificate, and in addition to any vote required by applicable law and any approval required under the Stockholders Agreement, prior to a Termination Event, the Corporation shall not amend, alter or repeal, or adopt any provision inconsistent with, the following provisions, whether directly or indirectly by amendment, merger, consolidation, domestication, transfer, continuance, recapitalization, reclassification, waiver, statutory conversion, or otherwise, without, in addition to any other vote required by the DGCL or the Amended and Restated Certificate, obtaining the affirmative vote of each of the Major Stockholders: (i) Article FIFTH, Section A of the Amended and Restated Certificate, or (ii) any other provision of the Amended and Restated Certificate that references the Stockholders Agreement. If any provision or provisions of this Article EIGHTH shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article EIGHTH (including, without limitation, each portion of any sentence of this Article EIGHTH containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article EIGHTH.

NINTH:

A.
Corporate Opportunity - Scope. In recognition and anticipation that (i) each Major Stockholder will remain, for some period of time, a stockholder of the Corporation, (ii) the Corporation and the Exempted Persons (as defined below) may engage in the same or similar activities or lines of businesses and may have an interest in the same or similar areas of corporate opportunities, (iii) the Corporation will derive benefits from its existing and potential future contractual, corporate and business relations with the Exempted Persons (including the service of officers, employees or directors) and (iv) there will be benefits in providing guidelines for such Exempted Persons with respect to the allocation of corporate opportunities and other matters, the provisions of this Article NINTH are set forth to define, to the extent permitted by applicable law, the duties of Exempted Persons to the Corporation with respect to certain classes or categories of business opportunities. “Exempted Persons” means each Major Stockholder and

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each of their Affiliates (as defined in the Stockholders Agreement), successors, directly or indirectly managed funds or vehicles, partners, principals, directors, officers, members, managers and employees, including any of the foregoing who serve as officers or directors of the Corporation; provided, that Exempted Persons shall not include the Corporation or any of its subsidiaries.
B.
Competition and Allocation of Corporate Opportunities. The doctrine of corporate opportunity, or any other analogous doctrine, shall not apply to any Exempted Person with respect to the Corporation or any of its subsidiaries except as otherwise set forth herein. To the fullest extent permitted by law, the Exempted Persons shall not have any fiduciary duty to refrain from and shall not be liable to the Corporation or its stockholders for breach of any fiduciary duty solely by, (i) engaging directly or indirectly in the same or similar business activities or lines of business as the Corporation or any of its subsidiaries, (ii) engaging directly or indirectly in business with a competitor of the Corporation or any of its subsidiaries or (iii) otherwise competing with the Corporation or any of its subsidiaries. To the fullest extent permitted by applicable law, the Corporation, on behalf of itself and its subsidiaries, renounces any interest or expectancy of the Corporation and its subsidiaries in, or in being offered an opportunity to participate in, business opportunities that are from time to time presented to the Exempted Persons, even if the opportunity is one that the Corporation or its subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so, and each such Exempted Person shall have no duty to communicate or offer such business opportunity to the Corporation and, to the fullest extent permitted by applicable law, shall not be liable to the Corporation or any of its subsidiaries for breach of any fiduciary or other duty, as a director or officer or otherwise, by reason of the fact that such Exempted Person pursues or acquires such business opportunity, directs such business opportunity to another person or fails to present such business opportunity, or information regarding such business opportunity, to the Corporation or its subsidiaries; provided, that the foregoing waiver of corporate opportunities by the Corporation contained in this sentence shall not apply to any such corporate opportunity that is expressly and exclusively offered to a director or officer of the Corporation in his or her capacity as such. To the fullest extent permitted by law, the Corporation and its subsidiaries expressly waive any claim that the actions permitted by this Article NINTH, Section B, breach any duty owed to the Corporation, its subsidiaries or any of their respective stockholders, and any right to assert that such actions constitute a conflict of interest by such Exempted Persons with respect to the Corporation, its subsidiaries or any of their respective stockholders.
C.
Certain Matters Deemed Not Corporate Opportunities. In addition to and notwithstanding the foregoing provisions of this Article NINTH, a corporate opportunity shall not be deemed to belong to the Corporation if it is a business opportunity that the Corporation is not financially or legally able or contractually permitted to undertake, or that is, from its nature, not in the line of the Corporation’s business or is of no practical advantage to it or that is one in which the Corporation has no interest or reasonable expectancy.
D.
Limitation of Director Liability. To the fullest extent permitted by law, no amendment or repeal of this Article NINTH in accordance with the provisions hereof shall apply to or have any effect on the liability or alleged liability of any Exempted Person for or with respect to any activities or opportunities of which such Exempted Person becomes aware prior

13

to such amendment or repeal. This Article NINTH shall not limit or eliminate any protections or defenses otherwise available to, or any rights to indemnification or advancement of expenses of, any director or officer of the Corporation under the Amended and Restated Certificate, the Bylaws, any agreement between the Corporation and such officer or director, or any applicable law.
E.
Deemed Notice. Any person or entity purchasing, holding or otherwise acquiring any interest in any shares of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article NINTH.

TENTH: The Corporation expressly elects not to be governed by Section 203 of the DGCL.

ELEVENTH: If any provision or provisions of the Amended and Restated Certificate shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of the Amended and Restated Certificate (including, without limitation, each portion of any sentence of the Amended and Restated Certificate containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article ELEVENTH.

14

IN WITNESS WHEREOF, the Corporation has caused this Third Amended and Restated Certificate of Incorporation to be signed by the undersigned officer on this [●].

By:
Name:
Title:

15

Exhibit B

Form of Amended Bylaws

(See attached)

Second Amended and Restated Bylaws of KLDiscovery, Inc.

(the “Corporation”)

Article I
– STOCKHOLDERS
Section 1
. Place of Meetings.

Meetings of stockholders shall be held at such place, if any, either within or without the State of Delaware, as designated by the Board of Directors of the Corporation (the “Board”). The Board may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the General Corporation Law of the State of Delaware (the “DGCL”). In the absence of any such designation or determination, a meeting of stockholders shall be held at the principal executive office of the Corporation.

Section 2
. Annual Meeting.

An annual meeting of stockholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, if any, on such date, and at such time as the Board (or its designee) shall each year fix, which date shall be within thirteen (13) months of the last annual meeting of stockholders or the last action by written consent to elect directors in lieu of an annual meeting, as applicable.

Section 3
. Special Meetings.

Special meetings of stockholders, for any purpose or purposes prescribed in the notice of the meeting, may be called by the Board (or its designee) and shall be held at such place, if any, on such date, and at such time as they or such person shall fix.

Section 4
. Notice of Meetings.

Notice of the place, if any, date, and time of all meetings of the stockholders, the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, and the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, shall be given, not less than ten (10) nor more than sixty (60) days before the date of the meeting, to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting, except as otherwise provided herein or required by law (meaning, here and hereinafter, as required from time to time by the DGCL or the Third Amended and Restated Certificate of Incorporation of the Corporation (including, for the avoidance of doubt, any certificate of designations relating to any series of preferred stock) (as amended or restated from time to time, the “Certificate of Incorporation”).

When any meeting of stockholders is adjourned to another time or place, if any, (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication), notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken, displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxyholders to participate in the meeting by means of remote communication, or set forth in the notice of meeting; provided, however, that if the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board shall fix a new record date for notice of such adjourned meeting, in accordance with Section 213 of the DGCL, and shall give notice of the adjourned meeting, in accordance with Section 222 of the DGCL, to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

Section 5
. Advance Notice of Nominations and Business.
a)
Annual Meetings.
i.
Nominations of persons for election to the Board and the proposal of business to be transacted by the stockholders may be made at an annual meeting of stockholders (A) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (B) by or at the direction of the Board, (C) by any stockholder of the Corporation who was a stockholder of record at the time of the giving of the notice required by this Section 5 and at the time of the annual meeting of stockholders, who is entitled to vote at such meeting and who has complied with the requirements of this Section 5, or (D) by 1397225 Ontario Limited (“OTPP”) or MGG Investment Group LP (“MGG”) or their respective affiliates that are or become stockholders of the Corporation. For the avoidance of doubt, the foregoing clause (C) shall be the exclusive means for a stockholder (other than OTPP and MGG or their respective affiliates that are or become stockholders of the Corporation) to make nominations or propose business (other than business included in the Corporation’s proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (such act, and the rules and regulations promulgated thereunder, the “Exchange Act”) if Rule 14a-8 is applicable to the Corporation) at an annual meeting of stockholders.
ii.
For nominations or business to be properly brought before an annual meeting of stockholders by a stockholder of record pursuant to clause (C) of the foregoing paragraph, (A) the stockholder of record must have given timely notice thereof in writing to the Secretary of the Corporation and (B) any such business must be a proper matter for stockholder action under Delaware law. To be timely, a stockholder of record’s notice must be delivered in writing to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day, nor earlier than the one hundred twentieth (120th) day prior to the first anniversary of the previous year’s annual meeting of stockholders; provided, however, that, subject to the last following sentence, if the date of the annual meeting of stockholders is advanced by more than thirty (30) days prior to or delayed by more than thirty (30) days after the anniversary of the preceding year’s annual meeting, or if no annual meeting was held in the preceding year, notice to be timely must be so given not earlier than the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of (x) the ninetieth (90th) day before such annual meeting and (y) the tenth (10th) day following the day on which announcement of the date of such meeting is first made by the Corporation. In no event shall an adjournment, recess or postponement of an annual meeting of stockholders (or the public announcement thereof) for which notice has been given, or for which a public announcement of the date thereof has been made, commence a new time period for the giving of such notice.
iii.
Such notice shall set forth:
1.
As to each person whom the stockholder proposes to nominate for election or re-election as a director: (A) The name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) the class and number of shares of the Corporation that are beneficially owned by such person, (D) such person’s written consent to being named in a proxy statement relating to the meeting of stockholders at which directors are to be elected and to serve if elected, (E) a completed and signed written questionnaire with respect to the background, qualifications, stock ownership and independence of such person (the form of which shall be provided by the Secretary of the Corporation within five (5) business days following a written request therefor), (F) a description of all arrangements, agreements or understandings between such person and any Proponent (as defined below) or any other person or persons (including their names) in connection with the nomination by such stockholder, and (G) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in a contested election, or that is otherwise required, pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;
2.
as to such stockholder, any beneficial owner on whose behalf such nomination or proposal is made and any affiliate (as defined in Rule 405 under the Securities Act of 1933, as amended) who controls either of the foregoing stockholder or beneficial owner, directly or indirectly (each a “Proponent”): (A) the name and address of such stockholder, as they appear on the Corporation’s books and records, and the name and address of each other Proponent, (B) the class or series and number of shares of the Corporation which are, directly or indirectly, owned beneficially and of record by each Proponent, (C) a description of all arrangements, agreements or understandings between any Proponent and any other person or persons (including their names) in connection with the nomination(s) or proposal by such stockholder, (D) a representation that such stockholder is a stockholder of record and entitled to vote at such meeting of stockholders and that such stockholder (or a qualified representative thereof) intends to appear at such meeting of stockholders to present the nomination(s) or proposal, (E) the full notional amount of any securities that, directly or indirectly, underlie any “derivative security” (as such term is defined in Rule 16a-1(c) under the Exchange Act) that constitutes a “call equivalent position” (as such term is defined in Rule 16a-1(b) under the Exchange Act) (“Synthetic Equity Position”) and that is, directly or indirectly, held or maintained by such Proponent with respect to any shares of any class or series of stock of the Corporation; provided that, for the purposes of the definition of “Synthetic Equity Position,” the term “derivative security” shall also include any security or instrument that would not otherwise constitute a “derivative security” as a result of any feature that would make any conversion, exercise or similar right or privilege of such security or instrument becoming determinable only at some future date or upon the happening of a future occurrence, in which case the determination of the amount of securities into which such security or instrument would be convertible or exercisable shall be made assuming that such security or instrument is immediately convertible or exercisable at the time of such determination; and, provided, further, that any Proponent satisfying the requirements of Rule 13d-1(b)(1) under the Exchange Act (other than a Proponent that so satisfies Rule 13d-1(b)(1) under the Exchange Act solely by reason of Rule 13d-1(b)(1)(ii)(E)) shall not be deemed to hold or maintain the notional amount of any securities that underlie a Synthetic Equity Position held by such Proponent as a hedge with respect to a bona fide derivatives trade or position of such Proponent arising in the ordinary course of such Proponent’s business as a derivatives dealer, (F) any rights to dividends on the shares of any class or series of stock of the Corporation owned beneficially by such Proponent that are separated or separable from the underlying shares of the Corporation, and (G) any material pending or threatened legal proceeding in which such Proponent is a party or material participant involving the Corporation or any of its officers or directors, or any affiliate of the Corporation.
3.
(I) a representation as to whether or not any Proponent will or is part of a group that will (x) in the case of a proposal other than a nomination of a director or directors, deliver, or make available, a proxy statement and form of proxy to holders of a sufficient number of the Corporation’s voting shares to carry such proposal, (y) in the case of a nomination, solicit the holders of shares representing at least sixty-seven percent (67%) of the voting power of the Corporation’s voting shares entitled to vote on the election of directors in support of any director nominees other than the Corporation’s in accordance with Rule 14a-19 (“Rule 14a-19”) promulgated under the Exchange Act, and/or (z) otherwise solicit proxies or votes from stockholders in support of such proposal or nomination, and (II) if so, a representation, that promptly (and in any event no more than two (2) business days) after such Proponent (or a group of which such Proponent is a part) has solicited the holders of the applicable percentage of the Corporation’s voting shares referred to in the representation required by clauses (x) and (y) of this Section 5(a)(iii)(2)(E), it will provide the Corporation with reasonable evidence, which may take the form of a statement and documentation from a proxy solicitor, demonstrating that the necessary steps have been taken to deliver, or make available, a proxy statement and form of proxy to holders of such percentage of the Corporation’s voting shares; and
4.
as to any business other than a nomination of a director or directors that such stockholder proposes to bring before the meeting of stockholders: (A) a brief description of the business desired to be brought before such meeting, (B) the text of the proposal or business (including the text of any resolutions proposed for consideration, and, in the event that such business includes a proposal to amend these Amended and Restated Bylaws of the Corporation (these “Bylaws”), the text of such proposed amendment), (C) the reasons for conducting such business at such meeting, and (D) any material interest of each Proponent in such business.
iv.
The Corporation may also require any proposed candidate for nomination as a director to furnish such other information as may reasonably be requested by the Board in writing prior to the meeting of stockholders at which such candidate’s nomination is to be acted upon in order for the Board to determine the eligibility of such candidate for nomination to be an independent director of the Corporation under the rules of any stock exchange on which shares of the Corporation’s stock are listed or to determine the impact that such person’s service as a director would have on the ability of the Corporation to satisfy the requirements of law, rules, regulations and listing standards applicable to the Corporation or its directors.
v.
In the event that the number of directors to be elected to the Board is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board at least ten (10) days prior to the last day a stockholder may deliver a notice of nomination in accordance with Section 5(a)(ii), a stockholder’s notice required thereby shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

b)
Special Meetings. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before such meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected (i) by or at the direction of the Board or a duly authorized committee thereof, (ii) by OTPP or MGG or their respective affiliates that are or become stockholders of the Corporation, or (iii) by any stockholder of the Corporation who was a stockholder of record at the time of the giving of the notice required by this Section 5(b) and at the time of the special meeting, who is entitled to vote at such meeting and who has complied with the requirements of this Section 5 (including delivering a written notice setting forth the information required by Section 5(a)(iii)). In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board, any stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the notice required by this Section 5(b) shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not earlier than the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the date on which public announcement of the date of the special meeting of stockholders and of the nominees proposed by the Board to be elected at such special meeting is first made by the Corporation. In no event shall an adjournment, recess or postponement of a special meeting of stockholders commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.
c)
General.
i.
Only such persons who are nominated in accordance with the procedures set forth in this Section 5 shall be eligible to be elected as directors at an annual or special meeting. Only such business shall be conducted at a meeting of stockholders as shall have been brought before such meeting in accordance with the procedures set forth in this Section 5. Except as otherwise required by applicable law or these Bylaws, and subject to the supervision, direction and control of the Board, the chairperson of the meeting shall have the power to determine whether a nomination or any other business proposed to be brought before such meeting was made or proposed, as the case may be, in accordance with the procedures and requirements set forth in this Section 5 (including, without limitation, compliance with Rule 14a-19 promulgated under the Exchange Act) and, if (1) any proposed nomination or business is not in compliance herewith, (2) a Proponent does not act in accordance with the representations required in this Section 5, or (3) the stockholder (or a qualified representative thereof) does not appear at the annual or special meeting of stockholders of the Corporation to present the nomination or proposed business, to declare that such nomination shall be disregarded (and such nominee disqualified from standing for election or re-election) and such proposed business shall not be transacted, notwithstanding that proxies or votes in respect of such vote may have been solicited or received by the Corporation.

ii.
A stockholder providing the written notice required by Section 5(a) or (b) shall update and supplement such notice in writing within five (5) business days after the record date for the determination of stockholders entitled to notice of the meeting of stockholders, so that the information provided or required to be provided in such notice is true and correct in all material respects as of such record date.
iii.
For purposes of this Section 5,
1.
“business day” means any day other than a Saturday, Sunday or a day on which banks are required or authorized by law to be closed in New York City, New York;
2.
“close of business” means 5:00 p.m. local time at the principal executive offices of the Corporation on any calendar day, whether or not the day is a business day;
3.
“public announcement” means disclosure in a press release reported by the Dow Jones News Service, Associated Press, Business Wire, GlobeNewswire or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act or by such other means reasonably designed to inform the public or security holders in general of such information, including, without limitation, posting on the Corporation’s investor relations website; and
4.
to be considered a “qualified representative” of a stockholder, a person must be: (i) if such proposing stockholder is (x) a general or limited partnership, any general partner or person who functions as a general partner of the general or limited partnership or who controls the general or limited partnership, (y) a corporation or a limited liability company, any officer or person who functions as an officer of the corporation or limited liability company or any officer, director, general partner or person who functions as an officer, director or general partner of any entity ultimately in control of the corporation or limited liability company or (z) a trust, any trustee of such trust or (ii) authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders, which writing or electronic transmission, or a reliable reproduction thereof, must be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation at least five (5) business days before the meeting of stockholders.
iv.
Notwithstanding the foregoing provisions of this Section 5, a stockholder (and any other Proponent) shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 5, and any failure to comply therewith shall be deemed a failure to comply with this Section 5; provided, however, that any references in these Bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 5.
v.
Nothing in this Section 5 shall be deemed to affect any rights of (i) stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act, if applicable to the Corporation, or (ii) the holders of any series of Preferred Stock, if and to the extent provided for under law, the Certificate of Incorporation or these Bylaws.
Section 6
. Quorum.

At any meeting of stockholders, the holders of a majority of the voting power of all of the shares of stock outstanding and entitled to vote at the meeting, present in person (or by remote communication, if applicable), or represented by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number is required by law. Where a separate vote by a class or classes or series is required, the holders of a majority of the voting power of the outstanding shares of such class or classes or series, present in person (or by remote communication, if applicable) or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter.

If a quorum shall fail to attend any meeting, the meeting may be adjourned to another place, if any, date or time by the chairperson of the meeting or by the affirmative vote of the holders of a majority of the voting power of shares of stock entitled to vote thereat who cast a vote “for” or “against” such adjournment (excluding abstentions and broker non-votes).

Section 7
. Organization.

Such person as the Board may have designated or, in the absence of such a person, the Chairperson of the Board (the “Chairperson”) or, in the Chairperson’s absence, the Chief Executive Officer of the Corporation or, in the Chief Executive Officer’s absence, such person as may be chosen by the affirmative vote of the holders of a majority of the voting power of shares of stock entitled to vote thereat who cast a vote “for” or “against” such matter (excluding abstentions and broker non-votes), shall call to order any meeting of the stockholders and act as chairperson of the meeting. In the absence of the Secretary of the Corporation, the secretary of the meeting shall be such person as the chairperson of the meeting appoints.

Section 8
. Conduct of Business.

The chairperson of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him or her in order. Unless and to the extent determined by the Board or the chairperson of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure. The chairperson shall have the power to adjourn the meeting to another place, if any, date and time.

Section 9
. Proxies and Voting.

At any meeting of the stockholders, every stockholder entitled to vote thereat may vote in person (or by remote communication, if applicable) or by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting. Any copy, facsimile telecommunication or other reliable reproduction of the document (including electronic transmission) created pursuant to this paragraph may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

The Corporation may, and to the extent required by law, shall, in advance of any meeting of stockholders, appoint one (1) or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one (1) or more alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the chairperson of the meeting may, and to the extent required by law, shall appoint one (1) or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability.

All elections of directors shall be determined by a plurality of the votes of shares present in person (or by remote communication, if applicable) or represented by proxy at the meeting and entitled to vote on such election of directors. Except as otherwise provided in the Certificate of Incorporation, the Stockholders Agreement, dated [●], by and among the Corporation, OTPP and the affiliates of MGG listed on the signature pages thereto, as amended, supplemented, restated or otherwise modified from time to time by the parties thereto (the “Stockholders Agreement”), or these Bylaws, or otherwise required by law, all other matters shall be determined by the affirmative vote of the holders of a majority of the votes cast “for” or “against” (excluding abstentions and broker non-votes).

Section 10
. Stock List.

The Corporation shall prepare, no later than the ten (10th) day before each meeting of stockholders, a complete list of stockholders entitled to vote at any meeting of stockholders, provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date, arranged in alphabetical order, and showing the address of each such stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least ten (10) days ending on the day before the meeting date: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation.

Section 11
. Consent of Stockholders in Lieu of Meeting.

Notwithstanding anything contrary in these Bylaws, any action required by the DGCL to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation in the manner required by Section 228 of the DGCL. No consent shall be effective to take the corporate action referred to therein unless consents signed by a sufficient number of holders to take such action are delivered to the Corporation in the manner required by Section 228 of the DGCL within sixty (60) days of the first date on which a consent is so delivered to the Corporation. Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing. Any person executing a consent may provide, whether through instruction to an agent or otherwise, that such a consent will be effective at a future time, including a time determined upon the happening of an event, occurring no later than sixty (60) days after such instruction is given or such provision is made, if evidence of such instruction or provision is provided to the Corporation. Unless otherwise provided, any such consent shall be revocable prior to its becoming effective.

Section 12
. Delivery to the Corporation

Irrespective of Section 116 of the DGCL, whenever this Article I requires one or more persons (including a record or beneficial owner of stock) to deliver a document or information to the Corporation or any officer, employee or agent thereof (including any notice, request, questionnaire, revocation, representation, letter or other document or agreement), such document or information must be in writing exclusively (and not in an electronic transmission) and delivered exclusively by hand (including, without limitation, overnight courier service) or by certified or registered mail, return receipt requested.

Article II
- BOARD OF DIRECTORS
Section 1
. Number and Term of Office.

The number of directors who shall constitute the Whole Board shall be seven (7) unless otherwise changed in conformity with the Stockholders Agreement. For purposes of these Bylaws, the term “Whole Board” shall mean the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships. Each director shall be elected for a term of one (1) year and hold office until such director’s successor is elected and qualified or until such director’s earlier resignation or removal.

Section 2
. Vacancies.

Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled only by stockholders and not directors.

Section 3
. Regular Meetings.

Regular meetings of the Board shall be held at such place or places, if any, on such date or dates, and at such time or times as shall have been established by the Board and publicized among all directors. A notice of each regular meeting shall not be required.

Section 4
. Special Meetings.

Special meetings of the Board may be called by one-third (1/3) of the directors then in office (rounded up to the nearest whole number) or by the Chairperson or the Chief Executive Officer and shall be held at such place, if any, on such date, and at such time as they or such person shall fix. Notice of the place, if any, date, and time of each such special meeting shall be given to each director by whom it is not waived by mailing written notice not less than five (5) days before the meeting or by electronic transmission (including facsimile) of the same not less than twenty-four (24) hours before the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

Section 5
. Quorum; Voting.

The requirements for a quorum at any meeting of the Board and for Board action shall be as set forth in the Stockholders Agreement.

Section 6
. Participation in Meetings By Conference Telephone.

Members of the Board, or of any committee designated by the Board, may participate in a meeting of such Board or committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

Section 7
. Action Without Meeting.

Action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all members thereof consent thereto in writing or by electronic transmission, and after the action is taken, the consent or consents relating thereto shall be filed with the minutes of proceedings of the Board, or committee thereof, in the same paper or electronic form as the minutes are maintained. Any person (whether or not then a director) may provide, whether through instruction to an agent or otherwise, that a consent to action will be effective at a future time (including a time determined upon the happening of an event), no later than sixty (60) days after such instruction is given or such provision is made and such consent shall be deemed to have been given for purposes of this Section 7 at such effective time so long as such person is then a director and did not revoke the consent prior to such time. Any such consent shall be revocable prior to its becoming effective.

Section 8
. Compensation of Directors.

Directors, as such, may receive, pursuant to resolution of the Board, fixed fees and other compensation for their services as directors, including, without limitation, their services as members of committees of the Board.

Article III
- COMMITTEES
Section 1
. Committees of the Board of Directors.

The Board may, subject to the terms of the Stockholders Agreement, designate committees of the Board, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board and shall, for those committees and any others provided for herein, elect a director or directors to serve as the member or members thereof, designating, if it desires, other directors as alternate members who may replace any absent or disqualified member at any meeting of the committee.

Article IV
- OFFICERS
Section 1
. Generally.

The officers of the Corporation shall consist of a Chief Executive Officer, a President, one (1) or more Vice Presidents, a Secretary, a Treasurer and such other officers as may from time to time be appointed by the Board (or its designee). The manner of choosing officers of the Corporation, terms of office of such officers, and filling of vacancies in officer positions, shall be those as are set forth in the Stockholders Agreement. Any number of offices may be held by the same person.

Section 2
. Chief Executive Officer.

The Chief Executive Officer shall be the chief executive officer of the Corporation. Subject to the provisions of these Bylaws and the Stockholders Agreement, and to the direction of the Board, the Chief Executive Officer shall have the responsibility for the general management and control of the business and affairs of the Corporation and shall perform all duties and have all powers which are commonly incident to the office of chief executive officer or which are delegated to such person by the Board.

Section 3
President.

Subject to the provisions of these Bylaws and the Stockholders Agreement, and to the direction of the Board, the President shall perform all duties and have all powers which are commonly incident to the office of president or which are delegated to him or her by the Board. The President shall perform the duties and exercise the powers of the Chief Executive Officer and of the Treasurer in the event of a vacancy in the office of Chief Executive Officer or Treasurer, or in the event of either such person’s absence or disability.

Section 4
. Vice President.

Each Vice President shall have such powers and duties as may be delegated to him or her by the Board in conformity with the Stockholders Agreement. One (1) Vice President may be designated by the Board (or its designee) to perform the duties and exercise the powers of the President in the event of the President’s absence or disability.

Section 5
. Treasurer.

The Treasurer shall have the responsibility for maintaining the financial records of the Corporation. The Treasurer shall make such disbursements of the funds of the Corporation as are authorized and shall render from time to time an account of all such transactions and of the financial condition of the Corporation. The Treasurer shall also perform such other duties as the Board (or its designee) may from time to time prescribe in conformity with the Stockholders Agreement.

Section 6
. Secretary.

The Secretary shall issue all authorized notices for, and shall keep minutes of, all meetings of the stockholders and the Board. The Secretary shall have charge of the corporate books, shall have power to sign all stock certificates (if any), and shall perform such other duties as the Board (or its designee) may from time to time prescribe in conformity with the Stockholders Agreement.

Section 7
. Delegation of Authority.

The Board (or its designee) may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

Section 8
. Action with Respect to Securities of Other Entities.

Unless otherwise directed by the Board, the Chief Executive Officer, or any officer of the Corporation authorized by the Chief Executive Officer, shall have power to vote and otherwise act on behalf of the Corporation, in person (or by remote communication, if applicable) or by proxy, at any meeting of equityholders, or with respect to any action of equityholders, of any other entity in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other entity.

Article V
- STOCK
Section 1
. Uncertificated Shares of Stock.

By adopting these Bylaws, the Board hereby provides that shares of stock of the Corporation shall be uncertificated.

Section 2
. Transfers of Stock.

Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation. The Corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes or series of stock of the Corporation to restrict the transfer of shares of stock of the Corporation of any one or more classes owned by such stockholders in any manner not prohibited by the DGCL.

Section 3
. Record Date.

In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the foregoing provisions of this Section 3 at the adjourned meeting.

In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

In order that the Corporation may determine the stockholders entitled to consent to corporate action without a meeting in accordance with Section 228 of the DGCL, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall be not more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board. If no record date has been fixed by the Board, the record date for determining stockholders entitled to consent to corporate action without a meeting, when no prior action by the Board is required by the DGCL, shall be the first date on which a signed consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with Section 228(d) of the DGCL. If no record date has been fixed by the Board and prior action by the Board is required by the DGCL, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.

Section 4
. Regulations.

The issue, transfer, conversion and registration of shares of stock shall be governed by such other regulations as the Board (or its designee) may establish.

Section 5. Registered Stockholders.

The Corporation (i) shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner and (ii) shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

Article VI
- NOTICES
Section 1
. Notices.

Notices may be given in any manner permitted under Section 232 of the DGCL.

Section 2
. Waivers.

Whenever notice is required to be given under any provision of the DGCL or the Certificate of Incorporation or Bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Certificate of Incorporation or the Bylaws.

Article VII
- MISCELLANEOUS
Section 1
. Facsimile Signatures.

In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board (or its designee).

Section 2
. Corporate Seal.

The Board may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board (or its designee), duplicates of the seal may be kept and used by any officer.

Section 3
. Reliance upon Books, Reports and Records.

Each director and each member of any committee designated by the Board shall, in the performance of such director’s duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board, or by any other person as to matters which such director reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

Section 4
. Fiscal Year.

The fiscal year of the Corporation shall be as fixed by the Board.

Section 5
. Time Periods.

Except as otherwise expressly provided herein, in applying any provision of these Bylaws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

Section 6
. Stockholders Agreement. Prior to the termination of the Stockholders Agreement pursuant to its terms, in the event of any conflict between the terms and provisions of these Bylaws and those contained in the Stockholders Agreement, the terms and provisions of the Stockholders Agreement shall govern and control, except as provided otherwise by mandatory provisions of the DGCL that cannot be altered as a matter of public policy. For the avoidance of doubt, the voting powers attached (as such term “attached” is used in the Pension Benefits Act Regulations (Ontario)) to each share of stock (including the power to vote on the election and removal of directors) shall be those as set forth in the Certificate of Incorporation, and provisions in the Stockholders Agreement obligating parties thereto to exercise those voting powers as required therein shall not be deemed to change the voting powers so attached to each share of stock as set forth in the Certificate of Incorporation.
Article VIII
‑ AMENDMENTS

These Bylaws may be amended or repealed by the Board at any meeting or by the stockholders at any meeting, subject to the terms of the Certificate of Incorporation and Stockholders Agreement.

107562784.2

Exhibit C

Form of New Stockholders’ Agreement

(See attached)

Stockholders Agreement

by and among

KLDiscovery Inc.

and

The Major Stockholders Named Herein

dated as of

[●]

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TABLE OF CONTENTS

1.	Definitions		1
2.	Board Issues		8
	2.1	Size of Board	8
	2.2	Composition of Board	8
	2.3	Failure to Designate a Director Candidate; Vacancies	8
	2.4	Removal of Board Members	9
	2.5	Notwithstanding anything to the contrary in this Agreement	9
	2.6	No Liability for Election of Designated or Approved Directors	10
	2.7	Stockholder Action	10
	2.8	Quorum and Board Action	10
	2.9	Chairperson of the Board	10
3.	Covenants		10
	3.1	Consent Rights	10
	3.2	Compliance with Law	13
4.	Annual Budget and Business Plan		14
5.	Transfer Restriction; Cooperation on Certain Transfers		14
6.	Drag-Along Right		15
	6.1	Actions to be Taken	15
	6.2	Conditions	16
	6.3	Company Obligations	18
7.	Forced Sale Rights		18
	7.1	Initiation of Sale Process	18
	7.2	Specific Company Obligations	18
	7.3	Board Approval of the Terms and Conditions of a Proposed Sale of the Company	19
	7.4	Appointment and Authority of Holder Representative	20
8.	Remedies		20
	8.1	Irrevocable Proxy and Power of Attorney	20
	8.2	Specific Enforcement	21
	8.3	Remedies Cumulative	21
9.	Term		21

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10.	30% Rule		21
11.	Miscellaneous		22
	11.1	Representations and Warranties	22
	11.2	Additional Parties	23
	11.3	Successors and Assigns	23
	11.4	Governing Law; Forum; Waiver of Jury Trail	23
	11.5	Notices	24
	11.6	Consent Required to Amend, Modify, Terminate or Waive	24
	11.7	Delays or Omissions	24
	11.8	MGG Representative	25
	11.9	Severability	25
	11.10	Entire Agreement	25
	11.11	Share Legend	25
	11.12	Stock Splits, Dividends and Recapitalizations	26
	11.13	Manner of Voting	26
	11.14	Further Assurances	26
	11.15	Costs of Enforcement	26
	11.16	No Third-Party Beneficiaries	26
	11.17	Construction	26
	11.18	Counterparts	27

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STOCKHOLDERS AGREEMENT

This Stockholders Agreement (this “Agreement”) is made as of [●] (the “Effective Time”), by and among (i) KLDiscovery Inc., a Delaware corporation (the “Company”), (ii) the “OTPP Party” listed on the signature pages hereto (“OTPP”), and (iii) the “MGG Parties” listed on the signature pages hereto (collectively, “MGG”, and together with OTPP, the “Major Stockholders” and each, a “Major Stockholder”).

RECITALS

WHEREAS, concurrently with the execution of this Agreement, the Company and the Major Stockholders are effecting an out-of-court privately negotiated exchange pursuant to which, among other things, the Major Stockholders will exchange 100% of the 8% convertible debentures due in 2024 issued by the Company and held by them for shares of Common Stock (the “Exchange”); and

WHEREAS, in order to induce each Major Stockholder to effect the Exchange, each other Major Stockholder and the Company have agreed to the covenants and other agreements contained herein.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the sufficiency of which is acknowledged by the Parties, the Parties agree as follows:

1. Definitions. For purposes of this Agreement:

(a) “30% Rule” means the restrictions set out in section 11 of Schedule III of the Pension Benefits Standards Regulations, 1985 (Canada), as incorporated by reference in Section 79 of regulation 909 under Section 62 of the Pension Benefits Act (Ontario), which prohibits Ontario Teachers’ Pension Plan Board and its Affiliates from, directly or indirectly, investing the moneys of the plan in the securities of a corporation to which are attached more than 30% of the votes that may be cast to elect or remove the directors of a corporation, or any amendment or replacement of that rule.

(b) “30% Rule Designee” shall mean initially Ferndale3 Corp., any Permitted Transferee of such Person, and any other Person that OTPP may designate, so long as OTPP has the contractual right to direct the voting and transfer of the Shares held by such 30% Rule Designee.

(c) “Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including, without limitation, any general partner, managing member, officer, director or trustee of such Person, or any venture capital fund or other investment fund now or hereafter existing that is controlled by one or more general partners, managing members or investment advisers of, or shares the same management company or investment adviser with, such Person.

(d) “Agreement” has the meaning set forth in the Preamble.

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(e) “Anti-Corruption Laws” means laws, regulations or orders relating to anti-bribery or anti-corruption including, without limitation, the Prevention of Corruption Act 1988, the Foreign Contribution (Regulation) Act 2010, The Indian Penal Code 1860, the PRC Criminal Law (revised in 2020), the PRC Anti Unfair Competition Law (revised in 2019) the Interim Rules of the State Administration for Industry and Commerce on Prohibition of Commercial Bribery, the U.S. Foreign Corrupt Practices Act of 1977, as amended from time to time, the UK Bribery Act of 2010, the Canadian Corruption of Foreign Public Officials Act, relevant provisions of the Canadian Criminal Code, and all applicable national and international laws enacted to implement the OECD Convention on Combating Bribery of Foreign Officials in International Business Transactions.

(f) “Anti-Money Laundering Laws” means laws, regulations, rules, or guidelines relating to money laundering, countering the financing of terrorism, and financial recordkeeping, including, without limitation, those implemented and administered by competent authorities in the European Union and its Member States, the United Kingdom, the United States, Canada, China, India and all other jurisdictions in which the Company and its Subsidiaries conduct business or own assets.

(g) “Applicable Entity” has the meaning set forth in Section 10(b).

(h) “Board” means the board of Directors of the Company.

(i) “Board Shares” means shares of Class A Common Stock and shares of Class B-2 Common Stock.

(j) “Budget” has the meaning set forth in Section 4(a).

(k) “Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in New York, New York, United States or Toronto, Ontario, Canada.

(l) “Business Plan” has the meaning set forth in Section 4(a).

(m) “Bylaws” means the Second Amended and Restated Bylaws of the Company, as they may be subsequently amended or amended and restated.

(n) “Capital Stock” means the Common Stock and Preferred Stock.

(o) “CEO” has the meaning set forth in Section 2.2(a).

(p) “CEO Director” has the meaning set forth in Section 2.2(a).

(q) “Certificate of Incorporation” means the Third Amended and Restated Certificate of Incorporation of the Company, as it may be subsequently amended or amended and restated.

(r) “Change of Control” means a Change of Control Merger or Change of Control Sale.

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(s) “Change of Control Merger” means a merger, consolidation, statutory conversion, transfer, domestication, or continuance in which the Company is a constituent party or a Subsidiary of the Company is a constituent party and the Company issues shares of its capital stock pursuant to such merger, consolidation, statutory conversion, transfer, domestication, or continuance, except any such merger, consolidation, statutory conversion, transfer, domestication, or continuance in which the shares of Capital Stock of the Company outstanding immediately prior to such merger, consolidation, statutory conversion, transfer, domestication, or continuance continue to represent, or are converted into or exchanged for shares of capital stock or other equity interests that represent, immediately following such merger, consolidation, statutory conversion, transfer, domestication, or continuance, more than 50% of the total voting power of the surviving or resulting corporation or entity generally entitled to vote on the election of the board of directors or similar body of such Person, or, if the surviving or resulting corporation or entity is a wholly owned Subsidiary of another corporation or entity immediately following such merger, consolidation, statutory conversion, transfer, domestication, or continuance, of the parent corporation or entity of such surviving or resulting corporation or entity.

(t) “Change of Control Sale” means (1) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Company or any Subsidiary of the Company, of all or substantially all the assets of the Company and its Subsidiaries taken as a whole, or (2) the sale, lease, transfer, exclusive license or other disposition (whether by merger, consolidation, statutory conversion, domestication, continuance or otherwise, and whether in a single transaction or a series of related transactions) of one or more Subsidiaries of the Company if substantially all of the assets of the Company and its Subsidiaries taken as a whole are held by such Subsidiary or Subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned Subsidiary of the Company.

(u) “Child Labour” means: (i) “Child Labour” as defined in the Canadian Fighting Against Forced Labour and Child Labour in Supply Chains Act; or (ii) any employment below the minimum age as established in national legislation (as set forth in ILO Convention 138 on the Minimum Age for Admission to Employment), hazardous unpaid household services, and the worst forms of child labour (as set forth in ILO Convention 182 on the Worst Forms of Child Labour).

(v) “Class A Common Stock” means the Class A Common Stock, par value $0.0001 per share, of the Company.

(w) “Class B-1 Common Stock” means the Class B-1 Common Stock, par value $0.0001 per share, of the Company.

(x) “Class B-2 Common Stock” means the Class B-2 Common Stock, par value $0.0000001 per share, of the Company.

(y) “Common Stock” means the Class A Common Stock, Class B-1 Common Stock and Class B-2 Common Stock.

(z) “Company” has the meaning set forth in the Preamble.

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(aa) “Company Group” means the Company and its direct and indirect Subsidiaries.

(bb) “control,” including the terms “controlling,” “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting stock, by contract or otherwise.

(cc) “Cutoff Date” has the meaning set forth in Section 7.1(c).

(dd) “Deal Counsel” has the meaning set forth in Section 7.2(a).

(ee) “Director” means any member of the Board.

(ff) “Disqualification Event” has the meaning set forth in Section 2.5.

(gg) “Disqualified Designee” has the meaning set forth in Section 2.5.

(hh) “DGCL” means the Delaware General Corporation Law.

(ii) “Electing Holder” shall have the meaning set forth in Section 7.1(a).

(jj) “Effective Time” has the meaning set forth in the Preamble.

(kk) “Exchange” has the meaning set forth in the Recitals.

(ll) “Existing Indebtedness” has the meaning set forth in Section 3.1(d).

(mm) “Financial Advisor” has the meaning set forth in Section 7.2(a).

(nn) “Forced Labour” means: (i) “Forced Labour” as defined in the Canadian Fighting Against Forced Labour and Child Labour in Supply Chains Act; or (ii) any work or service that is exacted from a person under the threat of penalty, and for which that person has not offered himself or herself voluntarily.

(oo) “GAAP” means United States generally accepted accounting principles.

(pp) “General Voting Shares” means Shares other than the Class B-2 Common Stock.

(qq) “Global Trade Laws and Regulations” means export controls, and trade, economic and financial sanctions laws, regulations, embargoes, and restrictive measures administered or enforced by the United States, including without limitation the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) and the U.S. Department of Commerce, the United Kingdom, the European Union, Canada, United Nations, India and all relevant regulations made under any of the foregoing; and other similar applicable economic and trade sanctions, export or import control laws.

(rr) “Holder Representative” has the meaning set forth in Section 7.1(a).

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(ss) “Immediate Family Member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, of a natural person referred to herein.

(tt) “Indebtedness” means, with respect to any Person, any liability of such Person in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments and shall also include (a) any liability of such Person under any agreement related to the fixing of interest rates on any Indebtedness and (b) any capitalized lease obligations of such Person (if and to the extent the same would appear on a balance sheet of such Person prepared in accordance with GAAP).

(uu) “Independent” means an individual who the Board (or committee of the Board designated by the Board) determines has no relationship with the Company or any Major Stockholder that would interfere with the exercise of independent judgment in carrying out the responsibilities of a Director.

(vv) “Independent Directors” has the meaning set forth in Section 2.2(d).

(ww) “Major Stockholder” has the meaning set forth in the Preamble.

(xx) “MIP” means the Company’s Management Incentive Plan.

(yy) “MGG” has the meaning set forth in the Preamble.

(zz) “MGG Directors” has the meaning set forth in Section 2.2(c).

(aaa) “Modern Slavery” means Forced Labour, debt bondage, involuntary servitude, Child Labour, and human trafficking.

(bbb) “Modern Slavery Laws and Regulations” means laws and regulations related to Modern Slavery.

(ccc) “Nasdaq” means that Nasdaq Global Select Market.

(ddd) “NYSE” means the New York Stock Exchange.

(eee) “OFAC” has the meaning set forth in Section 1(pp).

(fff) “OTPP” has the meaning set forth in the Preamble.

(ggg) “OTPP Directors” has the meaning set forth in Section 2.2(b).

(hhh) “Party” means the Company, the Major Stockholders, and any other Person that becomes a party to this Agreement pursuant to Section 11.2.

(iii) “Permitted Transfer” means: (i) in the case of a Transferor that is an entity (other than a Transfer contemplated by subsection (iii) of this definition, which shall be governed by that subsection), a Transfer by such Transferor to its Affiliates, (ii) in the case of a Transferor

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that is a natural person, (x) a Transfer made for bona fide estate planning purposes, either during his or her lifetime or on death by will or intestacy to an Immediate Family Member, or any other relative approved by the Board, or any custodian or trustee of any trust, partnership or limited liability company for the benefit of, or the ownership interests of which are owned wholly by, such Transferor or any such Immediate Family Member or Board-approved relative, or (y) a Transfer by way of gift to any Immediate Family Member of such Transferor approved by the Board; provided, in each of (i) and (ii), the Transferor shall deliver prior written notice to the Company and each Major Stockholder of such Transfer and the applicable Transferee(s) shall, as a condition to such Transfer, take the actions contemplated by Section 11.2(b); and provided, such Transfer is made pursuant to a transaction in which there is no consideration actually paid for or as a result of such Transfer, and (iii) a Transfer between OTPP or any 30% Rule Designee, on the one hand, and any other 30% Rule Designee, on the other; provided that in the case of clause (iii), the Transferor shall deliver prior written notice to the Company and each Major Stockholder, but for the avoidance of doubt, the 30% Rule Designee shall not, as a condition of such Transfer, be required to take the actions contemplated in Section 11.2(b), and provided in the case of clause (iii) such Transfer is made pursuant to a transaction in which the consideration actually paid for or as a result of such Transfer is equal to the consideration initially paid for the Shares subject of such Transfer.

(jjj) “Permitted Transferee” means any Transferee to whom Shares are Transferred in a Permitted Transfer.

(kkk) “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

(lll) “Preferred Stock” means the Preferred Stock, par value $0.0001 per share, of the Company.

(mmm) “Proposed Sale” has the meaning set forth in Section 6.2.

(nnn) “Proxyholder” has the meaning set forth in Section 8.1.

(ooo) “Qualified Direct Listing” means an initial listing of any class of common stock of the Company (which need not be Class A Common Stock, Class B-1 Common Stock or Class B-2 Common Stock) on NASDAQ or the NYSE by means of an effective registration statement filed by the Company with the SEC, without a related underwritten offering of such common stock, for which the Board, in its sole discretion, determines that the Company is expected to have a market capitalization equal to or greater than $375,000,000 at any time on the first day of trading.

(ppp) “Qualified IPO” means the sale of shares of any class of common stock of the Company (which need not be Class A Common Stock, Class B-1 Common Stock or Class B-2 Common Stock) to the public in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act, resulting in at least $75,000,000 of gross proceeds, net of the underwriting discount and commissions, to the Company and in connection with such offering the shares of common stock are listed for trading on NASDAQ or the NYSE.

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(qqq) “Restricted Country” means any country or geographic region subject to comprehensive economic sanctions administered by OFAC which currently includes: Crimea, Cuba, the so-called Donetsk and Luhansk People’s Republics, Iran, North Korea, and Syria.

(rrr) “Sale of the Company” means any of: (1) a Stock Sale or (2) a Change of Control.

(sss) “Sale Notice” has the meaning set forth in Section 7.1(a).

(ttt) “Sale Process” has the meaning set forth in Section 7.1(a).

(uuu) “SEC” means the United States Securities and Exchange Commission.

(vvv) “Securities Act” means the Securities Act of 1933.

(www) “Shares” means any shares of Capital Stock, by whatever name called, now owned or subsequently acquired by a Stockholder, however acquired, whether through stock splits, stock dividends, reclassifications, recapitalizations, conversions, similar events or otherwise.

(xxx) “Stock Sale” means a transaction or series of related transactions in which a Person, or a group of related Persons, acquires from stockholders of the Company Shares representing more than fifty percent (50%) of the outstanding voting power of the Company generally entitled to vote on the election of the Board.

(yyy) “Stockholder” means the Major Stockholders, the 30% Rule Designee, and any other Person (other than, for greater certainty, the 30% Rule Designee) that becomes a party to this Agreement pursuant to Section 11.2.

(zzz) “Stockholder Representative” has the meaning set forth in Section 6.1(f).

(aaaa) “Subsidiary” means, with respect to any Person, any corporation, limited liability company, joint venture, partnership or other entity of which such Person (a) beneficially owns, either directly or indirectly, more than fifty percent (50%) of (i) the total combined voting power of all classes of voting securities of such entity, (ii) the total combined equity interests of such entity, or (iii) the capital or profit interests, in the case of a partnership; or (b) otherwise has the power to vote, either directly or indirectly, sufficient securities to elect a majority of the board of directors or similar governing body of such entity.

(bbbb) “Third-Party Transferee” has the meaning set forth in Section 5(c).

(cccc) “Transaction Support Agreement” means that certain Transaction Support Agreement dated as of [●], by and among the Company, its direct and indirect affiliated entities and the various other consenting stakeholders identified therein (including all exhibits, annexes, and schedules thereto, as amended, restated, amended and restated, supplemented, or otherwise modified from time to time in accordance with its terms).

(dddd) “Transfer” means any direct or indirect transfer, whether by sale, assignment, encumbrance, hypothecation, pledge, conveyance in trust, gift, bequest, devise or descent, by operation of law or by any other transfer or disposition of any kind, including to any

7

receivers, creditors, trustees in bankruptcy or other insolvency proceeding, including such transfer of any beneficial interest therein; provided, that with respect to each Major Stockholder, the following will not be deemed to be a Transfer of any Shares: (i) a sale, transfer or issuance of limited partnership interests or other equity interests or securities of such Major Stockholder or its ultimate parent entity, or (ii) a sale, transfer or issuance of limited partnership interest or other equity interests or securities of any investment fund, intermediate holding company, co-investment aggregator or similar entity that is an Affiliate of such Major Stockholder (or any successor thereto or any investment vehicle that is organized to make investments in parallel, or to co-invest, with any of the foregoing) so long as following such sale, transfer or issuance, such entity remains an Affiliate of such Major Stockholder.

(eeee) “Transferee” means a Person receiving shares in a Permitted Transfer.

(ffff) “Transferor” means a Person Transferring shares in a Permitted Transfer.

(gggg) Any reference in this Agreement to “vote” or “voting” or similar language shall include, without limitation, action by written consent of the stockholders.

2. Board Issues.

2.1 Size of Board. The Parties shall take all necessary action so that the Board will consist of seven (7) Directors.

2.2 Composition of Board. Each Stockholder agrees to vote, or cause to be voted, all Board Shares owned by such Stockholder, or over which such Stockholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that at each annual or special meeting of stockholders at which an election of Directors is held, or pursuant to any written consent of the stockholders, the following individuals shall be elected to the Board:

(a) the Company’s Chief Executive Officer (the “CEO” and in his or her capacity as such, the “CEO Director”), who as of the Effective Time is Mr. Christopher Weiler, provided that if for any reason the CEO Director ceases to serve as the CEO, each of the Stockholders shall promptly vote their respective Board Shares (i) to remove the former CEO from the Board if such person has not resigned from the position of CEO Director and (ii) to elect the then-current CEO to serve as the new CEO Director;

(b) two individuals designated for nomination from time to time by OTPP (the “OTPP Directors”);

(c) two individuals designated for nomination from time to time by MGG (the “MGG Directors”); and

(d) two individuals who are Independent and who are designated for nomination by mutual agreement of the Major Stockholders (the “Independent Directors”).

In furtherance of the foregoing, OTPP and MGG shall at all times have the right to designate individuals for nomination to the Board at any time.

2.3 Failure to Designate a Director Candidate; Vacancies.

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(a) In the absence of any designation from the Person(s) with the right to designate a Director for nomination as specified in Section 2.2, each Stockholder agrees to vote, or cause to be voted, all Board Shares owned by such Stockholder, or over which such Stockholder has voting control, to reelect the individual then serving in such Director position if willing to serve, unless such individual has been removed as provided herein, in which case such Board seat shall remain vacant until filled as provided in Section 2.2.

(b) The Parties shall take all necessary action so that any vacancies created by the resignation, removal, or death of a Director shall be filled pursuant to, and only pursuant to, the provisions of Section 2.2.

2.4 Removal of Board Members. Each Stockholder agrees to vote, or cause to be voted, all Board Shares owned by such Stockholder, or over which such Stockholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that:

(a) a Director elected or serving pursuant to Section 2.2 or Section 2.3(a), or elected to fill a vacancy pursuant to Section 2.3(b), shall be promptly removed from office by the vote of stockholders of the Company upon the occurrence of any of the following: (i) written request of the Person(s) who would be entitled to designate a replacement nominee for such Director pursuant to Section 2.2 to remove such Director (which, for the avoidance of doubt, in the case of the Independent Directors, requires the request of both Major Stockholders); (ii) in the case of the CEO Director, if such CEO Director ceases to serve as the CEO; or (iii) in the case of the Independent Directors, if any such Independent Director ceases to be Independent; and

(b) no Director elected or serving pursuant to Section 2.2, Section 2.3(a), or Section 2.3(b), may be removed from office unless such removal is made in accordance with Section 2.4(a).

2.5 Notwithstanding anything to the contrary in this Agreement, each Person with the right to designate for nomination or participate in the designation for nomination of a Director as specified above hereby represents and warrants to the Company that, to such Person’s knowledge, none of the “bad actor” disqualifying events described in Rule 506(d)(1)(i)-(viii) promulgated under the Securities Act (each, a “Disqualification Event”), is applicable to such Person’s initial designee named above except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. Any designated Director nominee to whom any Disqualification Event is applicable, except for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable, is hereinafter referred to as a “Disqualified Designee”. Each Person with the right to designate or participate in the designation for nomination of a Director as specified above hereby covenants and agrees (A) not to designate for nomination or participate in the designation for nomination of any Director designee who, to such Person’s knowledge, is a Disqualified Designee and (B) that in the event such Person becomes aware that any individual previously designated by such Person is or has become a Disqualified Designee, such Person shall as promptly as reasonably practicable notify the Company of such fact and take such actions as are necessary to cause the resignation or removal of such Disqualified Designee from the Board and designate for nomination a replacement designee who is not a Disqualified Designee.

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2.6 No Liability for Election of Designated or Approved Directors. No Stockholder, nor any Affiliate of any Stockholder, shall have any liability as a result of designating for nomination or approving an individual for election as a Director for any act or omission by such designated or approved individual in such individual’s capacity as a Director, nor shall any Stockholder have any liability as a result of voting for any such designee in accordance with this Agreement.

2.7 Stockholder Action. Each Stockholder agrees to execute any written consents of stockholders of the Company required or advisable to perform its obligations in this Section 2.

2.8 Quorum and Board Action. The presence of a majority of the Directors then in office, which must include the presence of at least one MGG Director and at least one OTPP Director, shall be necessary and sufficient to constitute a quorum for the transaction of business at any meeting of the Board; provided, that, in no event shall such a quorum be less than one-third of the total number of authorized Directors, whether or not there exist any vacancies in previously authorized directorships or unfilled newly-created directorships. The affirmative vote of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board.

2.9 Chairperson of the Board. The Chairperson of the Board shall be selected from among the Directors by the Board, subject to the approval of each of the Major Stockholders. The Chairperson of the Board may be removed as Chairperson of the Board at any time by notice in writing delivered to the Company by any Major Stockholder, and the Parties shall take all necessary action, following such notice, to remove such individual as Chairperson of the Board.

3. Covenants.

3.1 Consent Rights. The Company hereby covenants and agrees with each Major Stockholder that it shall not (and shall not cause or permit any Subsidiary of the Company to) cause or permit to occur (or approve or enter into any binding obligation to effect), any of the following matters without first obtaining the written approval of each Major Stockholder:

(a) any liquidation, dissolution, winding up or bankruptcy filing of any member of the Company Group;

(b) any change in the Company Group’s principal lines of business;

(c) any Change of Control, other than a Sale of the Company that is subject to Section 7 (which shall be governed by Section 7);

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(d) the incurrence, assumption, endorsement, or guaranty of Indebtedness by the Company or its Subsidiaries, other than (i) Indebtedness existing as of the Effective Time, after giving effect to the transactions contemplated by the Transaction Support Agreement to be consummated on such date, as set forth on Schedule I (the “Existing Indebtedness”), and (ii) other Indebtedness (that is not Existing Indebtedness) not in excess of $1,000,000 of borrowings in the aggregate;

(e) the acquisition of assets or securities, whether through merger, consolidation, share exchange, business combination, securities purchase, asset purchase or otherwise, or any investment in any Person, by the Company Group in any transaction or series of related transactions for consideration in excess of $1,000,000;

(f) the sale, assignment, transfer, conveyance, leasing, exclusive licensing, or other disposition of assets of the Company Group, in any transaction or series of related transactions, with a fair market value in excess of $500,000;

(g) any issuance, sale, distribution, grant, or Transfer of any shares of capital stock or other equity securities of the Company or any other member of the Company Group (or securities convertible or exercisable therefor) including but not limited to warrants and stock options (other than shares of Common Stock issued: (i) pursuant to the exercise of any conversion rights set forth in the Certificate of Incorporation; (ii) upon vesting or exercise of awards issued under the MIP or the Company’s 2019 Incentive Award Plan; or (iii) upon exercise of any warrants outstanding as of the Effective Time to purchase Common Stock);

(h) any redemption, repurchase or other acquisition of any securities of the Company or any other member of the Company Group, other than (i) pursuant to employment arrangements that are known to the Board and that existed prior to the Effective Time and (ii) shares of Common Stock acquired pursuant to the exercise of any conversion rights (and concomitant required redemption of Class B-2 Common Stock, if applicable) set forth in the Certificate of Incorporation;

(i) any change in the size or composition of the Board resulting in a change to how the Board is contemplated by this Agreement as of the date hereof;

(j) the creation of any Board committee, the selection of the members and chairperson of each Board committee, or any change in the scope of authority of any Board committee;

(k) the appointment, termination or replacement of the Company Group’s independent auditor, or any material change in the Company’s accounting principles, methods or policies (except as required by GAAP);

(l) the appointment, termination or replacement of the CEO and any other officer that reports directly to the CEO or the Board;

(m) the entry into or amendment of any employment agreement for, and otherwise setting compensation for, the CEO or any other officer that reports directly to the CEO or Board;

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(n) the adoption of any incentive plans or similar arrangements for officers, employees or other service providers of the Company Group;

(o) the declaration or payment of dividends with respect to any equity securities of the Company Group (other than any dividends required to be declared and paid pursuant to the Certificate of Incorporation, including, for greater certainty, an amount equal to CAD$10,000 grossed-up for any withholding tax, payable: (i) as soon as reasonably practicable after the date hereof; and (ii) annually in each subsequent year);

(p) the entry into, consummation, amendment, modification or supplement of, or waiver of compliance with, any contract or transaction with (i) any holder of capital stock of the Company or any Affiliate thereof, or (ii) any director or officer of any member of the Company Group or any Immediate Family Member thereof, other than performance by the Company Group in accordance with the terms of contracts that are known to the Board and that are in effect as of the Effective Time;

(q) the creation of any Subsidiary of any member of the Company Group, provided that the creation of any Subsidiary shall be in compliance with the 30% Rule;

(r) the entry by any member of the Company Group into any joint venture or similar arrangement;

(s) the making of any loans, advances or capital contributions to any Person in excess of $250,000 (other than advancement of expenses as required by the Certificate of Incorporation or any indemnification agreement approved by the Board);

(t) the commencement, settlement, waiver or compromise of any litigation, arbitration, dispute or proceeding reasonably expected to involve an amount in controversy greater than $500,000 or with respect to a material matter raised via the Company’s whistleblower hotline;

(u) any agreement by the Company Group to (i) increase the interest payable on or total yield on any Existing Indebtedness by more than 2.0% per annum, (ii) increase the scheduled payments or prepayments of principal under any Existing Indebtedness, (iii) modify any covenant or obligations (or having the effect of modifying any covenant or obligations) related to any Existing Indebtedness in a manner adverse to the Company Group or more burdensome on the Company Group to perform under the terms of any other Existing Indebtedness, or (iv) modify the maturity date of any Existing Indebtedness;

(v) any amendment, modification or supplement to the Budget or the Business Plan approved pursuant to Section 4, other than such adjustments specifically contemplated by Section 4(c); or

(w) any amendment, modification or supplement to the Company’s organizational documents (including but not limited to the Certificate of Incorporation and Bylaws) with respect to any of the foregoing matters.

To the extent any of the above actions would, absent this Agreement, require pursuant to the DGCL that the Board act before stockholders in approving such action, and such sequencing

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requirement may not be modified as a matter of Delaware public policy, then the Board may approve and adopt such action prior to obtaining the consent required by this Section 3.1; provided, that such action may not be effected until the consent required by this Section 3.1 is obtained.

3.2 Compliance with Law. The Company agrees that, at all times, the Company Group:

(a) Will, and will ensure any individuals or entities acting on the Company’s or its Subsidiaries behalf will, not act in violation of applicable Anti-Corruption Laws or offer, pay, promise to pay, authorize the payment of, receive, or solicit anything of value under circumstances such that all or a portion of such thing of value would be offered, given, or promised, directly or indirectly, to any Person to obtain any improper advantage;

(b) Will remain in full compliance with applicable Global Trade Laws and Regulations and will not, directly or indirectly, conduct business with a Restricted Country, individuals ordinarily resident in a Restricted Country, or entities incorporating under the laws of a Restricted Country unless permitted under a general or specific license issued by OFAC, participate in any boycott not authorized by the U.S. government, or otherwise act in violation of applicable Global Trade Laws and Regulations;

(c) Will remain in full compliance with applicable Modern Slavery Laws and Regulations;

(d) Will make and keep books, records and accounts which in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company Group, and devise and maintain a system of internal accounting controls consistent with generally accepted international standards;

(e) Will allow the Major Stockholders (and their respective Affiliates and representatives) to review the Company’s and its Subsidiaries’ books and records and have reasonable access to information, persons and premises at all reasonable times that any Major Stockholder shall reasonably require in order to allow such Major Stockholder to comply with obligations to which it is subject under any applicable laws and regulations;

(f) Will periodically provide the Major Stockholders (and their respective Affiliates and representatives) with a compliance questionnaire in relation to Global Trade Laws and Regulations, which questionnaire must be completed and returned by the Company as requested by the Major Stockholders;

(g) Will participate in OTPP’s periodic monitoring efforts with respect to compliance with Anti-Corruption Laws, Anti-Money Laundering Laws, Global Trade Laws and Regulations, Modern Slavery Laws and Regulations, and related topics and provide requested information within a reasonable period of time; and

(h) Will cooperate with any audit or investigation initiated by the Major Stockholders as a result of any information indicating actual or potential violations of applicable law or policy, as determined in the sole discretion of the Major Stockholders, and provide all reasonable information and assistance requested upon an investigation or inquiry.

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4. Annual Budget and Business Plan.

(a) As soon as practicable, but in any event at least thirty (30) days before the end of each fiscal year of the Company, management of the Company shall deliver to the Board and each Major Stockholder a budget and business plan for the next fiscal year (as to each fiscal year, the “Budget” and the “Business Plan”, as applicable) for consideration, which shall be subject to approval by the Board and the Major Stockholders.

(b) Subject to Section 4(c), in any fiscal year, the Company shall operate within the Budget and the Business Plan as approved by the Board and the Major Stockholders.

(c) If the Board and the Major Stockholders do not approve a Budget or Business Plan for any upcoming fiscal year by the first date of such fiscal year, then until such time as the Board and the Major Stockholders approve a Budget and Business Plan for such fiscal year, the Budget for the prior fiscal year shall serve as the Budget and Business Plan for such upcoming fiscal year; provided, that (i) each line item from the proposed Budget that has been approved by the Board and the Major Stockholders shall be included, (ii) any extraordinary and one-time line items in the prior year Budget shall be excluded, (iii) operating expenditures for the prior fiscal year shall be increased or decreased, as applicable, by the change in the Consumer Price Index, as published by the U.S. Department of Labor Bureau of Labor Statistics, and (iv) line items for recurring maintenance capital expenditures from the prior fiscal year’s Budget with the presumption that such recurring expenditures are necessary in the current fiscal year shall be included.

5. Transfer Restriction; Cooperation on Certain Transfers.

(a) No Stockholder shall Transfer any Shares to any Person unless such Transfer: (i) is a redemption required by Article FOURTH Section (B)(8)(ii)(C) of the Certificate of Incorporation; (ii) involves solely the grant or delivery of a revocable proxy to a Person that has been approved by the Board or by each of the Major Stockholders; (iii) is approved in writing by each of the Major Stockholders; or (iv) is a Permitted Transfer. The Stockholder proposing to Transfer Shares shall notify the Company and each Major Stockholder in writing in advance of any proposed Transfer of Shares.

(b) Notwithstanding any other provision of the Agreement, including Section 5(a), and without any consent required thereunder, OTPP may Transfer all or any of portion of its shares of Class B‑1 Common Stock to a 30% Rule Designee, and OTPP may cause any 30% Rule Designee to Transfer all or any portion of its shares of Class B-2 Common Stock to OTPP or another 30% Rule Designee. Additionally, OTPP may direct the Company or the other Stockholders to require that any Board Shares that would otherwise be Transferred by or to or issued to OTPP instead be Transferred by or to or issued to any 30% Rule Designee. For the avoidance of doubt, no 30% Rule Designee will be a party to this Agreement or be required to execute a joinder or deed of adherence as a condition precedent to owning any Shares.

(c) To the extent that OTPP desires to Transfer, and/or cause a 30% Rule Designee to Transfer (as applicable), Class B-1 Common Stock and/or Class B-2 Common Stock to any Person other than a 30% Rule Designee, OTPP or an Affiliate of OTPP (a “Third-Party Transferee”), and such Transfer is permitted pursuant to the terms of this Agreement, then if

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requested in writing by OTPP, the Company and OTPP shall cooperate to ensure that, concurrently with such Transfer, a number of shares of Class B-1 Common Stock and Class B-2 Common Stock equal to the number of shares sought to be Transferred to the Third-Party Transferee are exchanged (whether by conversion and redemption, repurchase or otherwise) for a number of shares of Class A Common Stock equal to the number of shares sought to be Transferred to the Third-Party Transferee. By way of example, and for the avoidance of doubt, if OTPP desires to Transfer ten shares of Class B-1 Common Stock to a Third-Party Transferee in a Transfer permitted pursuant to the terms of this Agreement, then if requested in writing by OTPP, the Company and OTPP shall cooperate to ensure that, concurrently with such Transfer, ten shares of Class B-1 Common Stock and ten shares of Class B-2 Common Stock would be exchanged (whether by conversion and redemption, repurchase or otherwise) for ten shares of Class A Common Stock, and such ten shares of Class A Common Stock would concurrently be Transferred to the Third-Party Transferee.

6. Drag-Along Right.

6.1 Actions to be Taken. In the event that both of the Major Stockholders, acting together, approve a Sale of the Company (which approval must be in writing), specifying that this Section 6 shall apply to such transaction, then, subject to satisfaction of each of the conditions set forth in Section 6.2, each Stockholder hereby agrees with the Major Stockholders and the Company:

(a) if such transaction requires stockholder approval, with respect to all General Voting Shares that such Stockholder owns or over which such Stockholder otherwise exercises voting power, to vote (in person, by proxy or by action by written consent, as applicable) all General Voting Shares in favor of, and approve, such Sale of the Company and the related definitive agreement(s) pursuant to which the Sale of the Company is to be consummated and to vote in opposition to any and all other proposals that could delay or impair the ability of the Company to consummate such Sale of the Company;

(b) if such transaction is a Stock Sale, to sell the same proportion of Shares beneficially held by such Stockholder (which in the case of OTPP, shall include the Shares held by the 30% Rule Designee) as is being sold by each Major Stockholder to the Person to whom the Major Stockholders propose to sell their Shares, and, except as permitted in Section 6.2 below, on the same terms and conditions as the other stockholders of the Company;

(c) to execute and deliver all related documentation and take such other action in support of the Sale of the Company as shall reasonably be requested by the Company or the Major Stockholders in order to carry out the terms and provision of this Section 6, including, without limitation, (i) executing and delivering instruments of conveyance and transfer, and any purchase agreement, merger agreement, business combination agreement, any associated indemnity or escrow agreement, any reasonably customary release agreement in the capacity of a securityholder, termination of investment-related documents, accredited investor forms, documents evidencing the removal of Board designees, powers of attorney, any associated voting, support, or joinder agreement, consent, waiver, governmental filing, share certificates duly endorsed for Transfer (free and clear of impermissible liens, claims and encumbrances), and any similar or related documents, and (ii) providing any information reasonably necessary for any public filings with the SEC in connection with the Sale of the Company;

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(d) not to deposit, and to cause their Affiliates not to deposit, except as provided in this Agreement, any Shares owned by such Stockholder or Affiliate in a voting trust or subject any Shares to any arrangement or agreement with respect to the voting of such Shares, unless specifically requested to do so by the acquirer in connection with the Sale of the Company;

(e) to refrain from (i) exercising any dissenters’ rights or rights of appraisal under applicable law at any time with respect to such Sale of the Company or (ii) asserting any claim or commencing, joining or participating in any way (including, without limitation, as a member of a class in any action, suit or proceeding) challenging the Sale of the Company, this Agreement, or consummation of the transactions contemplated in connection with the Sale of the Company or this Agreement, including (x) challenging the validity of, or seeking to enjoin the operation of, or the definitive agreement(s) with respect to, such Sale of the Company or (y) alleging a breach of any fiduciary duty of the Major Stockholders or any Affiliate or associate thereof, Directors or the acquirer(s) (including, without limitation, aiding and abetting breach of fiduciary duty) in connection with the Sale of the Company or any action taken thereby with respect to such Sale of the Company; and

(f) in the event that the Major Stockholders, in connection with such Sale of the Company, appoint a stockholder representative (the “Stockholder Representative”) with respect to matters affecting the stockholders under the applicable definitive transaction agreements following consummation of such Sale of the Company, (x) to consent to (i) the appointment of such Stockholder Representative, (ii) the establishment of any escrow, expense or similar fund in connection with any indemnification or similar obligations to the Stockholder Representative, and (iii) the payment of such Stockholder’s pro rata portion (from the applicable escrow or expense fund or otherwise) of any and all reasonable fees and expenses to such Stockholder Representative in connection with such Stockholder Representative’s services and duties in connection with such Sale of the Company and its related service as the representative of the Stockholders, and (y) not to assert any claim or commence any suit against the Stockholder Representative or any other Stockholder with respect to any action or inaction taken or failed to be taken by the Stockholder Representative, within the scope of the Stockholder Representative’s authority, in connection with its service as the Stockholder Representative, absent fraud, bad faith, gross negligence or willful misconduct.

6.2 Conditions. Notwithstanding anything to the contrary set forth herein, a Stockholder will not be required to comply with Section 6.1 above in connection with any proposed Sale of the Company (the “Proposed Sale”), unless:

(a) any representations and warranties to be made by such Stockholder in connection with the Proposed Sale are limited to representations and warranties related to authority, ownership, the ability to convey title to Shares, and representations and warranties that are necessary or advisable to ensure compliance with applicable securities laws, including, but not limited to, representations and warranties that (i) the Stockholder holds all right, title and interest in and to the Shares such Stockholder purports to hold, free and clear of all liens and encumbrances, (ii) the obligations of the Stockholder in connection with the transaction have been duly authorized, if applicable, (iii) the documents to be entered into by the Stockholder have been duly executed by the Stockholder and delivered to the acquirer and are enforceable (subject to customary limitations) against the Stockholder in accordance with their respective terms, and (iv) neither the execution and delivery of documents to be entered into by the Stockholder in connection with the transaction,

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nor the performance of the Stockholder’s obligations thereunder, will cause a breach or violation of the terms of any agreement (including the Company’s or such Stockholder’s organizational documents) to which the Stockholder is a party, or any law or judgment, order or decree of any court or governmental agency that applies to the Stockholder;

(b) such Stockholder is not required to agree (unless such Stockholder is a Company officer, Director, employee or other service provider) to any restrictive covenant in connection with the Proposed Sale (including, without limitation, any covenant not to compete or covenant not to solicit customers, employees or suppliers of any party to the Proposed Sale) or any release of claims other than a release in customary form of claims arising solely in such Stockholder’s capacity as a stockholder of the Company;

(c) such Stockholder and its Affiliates are not required to amend, extend or terminate any contractual or other relationship with the Company, the acquirer or their respective Affiliates, except that the Stockholder may be required to agree to terminate any investment-related documents between or among such Stockholder, the Company and/or other stockholders of the Company;

(d) the Stockholder is not liable for the breach of any representation, warranty or covenant made by any other Person in connection with the Proposed Sale, other than the Company (except to the extent that funds may be paid out of an escrow established to cover breach of representations, warranties and covenants of the Company as well as breach by any stockholder of any of identical representations, warranties and covenants provided by all stockholders);

(e) liability shall be limited to such Stockholder’s applicable share (determined based on the respective proceeds payable to each stockholder of the Company in connection with such Proposed Sale) of a negotiated aggregate indemnification amount that in no event exceeds the amount of consideration otherwise payable to such Stockholder in connection with such Proposed Sale in such person’s capacity as a stockholder of the Company, except with respect to claims related to fraud by such Stockholder, the liability for which need not be limited as to such Stockholder; and

(f) upon the consummation of the Proposed Sale, (i) each holder of each class of Common Stock (other than the Class B-2 Common Stock), as such, will receive the same form and amount of consideration per share for their shares of Common Stock as is received by all other holders of Common Stock (other than the Class B-2 Common Stock), as such, and if any holders of any Common Stock are given a choice as to the form of consideration to be received as a result of the Proposed Sale, all holders of Common Stock (other than the Class B-2 Common Stock), as such, will be given the same option; provided, that, notwithstanding the foregoing provisions of this Section 6.2(f), if the consideration to be paid in exchange for shares of Common Stock includes any securities and due receipt thereof by any stockholder would require under applicable law the registration or qualification of such securities or of any Person as a broker or dealer or agent with respect to such securities or the provision to any stockholder of any information other than such information as a prudent issuer would generally furnish in an offering made solely to “accredited investors” as defined in Regulation D promulgated under the Securities Act, the Company may cause to be paid to any such stockholder in lieu thereof, against surrender of the applicable Shares held by the stockholder, an amount in cash equal to the fair value (as determined in good faith by the Board) of the securities which such Stockholder would otherwise receive as of the date of the

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issuance of such securities in exchange for the Shares held by the stockholder and (ii) holders of Class B-2 Common Stock, as such, shall receive an amount of consideration contemplated by Article FOURTH, Section (B)(8)(i)(A) of the Certificate of Incorporation.

6.3 Company Obligations. The Company covenants and agrees to call a special meeting of stockholders for the purposes of approving a Sale of the Company, upon the written request of the Major Stockholders in accordance with this Section 6.

7. Forced Sale Rights.

7.1 Initiation of Sale Process.

(a) Subject to Section 7.1(b) and Section 7.1(c), upon written notice to the Company from either or both Major Stockholder(s) (the “Electing Holder” or “Electing Holders” and such notice, a “Sale Notice”), the Company shall initiate a process (the “Sale Process”), in accordance with this Section 7, intended to result in a Sale of the Company. Such Sale Notice shall include a designation of one individual (the “Holder Representative”) to act on behalf of the Electing Holder(s) and to exercise the authority granted to the Holder Representative pursuant to Section 7.2. Subject to Section 7.1(b) and Section 7.1(c), (i) each of the Stockholders and the Company agree to use his, her or its commercially reasonable efforts, in consultation with the Financial Advisor and Deal Counsel, to facilitate a Sale of the Company following delivery of the Sale Notice and (ii), in furtherance of the foregoing, upon receipt of the Sale Notice, the Company shall, and shall cause its officers, employees, consultants, counsel and advisors, to take the actions set forth in Section 7.2.

(b) A Major Stockholder may only deliver a Sale Notice on or after the date that is fifty-four (54) months after the Effective Time.

(c) If a Major Stockholder delivers a Sale Notice on a date prior to the date that is sixty-six (66) months after the Effective Time (the “Cutoff Date”), the other Major Stockholder may elect to delay the initiation of the Sale Process up to (but in no event to a date later than) the Cutoff Date if, on the date the Sale Notice is delivered, the value of the S&P 500 index is 88% or less than its peak value during the twelve (12) months preceding the date the Sale Notice is delivered.

7.2 Specific Company Obligations.

(a) In connection with any Sale Process, the Company shall engage an investment bank (the “Financial Advisor”) and a law firm (the “Deal Counsel”) reasonably satisfactory to the Holder Representative (which may be the Company’s existing investment bank and law firm) to assist with the Sale Process. The Financial Advisor and Deal Counsel, as well as any other advisors engaged pursuant to this Section 7.2(a), shall represent the Company, and only the Company, in the Sale Process, and the costs, fees and expenses of such advisors shall be paid by the Company pursuant to the terms of engagement letters that are approved by the Holder Representative (such approval not to be unreasonably withheld, conditioned or delayed). None of the Financial Advisor, Deal Counsel or any other advisor selected in accordance with this Section 7.2(a) shall be terminated by the Company without the written consent of the Holder Representative.

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(b) Without limiting the generality of the provisions of Section 7.2(a), in connection with any Sale Process, at the request of the Holder Representative, the Company shall, and shall cause its employees, officers, consultants, counsel and advisors to:

(i) assist the Financial Advisor in creating a list of potential acquirers;

(ii) set up and maintain a virtual or actual data room (as elected by the Holder Representative) containing due diligence materials customarily provided in connection with transactions of the nature of a Sale of the Company, along with any other due diligence materials requested by the Holder Representative or reasonably requested by any potential acquirer;

(iii) execute customary nondisclosure agreements with potential acquirers;

(iv) provide incentive compensation to members of the Company’s management, and in an amount and form, all as determined by the Holder Representative to be necessary or helpful to the successful consummation of the Sale of the Company;

(v) prepare, or assist the Financial Advisor with the preparation of, any marketing, financial or other materials deemed by the Holder Representative or the Financial Advisor to be necessary or helpful in connection with a Sale of the Company;

(vi) attend and participate in any meetings, conference calls or presentations regarding the Company and its business with potential acquirers;

(vii) execute a letter of intent or term sheet on terms reasonably acceptable to the Holder Representative with one or more potential acquirers;

(viii) execute and perform the Company’s obligations contained in such definitive agreements relating to a Sale of the Company as are negotiated by the Holder Representative and the potential acquirer; and

(ix) communicate regularly and promptly with each of the Financial Advisor, Deal Counsel and the Holder Representative regarding the Sale Process.

7.3 Board Approval of the Terms and Conditions of a Proposed Sale of the Company. The Company shall cause its management, together with the Financial Advisor and Deal Counsel, to deliver regular updates to the Board and the Holder Representative regarding material developments in the Sale Process and summarizing the status of the negotiation of the terms and conditions of the Sale of the Company. The Company shall, upon request of the Holder Representative, either call a meeting of its Board or seek the written consent of the Board approving the Sale of the Company and the entering into of the definitive agreements relating thereto. In the event that a Sale Process results in a potential transaction for a Sale of the Company on terms and conditions that are acceptable to the Holder Representative, each Stockholder shall use his, her or its reasonable best efforts to cause such Sale of the Company to be consummated and shall take all actions reasonably necessary to consummate such transaction and oppose any actions or proposals that could delay or impair the consummation of such Sale of the Company.

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7.4 Appointment and Authority of Holder Representative.

(a) The Stockholders have agreed that it is desirable to designate a representative to act on behalf of the Stockholders for the purposes described in this Section 7.4. The Holder Representative shall be selected by the Electing Holder(s) and shall serve as the agent and representative of each Stockholder with respect to any Sale Process.

(b) The Holder Representative shall have full power and authority to take all actions under this Section 7 that are to be taken by the Holder Representative. The Holder Representative shall take any and all actions which it believes are necessary or appropriate under this Agreement in connection with the Sale Process, including giving and receiving any notice or instruction permitted or required under this Agreement by the Holder Representative, consenting to any actions on behalf of the Stockholders in connection with a Sale of the Company pursuant to a Sale Process, conducting negotiations with any potential acquirer and its agents regarding such Sale of the Company pursuant to a Sale Process, dealing with the Company in connection with the Sale Process, taking any and all other actions specified in or contemplated by this Agreement in connection with the Sale Process, and engaging counsel, accountants or other representatives to represent the Electing Holder(s) in connection with the foregoing matters.

(c) The Holder Representative shall be indemnified for and shall be held harmless by the Stockholders against any losses incurred by the Holder Representative or any of its Affiliates and any of their respective partners, directors, officers, employees, agents, stockholders, consultants, attorneys, accountants, advisors, brokers, representatives or controlling persons, in each case relating to the Holder Representative’s conduct as Holder Representative, other than damages or losses resulting from the Holder Representative’s gross negligence or willful misconduct in connection with its performance under this Agreement. This indemnification shall survive the termination of this Agreement. The Holder Representative may, in all questions arising under this Agreement, rely on the advice of counsel, and for anything done, omitted or suffered in good faith by the Holder Representative in accordance with such advice, the Holder Representative shall not be liable to the Stockholders. In no event shall the Holder Representative be liable hereunder or in connection herewith to the Stockholders for any indirect, punitive, special or consequential damages.

(d) Any action taken by the Holder Representative pursuant to the authority granted in this Section 7.4 shall be effective and absolutely binding as the action of the Stockholders under this Agreement.

(e) The Company shall be entitled to rely on the actions and determinations of the Holder Representative, and shall have no liability whatsoever with respect to any action or omission of it taken in reasonable reliance on the actions or omissions of the Holder Representative.

8. Remedies.

8.1 Irrevocable Proxy and Power of Attorney. Each Stockholder hereby constitutes and appoints as the proxies of such Stockholder, and hereby grants a power of attorney to, OTPP and MGG Investment Group LP (each, a “Proxyholder”), and each of them, with full power of substitution, with respect to the matters set forth herein, including, without limitation, votes

20

regarding the composition of the Board and votes regarding any Sale of the Company, and hereby authorizes each of them to represent and vote the Shares held by such Stockholder, if and only if the Stockholder (i) fails to vote (whether by proxy, in person or by written consent) all of such Stockholder’s Board Shares in favor of the election or removal of individuals as members of the Board determined pursuant to and in accordance with the terms and provisions of this Agreement and all of such party’s General Voting Shares in favor of any Sale of the Company pursuant to and in accordance with the terms and provisions of this Agreement within five (5) Business Days after a request therefor by the Company or any Major Stockholder or (ii) attempts to vote (whether by proxy, in person or by written consent) any of such Stockholder’s Shares in a manner which is inconsistent with the terms of this Agreement. The power of attorney granted hereunder shall authorize each Proxyholder to execute and deliver any documentation required by this Agreement on behalf of any Stockholder failing to do so within five (5) Business Days after request by the Company or any Major Stockholder. Each of the proxy and power of attorney granted pursuant to this Section 8.1 is given in consideration of the agreements and covenants of the Parties in connection with the transactions contemplated by this Agreement and, as such, each is coupled with an interest and shall be irrevocable unless and until this Agreement terminates or expires pursuant to Section 9 hereof. Each Stockholder hereto hereby revokes any and all previous proxies or powers of attorney with respect to the Shares and shall not hereafter, unless and until this Agreement terminates or expires pursuant to Section 9 hereof, purport to grant any other proxy or power of attorney with respect to any of the Shares, deposit any of the Shares into a voting trust or enter into any agreement (other than this Agreement), arrangement or understanding with any Person, directly or indirectly, to vote, grant any proxy or give instructions with respect to the voting of any of the Shares, in each case, with respect to any of the matters set forth herein.

8.2 Specific Enforcement. Each Party acknowledges and agrees that each other Party hereto will be irreparably damaged in the event any of the provisions of this Agreement are not performed by the Parties in accordance with their specific terms or are otherwise breached. Accordingly, it is agreed that each of the Company and the Major Stockholders shall be entitled to an injunction to prevent breaches of this Agreement, and to specific enforcement of this Agreement and its terms and provisions, without requirement to post a bond therefor. Each Party agrees to use commercially reasonable efforts to cooperate in seeking and agreeing to an expedited schedule in any litigation seeking an injunction or order of specific performance.

8.3 Remedies Cumulative. All remedies, either under this Agreement or by law or otherwise afforded to any Party, shall be cumulative and not alternative.

9. Term. This Agreement shall be effective as of the Effective Date and shall continue in effect until and shall terminate upon the earliest to occur of (a) a Qualified IPO, (b) a Qualified Direct Listing, (c) the consummation of a Sale of the Company, (provided that the provisions of Section 6.1 and Section 10 (30% Rule) hereof will continue after the closing of any Sale of the Company to the extent necessary to enforce the provisions thereof with respect to such Sale of the Company), or (d) termination of this Agreement in accordance with Section 11.6 below.

10. 30% Rule.

(a) Notwithstanding any other provision of this Agreement, neither Ontario Teachers’ Pension Plan Board nor any Subsidiary thereof (each, an “Applicable Entity”) shall be required or permitted to make any investment in any member of the Company Group, or take any

21

action or step, or to cause any other Person to take any action or step, that would be reasonably expected to cause any such Applicable Entity to be in breach of or to contravene the 30% Rule.

(b) The members of the Company Group and the Stockholders will cooperate with the relevant Applicable Entities (to the extent commercially reasonable and provided that one or more of the Applicable Entities agrees to reimburse the Stockholders for all reasonable out-of-pocket costs or expenses incurred by them, if any, in respect of any such cooperation, excluding the cost of acquiring any securities) to assist the Applicable Entities to comply with the 30% Rule in relation to their investment in any member of the Company Group and the exercise of OTPP’s rights under this Agreement and any debt facility of the Company Group in which OTPP or its Affiliates participates. In furtherance of the foregoing, each Stockholder and the members of the Company Group will take (or omit to take) any action or step reasonably requested by any Applicable Entity, including, without limitation, a change in the authorized capital of a member of the Company Group, that is necessary to avoid any breach or potential breach of the 30% Rule. The Stockholders agree to exercise their governance rights and cause their nominated directors to exercise their powers as such to comply with the foregoing.

(c) OTPP (i) will cause the 30% Rule Designee to vote and Transfer its Shares in accordance with this Agreement and to comply with the other terms and conditions of this Agreement as if such 30% Rule Designee were party hereto as a Stockholder, (ii) agrees on behalf of the 30% Rule Designee to the appointment of the Stockholder Representative pursuant to Section 6.1(f), the appointment of the Holder Representative pursuant to Section 7.4, and the appointment of proxies and grants of power of attorney pursuant to Section 8.1 as if such 30% Rule Designee were party hereto as a Stockholder, and (iii) agrees that OTPP will be liable for any default by a 30% Rule Designee or any act or omission by the 30% Rule Designee, contrary to, or outside the terms of this Agreement or the Certificate of Incorporation as if the action or omission were taken by OTPP.

(d) Notwithstanding anything contained in this Section 10, no Stockholder shall be required by this Section 10 to take any action or step that has, or would reasonably be likely to have, a material adverse effect on such Stockholder’s economic, governance or other rights under this Agreement.

11. Miscellaneous.

11.1 Representations and Warranties. Each Party hereby represents and warrants to each other Party hereto that: (i) it has full legal power and authority to execute and deliver this Agreement and to perform its obligations hereunder, (ii) if such Party is an entity, it has taken all necessary action, and obtained any consents that are required, to execute, deliver and perform this Agreement, (iii) this Agreement has been duly and validly executed and delivered by such Party, and (iv) assuming the due execution and delivery by each other Party hereto, this Agreement constitutes the valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, rehabilitation, liquidation, preferential transfer, moratorium and similar laws now or hereafter affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at equity or law). Each Party agrees that, except for the representations and warranties contained in this Section 11.1, no Party makes, and each Party disclaims any reliance upon, any express or implied representation

22

or warranty whatsoever or with respect to any information provided or made available in connection with this Agreement.

11.2 Additional Parties.

(a) Other Persons who own Capital Stock may become Parties to this Agreement only with the prior written consent of each of the Major Stockholders. Each such Person shall execute and deliver a counterpart signature page to this Agreement agreeing to be bound by and subject to the terms of this Agreement as a Stockholder hereunder and shall thereafter be deemed a Stockholder for all purposes under this Agreement.

(b) In connection with any Permitted Transfer, the Transferee (other than a 30% Rule Designee) shall, as a condition to such Transfer, deliver a joinder or counterpart signature page to this Agreement and thereby become bound by all the terms and conditions of this Agreement to the same extent as the Transferor was prior to such Transfer (but only with respect to the Shares so Transferred to the Transferee). Upon the execution and delivery of a counterpart signature page to this Agreement by any Transferee, such Transferee shall be deemed a Stockholder for all purposes under this Agreement. The Company shall not permit the Transfer of the Shares subject to this Agreement on its books (other than to a 30% Rule Designee) unless and until such Transferee shall have complied with the terms of this Section 11.2(b).

11.3 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties; provided, that the rights to designate members of the Board in Section 2 are nontransferable (and shall not inure to the benefit of successors and assigns) other than pursuant to an amendment effected in accordance with Section 11.6 below. Nothing in this Agreement, express or implied, is intended to confer upon any Person other than the Parties or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

11.4 Governing Law; Forum; Waiver of Jury Trail.

(a) This Agreement shall be governed by the internal law of the State of Delaware, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Delaware.

(b) Each of the Parties submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or solely if the Court of Chancery declines to accept jurisdiction over a particular matter, any federal court sitting in the State of Delaware and any federal appellate court therefrom) in respect of the interpretation and enforcement of the provisions of this Agreement; agrees not to commence any proceeding relating to this Agreement except in such courts (other than proceedings in any court of competent jurisdiction to enforce any judgment, decree, or award rendered by any such courts); waives, and agrees not to assert, any defense in any action for the interpretation or enforcement of this Agreement that they are not subject to such jurisdiction or that such action may not be brought or is not maintainable in such courts or that this Agreement may not be enforced in or by such courts, that the action is brought in an inconvenient forum, or that the venue of the action is improper; and consents to service of process by first class certified mail, return

23

receipt requested, postage prepaid, to the address at which such Party is to receive notice in accordance with Section 11.5.

(c) EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.4.

11.5 Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing (including electronic mail as permitted in this Agreement) and shall be deemed effectively given upon the earlier of (a) actual receipt, (b) personal delivery to the Party to be notified, (c) when sent, if sent by electronic mail during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next Business Day, (d) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (e) one (1) Business Day after the Business Day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next Business Day delivery, with written verification of receipt. All communications shall be sent to the respective Parties at their address as set forth below each Party’s signature page hereto or as subsequently modified by written notice given in accordance with this Section 11.5.

11.6 Consent Required to Amend, Modify, Terminate or Waive. This Agreement may be amended, modified or terminated (other than pursuant to Section 9) and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument executed by the Company (following approval thereof by the Board) and each Major Stockholder. Notwithstanding the foregoing, any provision hereof may be waived in writing by the waiving Party on such Party’s own behalf, without the consent of any other Party (in the case of the Company, following approval thereof by the Board). The Company shall give prompt written notice of any amendment, modification, termination, or waiver hereunder to any Party that did not consent in writing thereto. Any amendment, modification, termination, or waiver effected in accordance with this Section 11.6 shall be binding on each Party and all of such Party’s successors and permitted assigns, whether or not any such Party, successor or assignee entered into or approved such amendment, modification, termination or waiver.

11.7 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any Party, upon any breach or default of any other Party, shall impair any such right, power or remedy of such nonbreaching or nondefaulting Party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default previously or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Party of any breach or default under

24

this Agreement, or any waiver on the part of any Party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.

11.8 MGG Representative. For all purposes under this Agreement, actions required or permitted to be taken by MGG, including in its capacity as a Stockholder and a Major Stockholder, shall require the action of all of the affiliates of MGG Investment Group LP that are Stockholder parties hereto from time to time, acting unanimously; provided, that such Parties affiliated with MGG Investment Group LP hereby designate MGG Investment Group LP as their representative to take all such actions under this Agreement, and the Company and the other Parties hereto shall be entitled to rely on the actions and determinations of MGG Investment Group LP acting in such capacity and shall have no liability whatsoever with respect to any action or omission taken in reasonable reliance on the actions or omissions of MGG Investment Group LP acting in such capacity.

11.9 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or circumstance, is found to be invalid or unenforceable in any jurisdiction, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

11.10 Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the Parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between or among any of the Parties are expressly canceled.

11.11 Share Legend. The Company shall cause the following legend, in addition to any other legend required or advisable pursuant to applicable blue sky laws, to be placed on all notices of issuances of uncertificated Shares to any Stockholder who is a Party hereto:

THE SHARES REFERENCED HEREIN HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR A VALID EXEMPTION FROM THE OTHERWISE APPLICABLE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT OF 1933.

THE SHARES REFERENCED HEREIN ARE SUBJECT TO CERTAIN VOTING LIMITATIONS AND TRANSFER RESTRICTIONS, INCLUDING DRAG-ALONG RIGHTS, AS SET FORTH IN AN AGREEMENT ENTERED INTO BY THE HOLDER OF THESE SHARES,

25

THE COMPANY, AND CERTAIN OTHER STOCKHOLDERS OF THE COMPANY. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.

Each Stockholder agrees that the Company may instruct its transfer agent to impose the foregoing legends on notices of issuances of uncertificated Shares to enforce the provisions of this Agreement, and the Company agrees to promptly do so. The second paragraph of the foregoing legend pertaining to this Agreement shall be removed at the request of the holder upon termination of this Agreement.

11.12 Stock Splits, Dividends and Recapitalizations. In the event of any issuance of Shares or other voting securities of the Company hereafter to any of the Stockholders (including, without limitation, in connection with any stock split, stock dividend, recapitalization, reorganization, or the like), such Shares shall become subject to this Agreement and shall be notated with the legend set forth in Section 11.11.

11.13 Manner of Voting. The voting of Shares pursuant to this Agreement may be effected in person, by proxy, by written consent or in any other manner permitted by applicable law. For the avoidance of doubt, voting of the Shares pursuant to the Agreement need not make explicit reference to the terms of this Agreement.

11.14 Further Assurances. At any time or from time to time after the date hereof, the Parties agree to cooperate with each other, and at the request of any other Party, to execute and deliver any further instruments or documents and to take all such further action as the other Party may reasonably request in order to carry out the intent of the parties hereunder.

11.15 Costs of Enforcement. Each Party will bear its own costs in respect of any disputes arising under this Agreement.

11.16 No Third-Party Beneficiaries. This Agreement is not intended to and shall not confer upon any Person, other than the Parties and their respective successors and permitted assigns, any rights or remedies.

11.17 Construction. For purposes of this Agreement:

(a) whenever the context may require, any pronoun will include the corresponding masculine, feminine and neuter forms;

(b) where the context permits, the use of the term “or” shall be equivalent to the use of the term “and/or”;

(c) any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement;

(d) The words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation”;

26

(e) references to the “Preamble”, “Recitals” and “Sections” are intended to refer to the Preamble, Recitals and Sections of this Agreement;

(f) the table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement;

(g) references to “Dollars” and “$” mean dollars in lawful currency of the United States of America;

(h) the titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement;

(i) any references to any statute, regulation, contract or document are to such statute, regulation, contract or document as amended from time to time (and, in the case of a statute or regulation, to any successor provisions and any rules or regulations thereunder); and

(j) if any action or notice is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action or notice will be deferred until, or may be taken or given on, the next Business Day.

11.18 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have executed this Stockholders Agreement as of the date first written above.

COMPANY

KLDISCOVERY INC.

By:
Name:
Title:
Address:

Email

[Signature Page to Stockholders Agreement]

IN WITNESS WHEREOF, the parties have executed this Stockholders Agreement as of the date first written above.

OTPP PARTY

1397225 ONTARIO LIMITED

By:
Name:	Antony Waszkiewicz
Title:	Authorized Signatory

Address:	Ontario Teachers’ Pension Plan
160 Front Street West, Suite 3200
Toronto, Ontario M5J 0G4
Canada
Attention:	Antony Waszkiewicz & Christopher Witkowski
Email:	antony_waszkiewicz@otppcredit.com; christopher_witkowski@otppcredit.com; law_investments@otpp.com

[Signature Page to Stockholders Agreement]

IN WITNESS WHEREOF, the parties have executed this Stockholders Agreement as of the date first written above.

MGG PARTIES

MGG SPECIALTY FINANCE FUND II LP
MGG SF EVERGREEN FUND LP
MGG CANADA FUND LP
MGG INSURANCE FUND SERIES INTERESTS OF THE SALI MULTI-SERIES FUND, L.P.
MGG SF EVERGREEN UNLEVERED FUND LP
MGG SF DRAWDOWN UNLEVERED FUND II LP
MGG SF DRAWDOWN UNLEVERED FUND II (LUXEMBOURG) SCSP
MGG OFFSHORE FUNDING I, LLC
MGG SF EVERGREEN MASTER FUND (CAYMAN) LP
MGG SF DRAWDOWN MASTER FUND (CAYMAN) LP
MGG SF DRAWDOWN UNLEVERED MASTER FUND II (CAYMAN) LP
MGG SF EVERGREEN UNLEVERED MASTER FUND II (CAYMAN) LP
MGG (BVI) LIMITED
MGG COINVEST V LLC
PIVOTAL SPAC FUNDING LLC

By: MGG Investment Group LP, on behalf of each of the above, as Authorized Signatory

By:
Name:	Kevin F. Griffin
Title:	Chief Executive Officer & Chief Investment Officer

Address:	MGG Investment Group LP
One Penn Plaza, 53rd Floor
New York, NY 10119
Attention:	Operations
Email:	ops@mgginv.com; dstohr@mgginv.com; legal@mgginv.com

[Signature Page to Stockholders Agreement]

Schedule I

Existing Indebtedness

1. Indebtedness under the Credit Agreement, dated as of February 8, 2021, by and among KLDiscovery Holdings, Inc. (f/k/a LD Lower Holdings, Inc.), a Delaware corporation, LD Topco, Inc., a Delaware corporation, the other guarantors party thereto, the lenders party thereto, Wilmington Trust, National Association, as administrative agent and collateral agent and Ally Bank, as a lender and an L/C Issuer (as defined therein), as amended by that certain First Amendment to Credit Agreement, dated as of March 3, 2023, the Second Amendment to Credit Agreement, dated as of March 8, 2024, and the Third Amendment to Credit Agreement, dated as of [●], pursuant to which Ally Bank holds $40,000,000 in revolving commitments and Blackstone Alternative Credit Advisors LP and its affiliates hold $280,000,000 in term loans, in each case, as of the Effective Time, after giving effect to the transactions contemplated by the Transaction Support Agreement to be consummated on such date.

2. Indebtedness under the Second Lien Loan Agreement, dated as of [●], by and among KLDiscovery Holdings, Inc. (f/k/a LD Lower Holdings, Inc.), a Delaware corporation, LD Topco, Inc., a Delaware corporation, the other guarantors party thereto, OTPP, as a lender and certain funds and/or accounts managed by MGG Investment Group LP and/or its affiliates, as lenders, pursuant to which the Company has incurred or may incur (i) $50,000,000 of term loans as of the Effective Time, after giving effect to the transactions contemplated by the Transaction Support Agreement to be consummated on such date, (ii) up to $50,000,000 of additional term loans, and (iii) all PIK Interest as defined therein; provided, that, any Indebtedness which may be incurred under (ii) and (iii) from time to time shall be deemed to constitute “Existing Indebtedness” as of the Effective Time, after giving effect to the transactions contemplated by the Transaction Support Agreement to be consummated on such date.

Exhibit D

Form of OTPP Designee Subscription Agreement

(See attached)

SUBSCRIPTION AGREEMENT

This Subscription Agreement (this “Agreement”) is entered into and made effective as of [●], 2024, by and between KLDiscovery Inc., a Delaware corporation, (the “Company”), and Ferndale3 Corp., an Ontario corporation (“Purchaser”) (each a “Party” and, collectively, the “Parties”).

RECITALS

WHEREAS, Purchaser desires to subscribe for and purchase [146,778,755] shares of Class B-2 Common Stock of the Company in accordance with the terms of this Agreement, and the Company desires to issue and sell such shares of Class B-2 Common Stock to Purchaser in accordance with the terms hereof.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

Article I

SALE AND PURCHASE OF COMMON SHARES
1.1
Sale of Common Shares. Subject to the terms and conditions of this Agreement, the Company hereby issues and sells to Purchaser, and Purchaser hereby purchases from the Company and subscribes for, [●] shares of Class B-2 Common Stock of the Company at a price of $0.0000001 per share (collectively, the “Subscription Shares”).
1.2
Closing. The closing of the transaction contemplated herein (the “Closing”) is occurring simultaneously upon the execution and delivery of this Agreement by the Parties. At the Closing, Purchaser shall pay an amount equal to $[●], representing the aggregate purchase price (the “Purchase Price”) for the Subscription Shares.
1.3
Evidence of Issuance. As promptly as practicable following the issuance of the Subscription Shares, the Company shall deliver to Purchaser reasonable evidence that the Subscription Shares being purchased by Purchaser hereby have been issued in the name of Purchaser on the Company’s books and records.
Article II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to Purchaser as of the Closing, as follows:

2.1
No Conflict. None of the execution, delivery or performance of this Agreement or any other agreement or instrument in connection herewith by the Company, nor the issuance of the Subscription Shares hereunder, will (i) conflict with or constitute a violation of the organizational documents of the Company, or (ii) constitute a violation by the Company of any applicable law.
2.2
Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite power and authority to carry on its business as it is now being conducted.

2.3
Authorization. The Company has all requisite power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of the Company. This Agreement has been duly executed and delivered by the Company and each such document constitutes a legal, valid and binding obligation, enforceable against the Company in accordance with its terms.
2.4
Consents and Approvals. Except for filings that may be required under applicable federal or state securities Laws, no filing with, and no permit, authorization, consent or approval of, any governmental body is necessary for the consummation by the Company of the transactions contemplated by this Agreement.
2.5
Issuance of the Subscription Shares. The Subscription Shares being issued are duly authorized and validly issued, fully paid and nonassessable, and free and clear of all liens.
Article III

REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser represents and warrants to the Company as of the Closing as follows:

3.1
Authorization. Purchaser has all requisite power and authority to execute, deliver and enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Purchaser and constitutes a legal, valid and binding obligation, enforceable against Purchaser in accordance with its terms.
3.2
Consents and Approvals. No filing with, and no permit, authorization, consent or approval of, any governmental body is necessary for the consummation by Purchaser of the transactions contemplated by this Agreement.
3.3
No Conflict. None of the execution, delivery or performance of this Agreement or any other agreement or instrument in connection herewith by Purchaser, nor the acquisition of the Subscription Shares hereunder, will (i) conflict with or constitute a violation of the organizational documents of Purchaser, or (ii) constitute a violation by Purchaser of any applicable law.
3.4
Organization. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite power and authority to carry on its business as it is now being conducted.
3.5
Status.
(a)
Purchaser (i) is not a U.S. person (as defined in Regulation S of the United States Securities Act of 1933, as amended (the “Securities Act”)), (ii) confirms that the Subscription Shares will be acquired for investment and not with a view to distribution or resale in violation of the Securities Act, (iii) understands that the Subscription Shares have not been, and are not contemplated to be, registered under the Securities Act or the applicable securities laws of any another jurisdiction and therefore may not be resold without registration under the Securities Act or the applicable securities laws of any other jurisdiction except pursuant to a specific exemption

2

107562627.2

from the registration provisions of the Securities Act or other applicable securities laws, (iv) is not acquiring the Subscription Shares as a result of any advertisement, article, notice or other communication regarding such securities published in any newspaper, magazine or similar social media broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement and (v) has the requisite knowledge and experience in financial and business matters so that it is capable of evaluating the merits and risks of the acquisition of the Subscription Shares contemplated hereby and has had such opportunity as it has deemed adequate to obtain such information as is necessary to permit it to evaluate the merits and risks of the acquisition of the Subscription Shares contemplated hereby.
(b)
Purchaser is an “accredited investor” within the meaning of section 73.3 of the Securities Act (Ontario), was not created or is not used solely to purchase or hold securities as an accredited investor described in paragraph (m) of the applicable definition, and is acquiring the Subscription Shares as principal.
(c)
The office of Purchaser in which it has its principal place of business is identified in the address of Purchaser set forth in Section 4.1 of this Agreement.
Article IV

GENERAL PROVISIONS
4.1
Notices. All notices, requests, and other communications under this Agreement shall be in writing and shall be deemed given (i) when delivered personally by hand (with written confirmation of receipt), (ii) when sent by e-mail, (iii) when received by the addressee if sent by registered or certified mail, postage prepaid, return receipt requested, or (iv) one business day following the day sent by reputable overnight courier (with written confirmation of receipt), in each case at the following addresses (or to such other address as a Party may have specified by notice given to the other Party pursuant to this provision):

If to the Company, to:

KLDiscovery Inc.
9023 Columbine Road
Eden Prairie, MN 55347
Attention:	Andrew Southam, General Counsel
Email:	andrew.southam@kldiscovery.com

with copies to (which shall not constitute notice):

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107562627.2

Gibson, Dunn & Crutcher LLP
200 Park Ave.
New York, NY 10016
Attention:	Scott J. Greenberg Joe Zujkowski AnnElyse Scarlett Gains Michael G. Farag
Email:	SGreenberg@gibsondunn.com
JZujkowski@gibsondunn.com
AGains@gibsondunn.com
MFarag@gibsondunn.com

If to Purchaser, to:

22 Adelaide Street West, Suite 3600
Toronto, Ontario, Canada
M5H 4E3
Attention: Jim Leech

with a copy (which shall not constitute notice) to:

22 Adelaide Street West, Suite 3600
Toronto, Ontario, Canada
M5H 4E3
Attention:	Robert Picard
E-mail:	rpicard@grllp.com

4.2
Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the Parties relating to the subject matter hereof, and supersede in their entirety any and all prior and/or contemporaneous agreements, understandings or representations relating to the subject matter hereof, whether written or oral.
4.3
Governing Law. All issues and questions concerning the construction, validity, interpretation and enforcement of this Agreement, and the relative rights of the parties hereunder, shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.
4.4
Counterparts; Electronic Signatures. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. Signature pages delivered electronically (in .pdf format) shall be considered binding.
4.5
Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. No assignment of

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107562627.2

this Agreement or of any rights or obligations hereunder may be made by either the Company or Purchaser (by operation of law or otherwise) without the prior written consent of the other Party and any attempted assignment without the required consents shall be void.

[Signature pages follow]

5

107562627.2

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

KLDISCOVERY INC.

By:
Name:
Title:

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

FERNDALE3 CORP.

By:
Name: Jim Leech
Title:

[Signature Page to Subscription Agreement – Class B-2 Common Shares]

Exhibit E

Exhibit E – Form of RRA Termination Agreement

(See attached)

AMENDMENT AND TERMINATION AGREEMENT

This Amendment and Termination Agreement (this “Amendment”) is entered into as of [●], 2024, by and between KLDiscovery Inc. (formerly known as Pivotal Acquisition Corp.), a Delaware corporation (the “Company”), and the undersigned stockholders of the Company (the “Stockholders”), with respect to that certain Registration Rights Agreement, dated as of December 19, 2019, by and among the Company, the Stockholders, and certain other parties thereto (the “Registration Rights Agreement”). All capitalized terms used herein and not otherwise defined shall having the meanings ascribed to them in the Registration Rights Agreement.

WITNESSETH:

WHEREAS, the Company has entered into (i) that certain Transaction Support Agreement, dated as of July 3, 2024 (the “Transaction Support Agreement”), by and among the Company and certain lenders, equityholders, and other stakeholders of the Company, including affiliates of the Stockholders, and (ii) that certain Exchange Agreement, dated as of July 3, 2024 (the “Exchange Agreement”), by and among the Company, 1397225 Ontario Limited (“OTPP”), and certain affiliates of MGG Investment Group LP (MGG Investment Group LP and such affiliates, collectively, “MGG”);

WHEREAS, it is a condition to the consummation of the transactions contemplated by the Exchange Agreement (the “Closing”, and the date of the Closing, the “Effective Date”) that, concurrently with the Closing, the Company and the Controlling Holders have executed and delivered this agreement terminating the Registration Rights Agreement in its entirety;

WHEREAS, pursuant to Section 13(a) of the Registration Rights Agreement, the Registration Rights Agreement may be amended with the prior written consent of the Company and each Controlling Holder; and

WHEREAS, pursuant to Section 13(a) of the Registration Rights Agreement, the Company and the Stockholders, being all of the Controlling Holders under the Registration Rights Agreement, now desire to amend the Registration Rights Agreement as set forth in this Amendment, with such amendment to be effective as of the Effective Date.

NOW THEREFORE, in consideration of the premises and the mutual agreements herein set forth, and as an inducement for the parties to the Exchange Agreement and the Transaction Support Agreement to consummate the Closing and the other transactions contemplated thereby, the parties hereto hereby agree as follows:

1.
Amendment to Section 13 of the Registration Rights Agreement. Effective as of immediately prior to the Closing, Section 13 of the Registration Rights Agreement is amended to add a new sub-part (s), with text as follows:

“(s) Termination. This Agreement will automatically terminate in its entirety upon the occurrence of the “Closing” as defined in that certain Exchange Agreement,

ny-2755422

dated as of July 3, 2024, by and among the Company, 1397225 Ontario Limited, and certain affiliates of MGG Investment Group LP. Following such termination, this Agreement shall be void and of no further force or effect, and there shall be no further liability or obligation on the part of any party hereto with respect to this Agreement.”

2.
Effectiveness. This Amendment shall be deemed effective immediately prior to the Closing and shall have no force and effect unless the Closing shall occur.
3.
Governing Law. All issues and questions concerning the construction, validity, interpretation and enforcement of this Amendment, and the relative rights of the parties hereunder, shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.
4.
Counterparts. This Amendment may be executed in separate counterparts (including facsimile and scanned counterparts) each of which shall be deemed an original and all of which, together, shall constitute one and the same agreement.

[Signature Pages Follow]

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ny-2755422

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

COMPANY

KLDISCOVERY INC.

By:
Name:
Title:

[Signature Page to Amendment and Termination Agreement]

STOCKHOLDERS[1]

CEOF II DE I AIV, L.P. By: CEOF II DE AIV GP, L.P., its general partner By: CEOF II DE GP AIV, L.L.C., its general partner

By:
Name:
Title:

1 Note to Draft: To add signature blocks for any other “Controlling Holders” as of the time of execution.

CEOF II Coinvestment (DE), L.P. By: CEOF II DE AIV GP, L.P., its general partner By: CEOF II DE GP AIV, L.L.C., its general partner

By:
Name:
Title:

CEOF II Coinvestment B (DE), L.P. By: CEOF II DE AIV GP, L.P., its general partner By: CEOF II DE GP AIV, L.L.C., its general partner

By:
Name:
Title:

[Signature Page to Amendment and Termination Agreement]